                                                              TYPE>EX 10.36


                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT,


                          DATED AS OF OCTOBER 28, 1999


                                  BY AND AMONG


                          GLOBAL VACATION GROUP, INC.,


                           THE LENDERS PARTY HERETO,



                                      AND



                 THE BANK OF NEW YORK, AS ADMINISTRATIVE AGENT



                           BNY CAPITAL MARKETS, INC.,
                       AS LEAD ARRANGER AND BOOK MANAGER

                          GLOBAL VACATION GROUP, INC.
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                               TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS AND RULES OF INTERPRETATION   5
   SECTION 1.1 DEFINITIONS...............................................................................5
   SECTION 1.2. ACCOUNTING TERMS........................................................................25
   SECTION 1.3. RULES OF INTERPRETATION.................................................................25

ARTICLE 2. AMOUNT AND TERMS OF EXTENSIONS OF CREDIT  26

   SECTION 2.1. REVOLVING LOANS.........................................................................26
   SECTION 2.2. PROCEDURE FOR BORROWING.................................................................26
   SECTION 2.3. TERMINATION OR REDUCTION OF COMMITMENTS.................................................27
   SECTION 2.4. PREPAYMENTS OF REVOLVING LOANS..........................................................29
   SECTION 2.5. LETTERS OF CREDIT.......................................................................30
   SECTION 2.6. PAYMENTS; PRO RATA TREATMENT AND SHARING OF SET-OFFS....................................32
   SECTION 2.7. CASH COLLATERAL ACCOUNT.................................................................33

ARTICLE 3. INTEREST, FEES, YIELD PROTECTIONS, ETC.   34

   SECTION 3.1. INTEREST RATE AND PAYMENT DATES.........................................................34
   SECTION 3.2. FEES....................................................................................35
   SECTION 3.3. CONVERSIONS.............................................................................35
   SECTION 3.4. CONCERNING INTEREST PERIODS.............................................................36
   SECTION 3.5. FUNDING LOSS............................................................................36
   SECTION 3.6. INCREASED COSTS; ILLEGALITY, ETC........................................................36
   SECTION 3.7. TAXES...................................................................................38
   SECTION 3.8. REGISTER................................................................................38

ARTICLE 4. REPRESENTATIONS AND WARRANTIES   39

   SECTION 4.1. ORGANIZATION AND POWER..................................................................39
   SECTION 4.2. AUTHORIZATION; ENFORCEABILITY...........................................................39
   SECTION 4.3. APPROVALS; NO CONFLICTS.................................................................39
   SECTION 4.4. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.........................................39
   SECTION 4.5. PROPERTIES, ETC.........................................................................40
   SECTION 4.6. LITIGATION..............................................................................40
   SECTION 4.7. ENVIRONMENTAL MATTERS...................................................................40
   SECTION 4.8. COMPLIANCE WITH LAWS AND AGREEMENTS; NO DEFAULT.........................................41
   SECTION 4.9. INVESTMENT COMPANIES AND OTHER REGULATED ENTITIES.......................................41
   SECTION 4.10. FEDERAL RESERVE REGULATIONS............................................................41
   SECTION 4.11. ERISA..................................................................................41
   SECTION 4.12. TAXES..................................................................................41
   SECTION 4.13. SUBSIDIARIES...........................................................................41
   SECTION 4.14. ABSENCE OF CERTAIN RESTRICTIONS........................................................42
   SECTION 4.15. LABOR RELATIONS........................................................................42
   SECTION 4.16. INSURANCE..............................................................................42
   SECTION 4.17. NO MISREPRESENTATION...................................................................42
   SECTION 4.18. FINANCIAL CONDITION....................................................................42
   SECTION 4.19. YEAR 2000..............................................................................42
   SECTION 4.20. MATERIAL AGREEMENTS....................................................................43
   SECTION 4.21. ACCOUNTS...............................................................................43

ARTICLE 5. CONDITIONS TO EFFECTIVENESS      43

   SECTION 5.1. EVIDENCE OF ACTION......................................................................43
   SECTION 5.2. THIS AGREEMENT..........................................................................43
   SECTION 5.3. NOTES...................................................................................43

   SECTION 5.4. OPINION OF COUNSEL TO THE LOAN PARTIES..................................................43
   SECTION 5.5. PERFECTION CERTIFICATE..................................................................43
   SECTION 5.6. ABSENCE OF MATERIAL ADVERSE CHANGE......................................................43
   SECTION 5.7. OFFICER'S CERTIFICATE...................................................................44
   SECTION 5.8. AMENDMENT TO SECURITY AGREEMENT.........................................................44
   SECTION 5.8. FEES AND EXPENSES.......................................................................44
   SECTION 5.9. OTHER DOCUMENTS.........................................................................44

ARTICLE 6. CONDITIONS TO EACH EXTENSION OF CREDIT    44

   SECTION 6.1. COMPLIANCE..............................................................................44
   SECTION 6.2. CREDIT REQUEST..........................................................................44
   SECTION 6.3. LAW.....................................................................................44

ARTICLE 7. AFFIRMATIVE COVENANTS    44

   SECTION 7.1. FINANCIAL STATEMENTS AND INFORMATION....................................................45
   SECTION 7.2. NOTICE OF MATERIAL EVENTS...............................................................46
   SECTION 7.3. EXISTENCE; CONDUCT OF BUSINESS..........................................................47
   SECTION 7.4. PAYMENT OF OBLIGATIONS..................................................................47
   SECTION 7.5. MAINTENANCE OF PROPERTIES...............................................................47
   SECTION 7.6. INSURANCE...............................................................................47
   SECTION 7.7. BOOKS AND RECORDS; INSPECTION RIGHTS....................................................47
   SECTION 7.8. COMPLIANCE WITH LAWS....................................................................47
   SECTION 7.9. ADDITIONAL SUBSIDIARIES.................................................................47
   SECTION 7.10. ADDITIONAL COLLATERAL..................................................................48
   SECTION 7.11. HEDGING AGREEMENTS.....................................................................48
   SECTION 7.12. CONTROL AGREEMENTS.....................................................................48
   SECTION 7.13. POST CLOSING DELIVERIES................................................................49

ARTICLE 8. NEGATIVE COVENANTS       49

   SECTION 8.1. INDEBTEDNESS............................................................................49
   SECTION 8.2. NEGATIVE PLEDGE.........................................................................50
   SECTION 8.3. FUNDAMENTAL CHANGES.....................................................................51
   SECTION 8.4. INVESTMENTS, LOANS, ADVANCES AND GUARANTEES.............................................51
   SECTION 8.5. ACQUISITIONS............................................................................52
   SECTION 8.6. DISPOSITIONS............................................................................53
   SECTION 8.7. RESTRICTED PAYMENTS.....................................................................53
   SECTION 8.8. HEDGING AGREEMENTS......................................................................54
   SECTION 8.9. SALE AND LEASE-BACK TRANSACTIONS........................................................54
   SECTION 8.10. LINES OF BUSINESS......................................................................54
   SECTION 8.11. TRANSACTIONS WITH AFFILIATES...........................................................54
   SECTION 8.12. USE OF PROCEEDS........................................................................54
   SECTION 8.13. RESTRICTIVE AGREEMENTS.................................................................54
   SECTION 8.14. FINANCIAL COVENANTS....................................................................55
   SECTION 8.15. ACCOUNTS...............................................................................57

ARTICLE 9. DEFAULTS        57

   SECTION 9.1. EVENTS OF DEFAULT.......................................................................57
   SECTION 9.2. CONTRACT REMEDIES.......................................................................58

ARTICLE 10. THE ADMINISTRATIVE AGENT        59

   SECTION 10.1. APPOINTMENT............................................................................59
   SECTION 10.2. INDIVIDUAL CAPACITY....................................................................59
   SECTION 10.3. EXCULPATORY PROVISIONS.................................................................59






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

   SECTION 10.4. RELIANCE BY ADMINISTRATIVE AGENT.......................................................60
   SECTION 10.5. RELIANCE BY ADMINISTRATIVE AGENT.......................................................60
   SECTION 10.6. RESIGNATION; SUCCESSOR ADMINISTRATIVE AGENT............................................60
   SECTION 10.7. NON-RELIANCE ON OTHER CREDIT PARTIES...................................................60

ARTICLE 11. OTHER PROVISIONS        61

   SECTION 11.1. AMENDMENTS AND WAIVERS.................................................................61
   SECTION 11.2. NOTICES................................................................................62
   SECTION 11.3. SURVIVAL...............................................................................62
   SECTION 11.4. EXPENSES; INDEMNITY....................................................................62
   SECTION 11.5. SUCCESSORS AND ASSIGNS.................................................................63
   SECTION 11.6. COUNTERPARTS; INTEGRATION..............................................................64
   SECTION 11.7. SEVERABILITY...........................................................................64
   SECTION 11.8. GOVERNING LAW..........................................................................64
   SECTION 11.9. JURISDICTION; SERVICE OF PROCESS.......................................................64
   SECTION 11.10. WAIVER OF TRIAL BY JURY...............................................................65
   SECTION 11.11. SAVINGS CLAUSE........................................................................65


     EXHIBITS:
     --------
     Exhibit A                     Form of Note
     Exhibit B                     Form of Credit Request
     Exhibit C                     Form of Notice of Conversion
     Exhibit D                     Form of Compliance Certificate
     Exhibit E                     Form of Assignment and Acceptance Agreement
     Exhibit F                     Form of Intercompany Subordination Agreement


     SCHEDULES:
     ---------
     Schedule 4.3                  Exceptions to Section 4.3 (Consents and Approvals)
     Schedule 4.6                  Litigation
     Schedule 4.7                  Environmental Matters
     Schedule 4.13                 Subsidiaries; Capitalization
     Schedule 4.16                 Insurance
     Schedule 4.21                 List of Accounts
     Schedule 8.1                  Existing Indebtedness
     Schedule 8.2                  Existing Liens
     Schedule 8.4                  Existing Investments









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




         SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 28, 1999, by and among Global Vacation Group, Inc., a New York corporation (the "BORROWER"), the several banks and other parties from time to time parties hereto (the "LENDERS") and THE BANK OF NEW YORK ("BNY"), as administrative agent for each of the other Credit Parties hereto (in such capacity, the "ADMINISTRATIVE AGENT").

                                    RECITALS

         A. On February 19, 1999, the Borrower, the lenders party thereto and the Administrative Agent entered into a First Amended and Restated Credit Agreement (as amended up to, but excluding, the Second Restatement Date, the "EXISTING CREDIT AGREEMENT") pursuant to which the Lenders agreed to make Revolving Loans and Acquisition Loans to the Borrower and the Issuer agreed to issue Letters of Credit for the account of the Borrower.

         B. Immediately prior to the effectiveness of this Agreement, (i) the Aggregate Revolving Commitment under the Existing Credit Agreement is $10,000,000, (ii) the Aggregate Acquisition Loan Commitment under the Existing Credit Agreement is $35,000,000, and (iii) the aggregate outstanding principal balance of the Acquisition Loans under the Existing Credit Agreement (the "EXISTING ACQUISITION LOANS") is approximately $35,000,000.

         C. The Borrower, the Lenders and the Administrative Agent desire to amend and restate the Existing Credit Agreement upon the terms, and subject to the conditions, contained herein.

         D. On the Second Restatement Date (as defined below), (i) the Acquisition Loan Commitment of each Lender is to be combined with such Lender's Revolving Commitment, (ii) the outstanding Acquisition Loans of each Lender are to be converted to Revolving Loans and (iii) the Aggregate Revolving Commitment (after the combination referred to above) is to be permanently reduced to $41,000,000.

         E. For convenience, this Agreement is dated as of October 28, 1999 (the "SECOND RESTATEMENT DATE") and references to certain matters related to the period prior hereto have been deleted.

         In consideration of the Recitals, the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.      DEFINITIONS AND RULES OF INTERPRETATION

SECTION 1.1 DEFINITIONS

         As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

          "ABR ADVANCES" means the Revolving Loans (or any portions thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

         "ACCOUNTANTS" means Arthur Andersen, LLP (or any successor thereto), or such other firm of certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Administrative Agent.

         "ACQUISITION" has the meaning set forth in Section 8.5.

         "ACQUISITION CONSIDERATION" has the meaning set forth in Section
   8.5(c).

         "ADDITIONAL PLEDGE AGREEMENT" has the meaning set forth in Section 7.9(b).

         "ADVANCE" means an ABR Advance or a Eurodollar Advance.

         "AFFILIATE" means as to any Person (i) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (ii) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, ten percent (10%) or more on a consolidated basis of the equity or beneficial interest of such Person, (iii) any other Person which at the time owns, or has the right to acquire, directly or indirectly, ten percent (10%) or more of any class of the capital stock or beneficial interest of such Person, (iv) any executive officer, director or trustee of such Person, and (v) when used with respect to an individual, a spouse, any ancestor or descendant, or any other relative (by blood, adoption or marriage), within the third degree of such individual, provided, however, that for purposes of this Agreement, Persons in which Thayer holds an interest which are not engaged in the Line of Business shall not be considered Affiliates.

         "AGGREGATE REVOLVING COMMITMENT" means, at any time, the sum at such time of the Revolving Commitments of all Lenders. As of the Second Restatement Date and after giving effect to the combination of the Revolving Commitments and the Acquisition Loan Commitments of the Lenders and the reduction described in Recital D, the Aggregate Revolving Commitment is $41,000,000.

         "AGGREGATE REVOLVING EXPOSURE" means, at any time, the aggregate sum at such time of the Revolving Exposures of all Lenders.

         "AGREEMENT" means this Second Amended and Restated Credit Agreement.

         "ALTERNATE BASE RATE" means on any date, a rate of interest per annum equal to the higher of (i) the Federal Funds Effective Rate in effect on such date plus 1/2 of 1% or (ii) the Prime Rate in effect on such date.

         "AMENDMENT DOCUMENTS" means, collectively, this Agreement, the Notes and Amendment No. 1 to the Security Agreement.

         "APPLICABLE MARGIN" means:

                  (a) During the period from September 30, 1999 through September 30, 2000, (i) with respect to ABR Advances, 2.25%, (ii) with respect to Eurodollar Advances and Letter of Credit Fees, 3.50% and
         (iii) with respect to the Commitment Fee, 1.00%.

                  (b) For the period on and after October 1, 2000, at all times during the applicable periods set forth below: (i) with respect to ABR Advances, the percentage set forth below under the heading "ABR MARGIN" and adjacent to such period, (ii) with respect to Eurodollar Advances and Letter of Credit Fees, the percentage set forth below under the heading "EURODOLLAR MARGIN" and adjacent to such period and
         (iii) with respect to the Commitment Fee, the percentage set forth below under the heading "FEE MARGIN" and adjacent to such period:


=================================================================================================
WHEN THE LEVERAGE
RATIO IS GREATER
THAN OR EQUAL TO
                       AND LESS THAN         ABR MARGIN         EURODOLLAR AND          FEE
                                                                LC FEE MARGIN          MARGIN
-------------------------------------------------------------------------------------------------
     2.75:1.00                                 1.500%                2.500%            0.750%
-------------------------------------------------------------------------------------------------
     2.25:1.00           2.75:1.00             1.250%                2.250%            0.500%
-------------------------------------------------------------------------------------------------
                         2.25:1.00             1.000%                2.000%            0.500%
=================================================================================================

         Changes in the Applicable Margin resulting on and after October 1, 2000 from a change in the Leverage Ratio shall be based upon the Compliance Certificate most recently delivered under Section 7.1(c) and shall become effective on the day such Compliance Certificate is delivered to the Administrative Agent. Notwithstanding anything to the contrary in this definition, if the Borrower shall fail to deliver to the Administrative Agent such a Compliance Certificate on or prior to any date required hereby, the Leverage Ratio shall be deemed to be 2.75:1.00 from and including such date to the date of delivery to the Administrative Agent of such Compliance Certificate.

         "APPLICABLE PROCEEDS" means any and all proceeds of casualty insurance or condemnation held by the Administrative Agent pursuant to the Loan Documents in connection with a casualty or condemnation event for which the conditions for use thereof by the Borrower or any Subsidiary, as set forth in the Loan Documents, shall not have been satisfied.

         "ASSIGNMENT AND ACCEPTANCE AGREEMENT" means an assignment and acceptance agreement substantially in the form of Exhibit E.

         "BOARD" means the Board of Governors of the Federal Reserve System of the United States.

         "BORROWER OBLIGATIONS" means, collectively, (i) all of the obligations and liabilities of the Borrower under the Loan Documents, and (ii) all of the obligations and liabilities of the Borrower under each Secured Hedging Agreement, in each case whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired, and whether before or after the occurrence of any Event of Default under Section 9.1(h) or (i) and including any obligation or liability in respect of any breach of any representation or warranty and all post-petition interest and funding losses, whether or not allowed as a claim in any proceeding arising in connection with such an event.

         "BORROWING DATE" means any Business Day on which (i) the Lenders make Revolving Loans or (ii) the Issuer issues a Letter of Credit.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks located in New York City are authorized or required by law or other governmental action to be closed, provided that when used in connection with a Eurodollar Advance, the term shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "CAPITAL EXPENDITURES" means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP during such period for fixed or capital assets (excluding any capitalized interest and any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations and excluding any replacement assets acquired with the proceeds of insurance).

         "CAPITAL LEASE OBLIGATIONS" means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, (a) which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, or (b) which lease does not qualify as a Tax Operating Lease. For purposes of this definition, "TAX OPERATING LEASE" means any "synthetic lease", and any other lease (i) that is treated as a lease for purposes of the Code, and (ii) the lessor under which is treated as the owner of the assets subject to the lease for purposes of the Code.

         "CAPITAL STOCK" means, as to any Person, all shares, interests, partnership interests, limited liability company interests, participations, rights in or other equivalents (however designated) of such Person's equity (however designated) and any rights, warrants or options exchangeable for or convertible into such shares, interests, participations, rights or other equity.

         "CASH COLLATERAL" has the meaning set forth in Section 2.7.

         "CASH COLLATERAL ACCOUNT" has the meaning set forth in Section 2.7.

         "CASH EQUIVALENTS" means Dollar denominated investments in (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in full support thereof) having maturities of not more than one year from the date of acquisition,
   (ii) time deposits, certificates of deposit and bankers acceptances maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank having a combined capital surplus and undivided profits of not less than $100,000,000 and whose (or whose parent company's) unsecured non-credit supported short-term debt rating at the time of such acquisition is the highest credit rating obtainable from S&P and Moody's or, if rated by only one such rating agency, the highest credit rating obtainable from such rating agency, (iii) commercial paper maturing within 90 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's, (iv) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (v) normal business banking accounts, and (vi) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

         "CHANGE IN CONTROL" means the occurrence of one or more of the following events:

                  (a) except in connection with one or more Equity Issuances after the Second Restatement Date, the acquisition directly or indirectly by any Person, or two or more persons acting in concert, other than Thayer, of beneficial ownership of a percentage of the outstanding voting stock of the Borrower that exceeds in the aggregate the percentage of such voting stock then beneficially owned or controlled, directly or indirectly, by Thayer;

                  (b) the failure of Thayer (and/or its Affiliates) to own and control, directly or indirectly (free and clear of all Liens), at any time (i) all of the Capital Stock of the Borrower that is owned and controlled by Thayer on the Second Restatement Date (approximately 9,000,000 shares of common stock), as the same may be adjusted to reflect stock splits, reverse stock splits, stock dividends or other distributions of Capital Stock, or (ii) at least 20% (in the aggregate on a fully diluted basis and free and clear of all Liens) of the Capital Stock (including 20% in the aggregate of the voting rights of the outstanding voting stock) of the Borrower; and

                  (c) the failure of the Borrower or a Subsidiary Guarantor to own and control all of the Capital Stock of each Subsidiary, free and clear of all Liens except for Liens in favor of the Administrative Agent.

         For purposes of this definition, (i) the terms "person" and "group" shall have the respective meanings ascribed thereto in Sections 13(d) and 14(d)(2) of the Exchange Act, (ii) the term "beneficial owner" shall have the meaning ascribed thereto in Rule 13d-3 under the Exchange Act, and (iii) the term "voting stock" shall mean all outstanding shares of any class or classes (however designated) of Capital Stock of the Borrower entitled to vote generally in the election of members of the Managing Person thereof.

         "CHANGE IN LAW" means (i) the adoption of any law, rule or regulation after the Original Effective Date, (ii) the issuance or promulgation after the Original Effective Date of any directive, guideline or request from any Governmental Authority (whether or not having the force of law), or (iii) any change after the Original Effective Date in the interpretation of any existing law, rule, regulation, directive, guideline or request by any Governmental Authority charged with the administration thereof.

         "CODE" means the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

         "COLLATERAL" means any and all "COLLATERAL", as defined in any Security Document.

         "COMMITMENT FEE" has the meaning set forth in Section 3.2(a).

         "COMMITMENT TERMINATION DATE" means January 31, 2002, or such earlier date upon which the Revolving Commitments shall terminate or the Aggregate Revolving Commitment shall otherwise equal zero.

         "COMMITMENTS" means, collectively, the Revolving Commitments and the Letter of Credit Commitment, each a "COMMITMENT".

         "COMPLIANCE CERTIFICATE" has the meaning set forth in Section 7.1(c).

         "CONTROL AGREEMENT" has the meaning specified in Section 7.12.

         "CONVERSION DATE" means the date on which: (i) a Eurodollar Advance is converted to an ABR Advance, (ii) an ABR Advance is converted to a Eurodollar Advance or (iii) a Eurodollar Advance is converted to, or continued as, a new Eurodollar Advance.

         "CREDIT PARTY" means the Administrative Agent, the Issuer or a Lender, as the case may be.

         "CREDIT REQUEST" means a request for Revolving Loans or a Letter of Credit substantially in the form of Exhibit B.

         "CUSTOMARY LIEN" means any of the following: (i) any Lien imposed by law for Taxes that are not yet due or are being contested in compliance with
   Section 7.4, provided that enforcement of such Lien is stayed pending such contest; (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 7.4, provided that enforcement of each such Lien is stayed pending such contest; (iii) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations; (iv) deposits and pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (v) judgment liens in respect of judgments that would not cause an Event of Default under
   Section 9.1(j); (vi) zoning ordinances, easements, rights of way, minor defects, irregularities, and other similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and (vii) Liens created under the Loan Documents.

         "CUSTOMER DEPOSIT ASSETS" means, at any date of determination, the aggregate of all cash and Cash Equivalents of the Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) whether or not segregated to fund Customer Deposit Liabilities, in each case valued in accordance with GAAP.

         "CUSTOMER DEPOSIT LIABILITIES" means at any date of determination, the aggregate of all current and long term liabilities of the Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) in respect of customer deposits less, without duplication, any prepayment to suppliers for direct expenses attributable to vacation services in respect of which the Borrower or any Subsidiary has received customer deposits, as reflected on the consolidated balance sheet of the Borrower and its Subsidiaries.

         "CUSTOMER DEPOSIT RATIO" means at any date of determination, the ratio of (i) Customer Deposit Assets held by the Borrower and its Subsidiaries on such date to (ii) Customer Deposit Liabilities on such date.

         "DEFAULT" means any event or condition which constitutes an Event of Default or which, with the giving of notice, the lapse of time, or any other condition, would, unless cured or waived, become an Event of Default.

         "DISPOSITION" has the meaning set forth in Section 8.6.

         "DISQUALIFIED STOCK" means any Capital Stock of any Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part prior to the 367th day after the Payoff Date, provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require such Person to repurchase such Capital Stock upon the occurrence of certain events shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Borrower may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 8.7 of this Agreement.

         "DOLLARS" and "$" mean lawful currency of the United States of America.

         "DOMESTIC SUBSIDIARY" means any Subsidiary that is not a Foreign Subsidiary.

         "EBITDA" means, for any period, an amount equal to (i) net income of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period, plus (ii) the sum of, without duplication, each of the following with respect to the Borrower and its Subsidiaries to the extent utilized in determining such net income for such period, (a) cash interest expense, (b) cash income taxes paid, (c) depreciation, amortization and other non-cash charges, (d) extraordinary losses from sales, exchanges and other dispositions of Property not in the ordinary course of business and (e) for each period which includes September 30, 1999, a non-recurring charge taken as of September 30, 1999, for employee severance costs of approximately $310,000, minus (iii) the sum of, without duplication, each of the following with respect to the Borrower and its Subsidiaries, to the extent utilized in determining such net income for such period: extraordinary gains from sales, exchanges and other dispositions of property not in the ordinary course of business; provided, however, that, notwithstanding anything to the contrary contained herein, such amount shall be subject to such adjustments (including adjustments with respect to specific items referred to in clauses (i), (ii) and (iii) of this definition as the Borrower may hereafter request and the Required Lenders shall approve in their discretion exercised reasonably. Notwithstanding the foregoing, (i) for the fiscal quarters ending September 30, 1999 and December 31, 1999, EBITDA shall be calculated by adding a non-cash charge taken as of September 30, 1999 for the addition to the bad debt reserve of the Allied division of the Borrower in the amount of approximately $820,000, and (ii) for each period thereafter which includes September 30,

   1999, that portion of the amounts set forth in clause (i) above of to the extent that the Borrower has received a cash payment in respect of a purchase price adjustment described in Section 2.3(d)(vi).

         "ENVIRONMENTAL LAWS" has the meaning set forth in Section 4.7.

         "EQUITY ISSUANCE" means the issuance of any equity securities or the receipt of any capital contribution, in each case by the Borrower, other than (i) any issuance of equity securities to, or receipt of any such capital contribution from, the Borrower, or (ii) the issuance of common stock pursuant to a stock option plan, or for executive compensation, in either case in the ordinary course of business.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

         "ERISA AFFILIATE" means any Person which is a member of any group of organizations within the meaning of Sections 414(b) or (c) of the Code (or, solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, Sections 414(m) or (o) of the Code) of which the Borrower or any Subsidiary is a member.

         "ERISA EVENT" means (i) a "reportable event", as defined in Section 4043 of ERISA with respect to a Pension Plan (other than an event for which the 30-day notice period is waived), (ii) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (ii) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (iv) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (vi) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan; (vii) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; or (viii) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "EURODOLLAR ADVANCES" means, collectively, the Revolving Loans (or any portions thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

         "EURODOLLAR RATE" means, with respect each Eurodollar Advance, a rate of interest per annum, as determined by the Administrative Agent, obtained by dividing (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%)

         (a) the rate of interest per annum as determined by the Administrative Agent, equal to the rate, as reported by BNY to the Administrative Agent, quoted by BNY to leading banks in the London interbank eurodollar market as the rate at which BNY is offering dollar deposits in an amount approximately equal to its Revolving Percentage of such Eurodollar Advance and having a period to maturity approximately equal to the Interest Period applicable to such Eurodollar Advance at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, by

         (b) a number equal to 1.00 minus the aggregate of the then stated maximum rates during such Interest Period of all reserve requirements (including marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board and any other banking authority to which BNY and other major money center banks chartered under the laws of the United States or any State thereof are subject, in respect of eurocurrency funding (currently referred to as "eurocurrency liabilities" in Regulation D) without benefit of credit for proration, exceptions or offsets which may be available from time to time to BNY.

         "EVENT OF DEFAULT" has the meaning set forth in Section 9.1.

         "EXCESS CASH FLOW" means, in respect of any period, (i) an amount equal to the sum of EBITDA for such period plus Working Capital Decreases if any, during such period less (ii) the sum of each of the following with respect to the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP for such period: (a) Fixed Charges, (b) Capital Expenditures made during such period, (c) Working Capital Increases, if any, during such period and (d) all mandatory prepayments of the Revolving Loans pursuant to Section 2.4(b).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

         "EXCLUDED TAX" means as to any Person, a Tax imposed by one of the following jurisdictions or by any political subdivision or taxing authority thereof: (i) the United States, (ii) the jurisdiction in which such Person is organized, (iii) the jurisdiction in which such Person's principal office is located, (iv) in the case of each Credit Party, any jurisdiction in which such Credit Party is deemed to be doing business, (v) in the case of any Foreign Credit Party, any withholding tax that is imposed on amounts payable to such Foreign Credit Party at the time such Foreign Credit Party becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Credit Party's failure to comply with Section 3.7(c), except to the extent that such Foreign

   Credit Party (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to
   Section 3.7; which Tax (a) is any income tax or franchise tax imposed on all or part of the net income or net profits of such Person or (b) represents interest, fees or penalties for payment of any such income tax or franchise tax.

         "EXISTING ACQUISITION LOANS" has the meaning set forth in the Recitals.

         "EXISTING CREDIT AGREEMENT" has the meaning set forth in the Recitals.

         "EXTENSIONS OF CREDIT" means, collectively, the Revolving Loans, the Letters of Credit and any participations therein pursuant to Section 2.5(c).

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day on such transactions received by BNY as determined by BNY and reported to the Administrative Agent.

         "FEES" has the meaning set forth in Section 2.6(a).

         "FINANCIAL OFFICER" means, as to any Person, the chief financial officer or the treasurer of such Person or such other officer as shall be satisfactory to the Administrative Agent.

         "FIRST RESTATEMENT DATE" means February 19, 1999.

         "FIXED CHARGES" means, for the most recently completed twelve month period, the sum, without duplication, of each of the following with respect to the Borrower and the Subsidiaries for such period on a consolidated basis in accordance with GAAP: (i) all cash interest expense, (ii) principal amounts that became payable (whether or not paid and whether at the stated maturity, by acceleration or by reason of or redemption or otherwise but not by reason of an optional prepayment) by the Borrower or any Subsidiary in respect of Indebtedness of the Borrower or the Subsidiaries during such period, including mandatory principal prepayments of the Revolving Loans required to be made pursuant to Section 2.4(b)(vii) (resulting from the mandatory reduction of the Aggregate Revolving Commitment under Section 2.3(c)), but not including any other mandatory prepayment of the Revolving Loans required to be made pursuant to
   Section 2.4(b), (iii) cash income taxes paid and (iv) Capital Expenditures made by the Borrower or any of the Subsidiaries during such period. Notwithstanding the foregoing, solely for the purposes of calculating Fixed Charges for the twelve month period ending on December 31, 2000, Fixed Charges shall not include the prepayment required to be made in respect of the Scheduled Reduction Date occurring on December 31, 2000.

         "FIXED CHARGE COVERAGE RATIO" means, at any date of determination, the ratio of (a) EBITDA for Four Quarter Trailing Period, to (b) Fixed Charges for such period.

         "FOREIGN CREDIT PARTY" means any Credit Party that is organized under the laws of a country (or political subdivision thereof) other than the United States.

         "FOREIGN SUBSIDIARY" means any Subsidiary that is a "controlled foreign corporation" within the meaning of Section 957 of the Code.

         "FOUR QUARTER TRAILING PERIOD" means, at any date of determination, the four fiscal quarters ending on such date, or, if such date is not the last day of a fiscal quarter, the period of the most immediately completed four fiscal quarters.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States.

         "GOVERNMENTAL AUTHORITY" means any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

         "GUARANTEE" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or in effect guaranteeing any return on any investment made by another Person, or any Indebtedness, lease, dividend or other obligation (a "primary obligation") of any other Person (a "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guarantor, direct or indirect (i) to purchase any primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of a primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the beneficiary of any primary obligation of the ability of a primary obligor to make payment of a primary obligation, (iv) otherwise to assure or hold harmless the beneficiary of a primary obligation against loss in respect thereof, and (v) in respect of the liabilities of any partnership in which a secondary obligor is a general partner, except to the extent that such liabilities of such partnership are nonrecourse to such secondary obligor and its separate property, provided, however, that the term "Guarantee" shall not include the endorsement of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantor in good faith.

         "GRANT OF SECURITY INTEREST" means a grant of a security interest in copyrights and trademarks in the forms of Annex B-1 and B-2, respectively, to the Security Agreement or any other form approved by the Administrative Agent.

         "HEDGING AGREEMENT" means any interest rate swap, cap or collar arrangement or any other derivative product customarily offered by banks or other financial institutions to their customers in order to manage the exposure of such customers to interest rate fluctuations.

         "INDEBTEDNESS" means, as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money, (ii) indebtedness in respect of the deferred purchase price of property (other than trade payables incurred in the ordinary course of business), (iii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iv) obligations with respect to any conditional sale or title retention agreement, (v) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment thereof, (vi) liabilities secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned by such Person (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual statutory Liens arising in the ordinary course of business), even though such Person has not assumed or otherwise become liable for the payment thereof, (vii) Capital Lease Obligations, (viii) all obligations of such Person in respect of Disqualified Stock, and (ix) all Guarantees by such Person of Indebtedness of others. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, Indebtedness shall not include (a) any liability of any Person with respect to customer deposits and (b) contingent liabilities of any Person in respect of a contract to use the services or facilities of the other contracting party under which a signing bonus or similar payment is made to such Person and which contract requires a refund or rebate of all or a portion of such signing bonus or similar payment in the event that such Person's usage of the contracting party's services or facilities does not meet specified conditions, provided that (1) the amount of such contingent liabilities excluded from Indebtedness under this clause
   (b) in respect of any such contract shall not exceed the amount of the signing bonus or other similar payment received by such Person in cash and
   (2) the aggregate amount of such contingent liabilities excluded from Indebtedness under this clause (b) in respect of all such contracts shall not exceed $2,000,000.

         "INDEMNIFIED TAX" means as to any Person, any Tax, except (i) an Excluded Tax imposed on such Person and (ii) any interest, fees or penalties for late payment thereof imposed on such Person.

         "INSOLVENT" means, with respect to any Person, (a) the sum of the assets measured on a "going concern" basis (including goodwill as accounted for in accordance with GAAP) at a fair valuation, of such Person does not exceed its debts, (b) such Person has incurred debts beyond its ability to pay such debts as such debts mature, (c) such Person believes that, in the ordinary course of its business during the reasonably foreseeable future, it will incur debts beyond its ability to pay such debts as such debts mature, and (d) such Person has insufficient capital with which to conduct its business. For purposes of this definition only, "DEBT" means any liability on a claim, and "CLAIM" means any (i) right to payment, whether such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured, liquidated or unliquidated.

         "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, trade secrets, confidential or proprietary technical and business information and other similar property and all licenses related thereto.

         "INTERCOMPANY SUBORDINATION AGREEMENT" means a subordination agreement substantially in the form of Exhibit F.

         "INTEREST COVERAGE RATIO" means, as of the last day of any fiscal quarter, the ratio of EBITDA to cash interest expense (including fees and expenses associated with this Agreement to the extent to which such fees and expenses are expensed and classified as interest expense in accordance with
   GAAP), in each case for the Four Quarter Trailing Period.

         "INTEREST PERIOD" means, as to each Eurodollar Advance, the period commencing on, as the case may be, the Borrowing Date or Conversion Date with respect thereto and ending one, two or three months thereafter, in each case, as selected by the Borrower in its Credit Request or Notice of Conversion.

         "INVESTMENT GRADE SECURITY" means (i) in respect of a short term security, any such security rated at least A1/P1 or A2/P2 by S&P or Moody's (or an equivalent rating issued by a nationally recognized rating service) and (ii) in respect of a long term security, any such security rated at least BBB- or Baa3 by S&P or Moody's (or an equivalent rating issued by a nationally recognized rating service), provided, however, that any derivative, option, hedging or other speculative instrument shall not be considered to be an Investment Grade Security.

         "ISSUER" means BNY.

         "LETTERS OF CREDIT" has the meaning set forth in Section 2.5.

         "LETTER OF CREDIT FEES" has the meaning set forth in Section 3.2(b).

         "LETTER OF CREDIT COMMITMENT" means the commitment of the Issuer to issue Letters of Credit having an aggregate outstanding face amount up to $10,000,000.

         "LETTER OF CREDIT EXPOSURE" means in respect of any Lender at any time, an amount equal to (i) the sum (without duplication) at such time of
   (x) the aggregate undrawn face amount of the outstanding Letters of Credit,
   (y) the aggregate amount of unpaid drafts drawn on all Letters of Credit, and (z) the aggregate unpaid Reimbursement Obligations, multiplied by (ii) such Lender's Revolving Percentage at such time.

         "LEVERAGE RATIO" means, as of any date, the ratio of (i) Total Debt as of such date to (ii) EBITDA for the Four Quarter Trailing Period. EBITDA shall be computed on a consistent basis to reflect Acquisitions and Dispositions made by the Borrower and the Subsidiaries during the Four Quarter Trailing Period as if they occurred at the beginning of the Four Quarter Trailing Period.

         "LIEN" means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

         "LINE OF BUSINESS" means, the wholesale tour operators business serving the leisure travel industry and any business reasonably similar, complimentary, ancillary or related thereto.

         "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Security Documents, each Secured Hedging Agreement and all other agreements, instruments and documents executed or delivered in connection herewith.

         "LOAN PARTIES" means, collectively, the Borrower and each Subsidiary Guarantor.

         "MANAGING PERSON" means, with respect to any Person that is (i) a corporation, its board of directors, (ii) a limited liability company, its board of control, managing member or members, (iii) a limited partnership, its general partner, (iv) a general partnership or a limited liability partnership, its managing partner or executive committee or (v) any other Person, the managing body thereof or other Person analogous to the foregoing.

         "MARGIN STOCK" has the meaning set forth in Regulation U.

         "MATERIAL ADVERSE" means, with respect to any change or effect, a material adverse change in, or effect on, as the case may be, (i) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (ii) the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party, (iii) the rights of, or benefits available to, the Credit Parties under the Loan Documents, or (iv) the legality or enforceability of any Loan Document.

         "MATERIAL LIABILITIES" means, on any date, with respect to the Borrower, any Subsidiary or any combination thereof: (i) all Indebtedness (other than Indebtedness under the Loan Documents), (ii) the net termination obligations in respect of one or more Hedging Agreements (calculated as if such Hedging Agreements were terminated as of such date), and (iii) other liabilities, in each case (i.e. clauses (i), (ii) and (iii) above) whether as principal, guarantor, surety or other obligor, in an aggregate principal amount exceeding $250,000.

         "MATURITY DATE" means January 31, 2002, or such earlier date on which the Notes shall become due and payable, whether by acceleration or otherwise.

         "MINIMUM AMOUNT" means in respect of (i) ABR Advances, $500,000 or such amount plus a whole multiple of $100,000 in excess thereof, and (ii) Eurodollar Advances, $1,000,000 or such amount plus a whole multiple of $500,000 in excess thereof.

         "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

         "MULTIEMPLOYER PLAN" means a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "NET CASH PROCEEDS" means cash proceeds received from a Disposition, an Equity Issuance, the incurrence of Refinancing Debt, a casualty loss or a condemnation after deduction of taxes payable in cash in connection therewith and net of reasonable transaction expenses.

         "NET WORTH" means, at any date of determination, (i) the sum of, without duplication, all amounts which would be included under "shareholders' equity" or any analogous entry on a consolidated balance sheet of the Borrower determined in accordance with GAAP as of such date minus (ii) any preferred stock or other class of equity securities that, by its stated terms (or by the terms of any class of equity securities issuable upon conversion thereof or in exchange therefor), or upon the occurrence of any event, matures or is mandatorily redeemable, or is redeemable at the option of the holders thereof, in whole or in part prior to prior to the 367th day after the Payoff Date.

         "NOTES" means with respect to each Lender in respect of such Lender's Revolving Loans, a promissory note, substantially in the form of Exhibit A, payable to the order of such Lender, each such promissory note having been made by the Borrower and dated the Second Restatement Date, including all replacements thereof and substitutions therefor.

         "NOTICE OF CONVERSION" has the meaning set forth in Section 3.3(a).

          "ORGANIZATIONAL DOCUMENTS" means as to any Person which is (i) a corporation, the certificate or articles of incorporation and by-laws of such Person, (ii) a limited liability company, the limited liability company agreement or similar agreement of such Person, (iii) a partnership, the partnership agreement or similar agreement of such Person, or (iv) any other form of entity or organization, the organizational documents analogous to the foregoing.

         "ORIGINAL EFFECTIVE DATE" means March 27, 1998.

         "OTHER TAXES" means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents or otherwise with respect to, the Loan Documents.

         "PAYMENT OFFICE" the office of the Administrative Agent set forth in
   Section 11.2(b).

         "PAYOFF DATE" means the day on which the Obligations (as defined in the Security Agreement) have been paid in full in cash or Cash Equivalents.

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

         "PENSION PLAN" means, at any date of determination, any employee pension benefit plan (other than a Multiemployer Plan), the funding requirements of which (under Section 302 of ERISA or Section 412 of the Code) are, or at any time within the six years immediately preceding such date, were in whole or in part, the responsibility of the Borrower or any ERISA Affiliate.

         "PERFECTION CERTIFICATE" means a certificate in the form of Annex A to the Security Agreement or any other form approved by the Administrative Agent.

         "PERMITTED ACQUISITION" means an Acquisition permitted by Section 8.5.

         "PERMITTED LIENS" has the meaning set forth in Section 8.2.

         "PERSON" means a natural person, firm, partnership, limited liability company, joint venture, corporation, association, business enterprise, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of "ERISA AFFILIATE", a trade or business.

         "PRIME RATE" means the rate of interest per annum publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

         "REGULATION D, T, U AND X" mean Regulations D, T, U and X, respectively, of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "REFINANCING DEBT" has the meaning set forth in Section 8.1(g).

         "REFINANCING DEBT DOCUMENTS" has the meaning set forth in Section
   8.1(g).

         "REIMBURSEMENT OBLIGATION" means, collectively, the obligation of the Borrower to the Issuer with respect to each Letter of Credit and all documents, instruments and other agreements related thereto, including the obligation of the Borrower to reimburse the Issuer for amounts drawn under such Letter of Credit.

         "RELATED PARTIES" means, with respect to any Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "REQUIRED LENDERS" means, at any time, one or more Lenders having the sum of unused Revolving Commitments and Revolving Exposures greater than or equal to 51% of the sum of the unused Aggregate Revolving Commitment and Aggregate Revolving Exposure, provided, however, that if at any time there shall be only two Lenders, the term "REQUIRED LENDERS" shall mean both Lenders.

         "RESTRICTED PAYMENT" has the meaning set forth in Section 8.7.

         "REVOLVING COMMITMENT" means, in respect of any Lender, the maximum amount of such Lender's Revolving Exposure as set forth on the signature page of such Lender under the heading "REVOLVING COMMITMENT" or in an Assignment and

   Acceptance Agreement or other document pursuant to which it became a Lender, as such amount may be adjusted from time to time in accordance herewith.

         "REVOLVING EXPOSURE" means, with respect to any Lender as of any date, the sum as of such date of (i) the outstanding principal balance of such Lender's Revolving Loans, plus (ii) such Lender's Letter of Credit Exposure.

         "REVOLVING LOAN" and "REVOLVING LOANS" have the meaning set forth in
   Section 2.1(b).

         "REVOLVING PERCENTAGE" means, as of any date and with respect to each Lender, the percentage equal to a fraction (i) the numerator of which is the Revolving Commitment of such Lender on such date (or, if there are no Revolving Commitments on such date, on the last date upon which one or more Revolving Commitments were in effect), and (ii) the denominator of which is sum of the Revolving Commitments of all Lenders on such date (or, if there are no Revolving Commitments on such date, on the last date upon which one or more Revolving Commitments were in effect).

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "SCHEDULED REDUCTION DATE" has the meaning set forth in Section
   2.3(c).

         "SEC" means the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

         "SECOND RESTATEMENT DATE" has the meaning set forth in Recital E.

         "SECURED HEDGING AGREEMENT" means any Hedging Agreement entered into by the Borrower with a counterparty that was a Lender (or an Affiliate thereof) at the time such Hedging Agreement was entered into.

         "SECURED PARTIES" has the meaning set forth in the Security Agreement.

         "SECURITIES ACCOUNT" has the meaning set forth in the Security Agreement. Securities Account shall not include operating checking accounts maintained in the ordinary course of business.

         "SECURITY AGREEMENT" means the Security Agreement, dated as of March 27, 1998, by and among the Loan Parties party thereto and the Administrative Agent.

         "SECURITY DOCUMENTS" means, collectively, (i) the Security Agreement and the Subsidiary Guarantee, (ii) upon the execution and delivery thereof, the Intercompany Subordination Agreement, the Grants of Security Interest and each Control

   Agreement, and all other instruments and documents delivered pursuant to
   Section 7.9 or 7.10 to secure any of the Borrower Obligations or Guarantor Obligations (as defined in the Subsidiary Guarantee).

         "SUBSIDIARY" means, with respect to any Person (the "parent") at any date, any other Person (i) the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests or more than 50% of the profits or losses of which are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent. Unless otherwise qualified, all references to "SUBSIDIARY" or to "SUBSIDIARIES" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "SUBSIDIARY GUARANTOR" means each Subsidiary party to the Subsidiary Guarantee.

         "SUBSIDIARY GUARANTEE" means the Subsidiary Guarantee, dated as of March 27, 1998, by and among the Subsidiary Guarantors, the Borrower and the Administrative Agent.

         "TAX" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by a Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

         "THAYER" means Thayer Equity Investors III, L.P., a Delaware limited partnership.

         "TOTAL DEBT" means, as of any date, the sum of (i) all Indebtedness of the Borrower and the Subsidiaries, to the extent that as at such date such Indebtedness would appear on a consolidated balance sheet of the Borrower prepared in accordance with GAAP plus (ii) Indebtedness in respect of letters of credit (described in clause (v) of the definition of Indebtedness) plus (iii) obligations of the Borrower or any Subsidiary in excess of $3,700,000 in the aggregate to sureties in respect of surety bonds issued by sureties on behalf of the Borrower or any Subsidiary, (iv) an amount (not less than zero) equal to Customer Deposit Liabilities on such date less Customer Deposit Assets on such date.

         "TRANSACTIONS" means, collectively, the transactions contemplated by the Loan Documents.

         "UNCONSOLIDATED INVESTMENT" means, as of any date, any investment made by the Borrower or any Subsidiary in any other Person that, pursuant to GAAP as in effect on such date, would not be consolidated with the Borrower for financial reporting purposes immediately after giving effect to such investment.

         "UNITED STATES" means the United States of America.

         "WHOLLY OWNED" means, with respect to any Subsidiary of any Person, 100% of the outstanding Capital Stock of such Subsidiary is owned, directly or indirectly, by such Person.

         "WITHDRAWAL LIABILITY" means, with respect to any Person, liability of such Person to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         "WORKING CAPITAL" means, at any date of determination, the difference between (i) current assets of the Borrower and the Subsidiaries determined on a consolidated basis in accordance with GAAP minus (ii) current liabilities of the Borrower and the Subsidiaries determined on a consolidated in accordance with GAAP less the current portion of long term debt.

         "WORKING CAPITAL DECREASE" means, for any period, the result, if positive, obtained by subtracting Working Capital at the close of business on the last day of such period from Working Capital at the opening of business on the first day of such period.

         "WORKING CAPITAL INCREASE" means, for any period, the result, if positive, obtained by subtracting Working Capital at the opening of business on the first day of such period from Working Capital at the close of business on the last day of such period.

SECTION 1.2. ACCOUNTING TERMS

         As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in
   Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. If any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, the Credit Parties and the Borrower shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change and (ii) the Borrower shall provide to the Credit Parties financial statements and other documents required under this Agreement (or such other items as the Administrative Agent may reasonably request) setting forth a reconciliation between calculations of such ratio or requirement before and after giving effect to such change.

SECTION 1.3. RULES OF INTERPRETATION

   UNLESS EXPRESSLY PROVIDED IN A LOAN DOCUMENT TO THE CONTRARY, (i) THE WORDS "HEREOF", "HEREIN", "HERETO" AND "HEREUNDER" AND SIMILAR WORDS WHEN USED IN EACH LOAN DOCUMENT SHALL REFER TO SUCH LOAN DOCUMENT AS A WHOLE AND NOT TO ANY PARTICULAR PROVISION THEREOF, (ii) ARTICLE, SECTION, SUBSECTION, SCHEDULE AND EXHIBIT REFERENCES CONTAINED THEREIN SHALL REFER TO ARTICLE, SECTION, SUBSECTION, SCHEDULE AND EXHIBIT THEREOF OR THERETO, (iii) THE WORDS "INCLUDE" AND "INCLUDING", SHALL MEAN THAT THE SAME SHALL BE "INCLUDED, WITHOUT LIMITATION", (iv) ANY DEFINITION OF, OR REFERENCE TO, ANY AGREEMENT, INSTRUMENT, CERTIFICATE OR OTHER DOCUMENT HEREIN SHALL BE CONSTRUED AS REFERRING TO SUCH

   AGREEMENT, INSTRUMENT OR OTHER DOCUMENT AS FROM TIME TO TIME AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED, (v) ANY REFERENCE HEREIN TO ANY PERSON SHALL BE CONSTRUED TO INCLUDE SUCH PERSON'S SUCCESSORS AND ASSIGNS, (vi) THE WORDS "ASSET" AND "PROPERTY" SHALL BE CONSTRUED TO HAVE THE SAME MEANING AND TO REFER TO ANY AND ALL TANGIBLE AND INTANGIBLE ASSETS AND PROPERTIES, INCLUDING CASH, SECURITIES, ACCOUNTS AND CONTRACT RIGHTS, (vii) WORDS IN THE SINGULAR NUMBER INCLUDE THE PLURAL, AND WORDS USED THEREIN IN THE PLURAL INCLUDE THE SINGULAR, (viii) ANY REFERENCE TO A TIME SHALL REFER TO SUCH TIME IN NEW YORK, (ix) IN THE COMPUTATION OF PERIODS OF TIME FROM A SPECIFIED DATE TO A LATER SPECIFIED DATE, THE WORD "FROM" MEANS "FROM AND INCLUDING" AND THE WORDS "TO" AND "UNTIL" EACH MEANS "TO BUT EXCLUDING", AND
   (x) REFERENCES THEREIN TO A FISCAL PERIOD SHALL REFER TO THAT FISCAL PERIOD OF THE BORROWER.

   ARTICLE AND SECTION HEADINGS HAVE BEEN INSERTED IN THE LOAN DOCUMENTS FOR CONVENIENCE ONLY AND SHALL NOT BE CONSTRUED TO BE A PART THEREOF.

   ARTICLE 2. AMOUNT AND TERMS OF EXTENSIONS OF CREDIT

SECTION 2.1. REVOLVING LOANS

                  Prior to the Second Restatement Date, the Lenders made the Existing Acquisition Loans to the Borrower. Immediately prior to the effectiveness of this Agreement, the aggregate outstanding principal balance of the Existing Acquisition Loans was approximately $35,000,000. Subject to the terms and conditions hereof, the Existing Acquisition Loans are hereby converted to revolving credit loans, which revolving credit loans shall be combined with other revolving credit loans made under this Section 2.1. Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans in Dollars (each, together with a converted Acquisition Loan referred to in the previous sentence, a "Revolving Loan" and, as the context may require, collectively with all other Revolving Loans of such Lender and with the Revolving Loans of all other Lenders, the "Revolving Loans") to the Borrower from time to time on any Business Day during the period from the Second Restatement Date to the Commitment Termination Date, provided that after giving effect thereto (i) such Lender's Revolving Exposure would not exceed such Lender's Revolving Commitment, and (ii) the Aggregate Revolving Exposure would not exceed the Aggregate Revolving Commitment. During such period, the Borrower may borrow, prepay in whole or in part and reborrow under the Revolving Commitments, all in accordance with the terms and conditions of this Agreement. The outstanding principal balance of each Revolving Loan shall be due and payable on the Maturity Date.

SECTION 2.2. PROCEDURE FOR BORROWING

   Credit Request. TO REQUEST A REVOLVING LOAN, THE BORROWER SHALL NOTIFY THE ADMINISTRATIVE AGENT BY THE DELIVERY OF A CREDIT REQUEST, WHICH SHALL BE SENT BY FACSIMILE AND SHALL BE IRREVOCABLE (CONFIRMED PROMPTLY, AND IN ANY EVENT WITHIN FIVE BUSINESS DAYS, BY THE DELIVERY TO THE ADMINISTRATIVE AGENT OF A CREDIT REQUEST MANUALLY SIGNED BY THE BORROWER), NO LATER THAN 11:00 A.M., THREE BUSINESS DAYS PRIOR TO THE REQUESTED BORROWING DATE IN THE CASE OF EURODOLLAR ADVANCES AND 10:00 A.M., ON THE REQUESTED BORROWING DATE IN THE CASE OF ABR ADVANCES, SPECIFYING (A) THE AGGREGATE PRINCIPAL AMOUNT TO BE BORROWED, (B) THE REQUESTED BORROWING DATE, (C) WHETHER SUCH BORROWING IS TO CONSIST OF ONE OR MORE EURODOLLAR ADVANCES, ABR ADVANCES, OR A COMBINATION THEREOF AND (D) IF THE REVOLVING LOAN IS TO CONSIST OF ONE OR MORE EURODOLLAR ADVANCES, THE AMOUNT AND LENGTH OF THE INTEREST PERIOD FOR EACH EURODOLLAR ADVANCE. EACH CREDIT REQUEST SHALL BE ACCOMPANIED BY A REASONABLY DETAILED CALCULATION OF THE LEVERAGE RATIO ON A PRO FORMA BASIS IMMEDIATELY AFTER GIVING EFFECT TO SUCH REVOLVING LOAN. THE AMOUNT OF EACH
   (i) EURODOLLAR ADVANCE TO BE MADE ON A BORROWING DATE, WHEN AGGREGATED WITH ALL AMOUNTS TO BE CONVERTED TO, OR CONTINUED AS, A EURODOLLAR ADVANCE ON SUCH DATE AND HAVING THE SAME INTEREST PERIOD AS SUCH FIRST EURODOLLAR ADVANCE, SHALL

   EQUAL THE MINIMUM AMOUNT AND (ii) EACH ABR ADVANCE MADE ON EACH BORROWING DATE SHALL EQUAL THE MINIMUM AMOUNT OR, IF LESS, THE UNUSED PORTION OF THE AGGREGATE REVOLVING COMMITMENT.

   Funding by Lenders. UPON RECEIPT OF EACH CREDIT REQUEST, THE ADMINISTRATIVE AGENT SHALL PROMPTLY NOTIFY EACH LENDER THEREOF. SUBJECT TO ITS RECEIPT OF THE NOTICE REFERRED TO IN THE PRECEDING SENTENCE, EACH LENDER WILL MAKE THE AMOUNT OF ITS REVOLVING PERCENTAGE OF THE REQUESTED REVOLVING LOANS AVAILABLE TO THE ADMINISTRATIVE AGENT FOR THE ACCOUNT OF THE BORROWER AT THE PAYMENT OFFICE NOT LATER THAN 1:00 P.M. ON THE RELEVANT BORROWING DATE REQUESTED BY THE BORROWER, IN FUNDS IMMEDIATELY AVAILABLE TO THE ADMINISTRATIVE AGENT AT SUCH OFFICE. THE AMOUNTS SO MADE AVAILABLE TO THE ADMINISTRATIVE AGENT ON SUCH BORROWING DATE WILL THEN, SUBJECT TO THE SATISFACTION OF THE TERMS AND CONDITIONS OF THIS AGREEMENT, BE MADE AVAILABLE ON SUCH DATE TO THE BORROWER BY THE ADMINISTRATIVE AGENT AT THE PAYMENT OFFICE BY CREDITING THE ACCOUNT OF THE BORROWER ON THE BOOKS OF THE ADMINISTRATIVE AGENT AT SUCH OFFICE WITH THE AGGREGATE OF SAID AMOUNTS (IN LIKE FUNDS) RECEIVED BY THE ADMINISTRATIVE AGENT. THE FAILURE OF ANY LENDER TO PROVIDE SUCH LENDER'S SHARE OF THE REQUESTED REVOLVING LOANS SHALL NOT RELIEVE ANY OTHER LENDER OF ITS OBLIGATIONS HEREUNDER TO PROVIDE ITS SHARE OF THE REQUESTED REVOLVING LOANS.

   Failure to Fund. UNLESS THE ADMINISTRATIVE AGENT SHALL HAVE RECEIVED NOTICE PRIOR TO A PROPOSED BORROWING DATE (OR, IN THE CASE OF A BORROWING OF ABR ADVANCES, PRIOR TO 12:00 NOON ON SUCH BORROWING DATE) FROM A LENDER (BY TELEPHONE OR OTHERWISE, SUCH NOTICE TO BE PROMPTLY CONFIRMED BY FACSIMILE OR OTHER WRITING) THAT SUCH LENDER WILL NOT MAKE AVAILABLE TO THE ADMINISTRATIVE AGENT SUCH LENDER'S SHARE OF THE REQUESTED REVOLVING LOANS, THE ADMINISTRATIVE AGENT MAY ASSUME THAT SUCH LENDER HAS MADE SUCH SHARE AVAILABLE TO THE ADMINISTRATIVE AGENT ON THE BORROWING DATE IN ACCORDANCE WITH THIS SECTION AND, IN RELIANCE UPON SUCH ASSUMPTION, MAKE AVAILABLE TO THE BORROWER ON SUCH BORROWING DATE A CORRESPONDING AMOUNT. IF AND TO THE EXTENT SUCH LENDER SHALL NOT HAVE SO MADE SUCH SHARE AVAILABLE TO THE ADMINISTRATIVE AGENT, SUCH LENDER AND THE BORROWER SEVERALLY AGREE TO PAY TO THE ADMINISTRATIVE AGENT FORTHWITH ON DEMAND SUCH CORRESPONDING AMOUNT (TO THE EXTENT NOT PREVIOUSLY PAID BY THE OTHER), TOGETHER WITH INTEREST THEREON FOR EACH DAY FROM THE DATE SUCH AMOUNT IS MADE AVAILABLE TO THE BORROWER TO THE DATE SUCH AMOUNT IS PAID TO THE ADMINISTRATIVE AGENT, AT A RATE PER ANNUM EQUAL TO, IN THE CASE OF THE BORROWER, THE INTEREST RATE OTHERWISE APPLICABLE TO SUCH REVOLVING LOAN, AND, IN THE CASE OF SUCH LENDER, AT A RATE OF INTEREST PER ANNUM EQUAL TO THE GREATER OF THE FEDERAL FUNDS EFFECTIVE RATE AND A RATE DETERMINED BY THE ADMINISTRATIVE AGENT IN ACCORDANCE WITH BANKING INDUSTRY RATES ON INTERBANK COMPENSATION. IF SUCH LENDER SHALL PAY TO THE ADMINISTRATIVE AGENT SUCH CORRESPONDING AMOUNT, SUCH AMOUNT SO PAID SHALL CONSTITUTE SUCH LENDER'S REVOLVING LOAN AS PART OF THE RELEVANT BORROWING FOR PURPOSES OF THIS AGREEMENT.


SECTION 2.3. TERMINATION OR REDUCTION OF COMMITMENTS

   Voluntary Termination or Reductions. THE BORROWER MAY, UPON AT LEAST THREE BUSINESS DAYS' PRIOR WRITTEN NOTICE TO THE ADMINISTRATIVE AGENT, (i) AT ANY TIME WHEN THE AGGREGATE REVOLVING EXPOSURE SHALL BE ZERO, TERMINATE ALL OF THE REVOLVING COMMITMENTS, AND (ii) AT ANY TIME AND FROM TIME TO TIME WHEN
   (A) THE AGGREGATE REVOLVING COMMITMENT SHALL EXCEED THE AGGREGATE REVOLVING EXPOSURE (AFTER GIVING EFFECT TO ANY CONTEMPORANEOUS PAYMENT OR PREPAYMENT OF REVOLVING LOANS OR REIMBURSEMENT OBLIGATIONS) PERMANENTLY REDUCE THE AGGREGATE REVOLVING COMMITMENT BY A SUM NOT GREATER THAN THE AMOUNT OF SUCH EXCESS, PROVIDED, HOWEVER, THAT EACH SUCH PARTIAL REDUCTION SHALL BE IN THE AMOUNT OF $1,000,000 OR SUCH AMOUNT PLUS A WHOLE MULTIPLE OF $500,000 IN EXCESS THEREOF.

   Termination on Commitment Termination Date. UNLESS PREVIOUSLY TERMINATED, THE REVOLVING COMMITMENTS SHALL TERMINATE ON THE COMMITMENT TERMINATION DATE.

   Scheduled Reductions of the Aggregate Revolving Commitment. ON THE SECOND RESTATEMENT DATE, THE AGGREGATE REVOLVING COMMITMENT (AFTER GIVING EFFECT TO THE COMBINATION THEREOF WITH THE AGGREGATE ACQUISITION LOAN COMMITMENT (AS DEFINED IN THE EXISTING CREDIT AGREEMENT)) SHALL BE PERMANENTLY REDUCED TO $41,000,000. IN ADDITION, ON EACH DATE SET FORTH BELOW (EACH, A "Scheduled Reduction Date"), THE AGGREGATE REVOLVING COMMITMENT SHALL BE AUTOMATICALLY REDUCED TO THE FOLLOWING AMOUNTS:

======================================================================================
             SCHEDULED REDUCTION DATE                            AMOUNT
--------------------------------------------------------------------------------------
                 January 14, 2000                              $36,000,000
======================================================================================

======================================================================================
             SCHEDULED REDUCTION DATE                            AMOUNT
--------------------------------------------------------------------------------------
                December 31, 2000                              $31,000,000
--------------------------------------------------------------------------------------
                December 31, 2001                              $26,000,000
--------------------------------------------------------------------------------------
           Commitment Termination Date                             $0
======================================================================================

   Other Revolving Commitment Reductions. ON OR BEFORE EACH DATE SET FORTH BELOW, THE AGGREGATE REVOLVING COMMITMENT SHALL BE PERMANENTLY REDUCED BY THE AMOUNT SET FORTH BELOW AND APPLICABLE TO SUCH DATE:

      on the day of the occurrence of a Disposition described in Section 8.6(d), by an amount equal to 100% of the Net Cash Proceeds with respect to such Disposition in excess of the first $100,000 in the aggregate of such Net Cash Proceeds received with respect to Dispositions after the Second Restatement Date;

       on the earlier of the date the annual financial statements in respect of each fiscal year are delivered to the Administrative Agent pursuant to
   Section 7.1(a), or the 90th day following the end of each such fiscal year, by an amount equal to the following: (A) if the Leverage Ratio at the end of such fiscal year is greater than 2.50:1.00, 75% of Excess Cash Flow, and (B) if the Leverage Ratio at the end of such fiscal year is less than or equal to 2.50:1.00, 50% of Excess Cash Flow;

      upon receipt by the Borrower or any Subsidiary Guarantor of Net Cash Proceeds attributable to one or more Equity Issuances after the Second Restatement Date, by an amount equal to 100% of the first $10,000,000 of such Net Cash Proceeds;

      upon receipt by the Borrower or any Subsidiary of Net Cash Proceeds of Refinancing Debt, by an amount equal to 100% of such Net Cash Proceeds;

      in an amount equal to all Applicable Proceeds (i) in excess of amounts used to replace or repair any properties or (ii) which are not used or designated to replace or repair properties within one year after receipt thereof, provided that the Borrower or the applicable Subsidiary Guarantor shall have commenced the restoration or replacement process (including the making of appropriate filings and requests for approval) within 45 days after such casualty or after the receipt of any such condemnation proceeds, as the case may be, and diligently pursues the same through completion; and

      with respect to any Acquisition, upon the later of (x) January 14, 2000 and (y) the receipt by the Borrower or any Subsidiary of proceeds from any reduction, or refund of any portion of, the Acquisition Consideration paid in respect thereof resulting from any post-closing adjustment made in connection therewith, by an amount equal to 100% of such proceeds in excess of the first $800,000 thereof received after the Second Restatement Date;

   provided, however, that if on the date of any reduction of the Aggregate Revolving Commitment, the Aggregate Revolving Exposure exceeds the Aggregate Revolving Commitment after giving effect to such reduction and, if the Revolving Loans have been paid in full and the Letter of Credit Exposure of all Lenders is greater than zero, the Borrower shall deposit into the Cash Collateral Account an amount in cash that would cause the balance on deposit in the Cash Collateral Account to equal or exceed the Letter of Credit Exposure of all Lenders.

   Reductions of Letter of Credit Commitment. THE LETTER OF CREDIT COMMITMENT SHALL NOT BE REDUCED UNTIL SUCH TIME AS THE AGGREGATE REVOLVING COMMITMENT SHALL EQUAL SUCH LETTER OF CREDIT COMMITMENT, AND THEREAFTER SHALL IN EACH CASE BE REDUCED, AUTOMATICALLY, BY A SUM EQUAL TO THE AMOUNT OF EACH SUCH REDUCTION IN THE AGGREGATE REVOLVING COMMITMENT.


   Reductions in General. EACH REDUCTION OF THE REVOLVING LOAN COMMITMENT MADE PURSUANT TO SECTION 2.3(d) SHALL BE APPLIED TO THE REMAINING SCHEDULED REDUCTIONS OF THE AGGREGATE REVOLVING COMMITMENT SET FORTH IN SECTION 2.3(c) ON A PRO RATA BASIS. EACH REDUCTION OF THE AGGREGATE REVOLVING COMMITMENT SHALL BE MADE BY REDUCING EACH LENDER'S REVOLVING COMMITMENT BY AN AMOUNT EQUAL TO SUCH LENDER'S REVOLVING PERCENTAGE OF SUCH REDUCTION. SIMULTANEOUSLY WITH EACH REDUCTION OF THE AGGREGATE REVOLVING COMMITMENT, THE BORROWER SHALL PAY THE COMMITMENT FEE ACCRUED ON THE AMOUNT BY WHICH THE AGGREGATE REVOLVING COMMITMENT HAS BEEN REDUCED.

SECTION 2.4. PREPAYMENTS OF REVOLVING LOANS

   Voluntary Prepayments. THE BORROWER SHALL HAVE THE RIGHT AT ANY TIME AND FROM TIME TO TIME TO PREPAY ALL OR ANY PORTION OF THE REVOLVING LOANS WITHOUT PREMIUM OR PENALTY (BUT SUBJECT TO SECTION 3.5), BY DELIVERING TO THE ADMINISTRATIVE AGENT AN IRREVOCABLE WRITTEN NOTICE THEREOF AT LEAST ONE BUSINESS DAY PRIOR TO THE PROPOSED PREPAYMENT DATE, IN THE CASE OF REVOLVING LOANS CONSISTING OF ABR ADVANCES, AND AT LEAST THREE BUSINESS DAYS PRIOR TO THE PROPOSED PREPAYMENT DATE, IN THE CASE OF REVOLVING LOANS CONSISTING OF EURODOLLAR ADVANCES, SPECIFYING WHETHER THE REVOLVING LOANS TO BE PREPAID CONSIST OF ABR ADVANCES, EURODOLLAR ADVANCES, OR A COMBINATION THEREOF, THE AMOUNT TO BE PREPAID AND THE DATE OF PREPAYMENT, WHEREUPON THE AMOUNT SPECIFIED IN SUCH NOTICE SHALL BE DUE AND PAYABLE ON THE DATE SPECIFIED. UPON RECEIPT OF EACH SUCH NOTICE, THE ADMINISTRATIVE AGENT SHALL PROMPTLY NOTIFY EACH LENDER THEREOF. EACH PARTIAL PREPAYMENT OF THE REVOLVING LOANS PURSUANT TO THIS SUBSECTION SHALL BE IN AN AMOUNT EQUAL TO THE MINIMUM AMOUNT, OR, IF LESS, THE OUTSTANDING PRINCIPAL BALANCE OF THE REVOLVING LOANS. AFTER GIVING EFFECT TO ANY PARTIAL PREPAYMENT WITH RESPECT TO EURODOLLAR ADVANCES WHICH WERE MADE (WHETHER AS THE RESULT OF A BORROWING, A CONVERSION OR A CONTINUATION) ON THE SAME DATE AND WHICH HAD THE SAME INTEREST PERIOD, THE OUTSTANDING PRINCIPAL BALANCE OF SUCH EURODOLLAR ADVANCES SHALL EXCEED (SUBJECT TO SECTION 3.3) THE MINIMUM AMOUNT.

   Other Mandatory Prepayments. ON OR BEFORE EACH DATE SET FORTH BELOW, THE BORROWER SHALL PREPAY THE REVOLVING LOANS BY THE AMOUNT SET FORTH BELOW AND APPLICABLE TO SUCH DATE:

      on the day of the occurrence of a Disposition described in Section 8.6(d), by an amount equal to 100% of the Net Cash Proceeds with respect to such Disposition in excess of the first $100,000 in the aggregate of such Net Cash Proceeds received with respect to Dispositions after the Second Restatement Date;

      on the earlier of the date the annual financial statements in respect of each fiscal year are delivered to the Administrative Agent pursuant to
   Section 7.1(a), or the 90th day following the end of each such fiscal year, by an amount equal to the following: (A) if the Leverage Ratio at the end of such fiscal year is greater than 2.50:1.00, 75% of Excess Cash Flow, and (B) if the Leverage Ratio at the end of such fiscal year is less than or equal to 2.50:1.00, 50% of Excess Cash Flow;

      upon receipt by the Borrower or any Subsidiary Guarantor of Net Cash Proceeds attributable to one or more Equity Issuances after the Second Restatement Date, by an amount equal to 100% of the first $10,000,000 of such Net Cash Proceeds;

      upon receipt by the Borrower or any Subsidiary of Net Cash Proceeds of Refinancing Debt, by an amount equal to 100% of such Net Cash Proceeds;

      in an amount equal to all Applicable Proceeds (i) in excess of amounts used to replace or repair any properties or (ii) which are not used or designated to replace or repair properties within one year after receipt thereof, provided that the Borrower or the applicable Subsidiary Guarantor shall have commenced the restoration or replacement process (including the making of appropriate filings and requests for approval) within 45 days after such casualty or after the receipt of any such condemnation proceeds, as the case may be, and diligently pursues the same through completion;

      with respect to any Acquisition, upon the later of (x) January 14, 2000 and (y) the receipt by the Borrower or any Subsidiary of proceeds from any reduction, or refund of any portion of, the Acquisition Consideration paid in respect thereof resulting from any post-closing adjustment made in connection therewith, by an amount equal to 100% of such proceeds in excess of the first $800,000 thereof received after the Second Restatement Date; and
       simultaneously with each reduction or termination of the Aggregate Revolving Commitment, the Borrower shall prepay the Revolving Loans by an amount equal to the lesser of (A) the aggregate outstanding principal balance of the Revolving Loans, or (B) the excess of the Aggregate Revolving Exposure (giving effect to the prepayments required in clauses (i) through (vi) above) over the Aggregate Revolving Commitment as so reduced or terminated, provided that if after giving effect to such prepayment on a Scheduled Reduction Date, the aggregate outstanding principal balance of the Revolving Loans exceeds the amount set forth in the following table opposite such Scheduled Reduction Date, the Borrower shall make an additional prepayment of the Revolving Loans on such Scheduled Reduction Date in an amount equal to such excess:


==================================================================================
          SCHEDULED REDUCTION DATE                         AMOUNT
----------------------------------------------------------------------------------
              January 14, 2000                          $30,000,000
----------------------------------------------------------------------------------
              December 31, 2000                         $25,000,000
----------------------------------------------------------------------------------
              December 31, 2001                         $20,000,000
==================================================================================

   SIMULTANEOUSLY WITH EACH REDUCTION OR TERMINATION OF THE AGGREGATE REVOLVING COMMITMENT, IN THE EVENT THAT THE LETTER OF CREDIT COMMITMENT SHALL EXCEED THE AGGREGATE REVOLVING COMMITMENT AS SO REDUCED OR TERMINATED, THE LETTER OF CREDIT COMMITMENT SHALL BE AUTOMATICALLY REDUCED BY AN AMOUNT EQUAL TO SUCH EXCESS, PROVIDED THAT IF THE AGGREGATE LETTER OF CREDIT EXPOSURE OF ALL LENDERS EXCEEDS THE LETTER OF CREDIT COMMITMENT AS SO REDUCED OR TERMINATED, THE BORROWER SHALL IMMEDIATELY DEPOSIT INTO THE CASH COLLATERAL ACCOUNT SUCH AMOUNT, IN CASH, AS WOULD CAUSE THE BALANCE ON DEPOSIT IN THE CASH COLLATERAL ACCOUNT TO EQUAL OR EXCEED THE AGGREGATE LETTER OF CREDIT EXPOSURE OF ALL LENDERS.

   In General. SIMULTANEOUSLY WITH EACH PREPAYMENT OF A REVOLVING LOAN, THE BORROWER SHALL PREPAY ALL ACCRUED INTEREST ON THE AMOUNT PREPAID THROUGH THE DATE OF PREPAYMENT.

SECTION 2.5. LETTERS OF CREDIT

   Availability; Procedure. THE BORROWER MAY REQUEST THE ISSUER TO ISSUE STANDBY LETTERS OF CREDIT (THE "Letters of Credit"; EACH, INDIVIDUALLY, A "Letter of Credit") DURING THE PERIOD FROM THE SECOND RESTATEMENT DATE TO THE TENTH BUSINESS DAY PRIOR TO THE MATURITY DATE, PROVIDED THAT (i) IMMEDIATELY AFTER THE ISSUANCE OF EACH LETTER OF CREDIT, THE LETTER OF CREDIT EXPOSURE OF ALL LENDERS WOULD NOT EXCEED THE LETTER OF CREDIT COMMITMENT, AND (ii) THE AGGREGATE REVOLVING EXPOSURE WOULD NOT EXCEED THE AGGREGATE REVOLVING COMMITMENT. TO REQUEST THE ISSUANCE OF A LETTER OF CREDIT, THE BORROWER SHALL NOTIFY THE ADMINISTRATIVE AGENT AND THE ISSUER BY THE DELIVERY OF A CREDIT REQUEST, WHICH SHALL BE SENT BY FACSIMILE AND SHALL BE IRREVOCABLE (CONFIRMED PROMPTLY, AND IN ANY EVENT WITHIN FIVE BUSINESS DAYS, BY THE DELIVERY TO THE ADMINISTRATIVE AGENT OF A CREDIT REQUEST MANUALLY SIGNED BY THE BORROWER), AT LEAST THREE BUSINESS DAYS PRIOR TO THE REQUESTED DATE OF ISSUANCE, SPECIFYING (A) THE BENEFICIARY OF SUCH LETTER OF CREDIT, (B) THE BORROWER'S PROPOSAL AS TO THE CONDITIONS UNDER WHICH A DRAWING MAY BE MADE UNDER SUCH LETTER OF CREDIT AND THE DOCUMENTATION TO BE REQUIRED IN RESPECT THEREOF, (C) THE MAXIMUM AMOUNT TO BE AVAILABLE UNDER SUCH LETTER OF CREDIT, AND (D) THE REQUESTED DATES OF ISSUANCE AND EXPIRATION. SUCH CREDIT REQUEST SHALL BE ACCOMPANIED BY A DULY COMPLETED APPLICATION FOR SUCH LETTER OF CREDIT ON SUCH FORMS AS MAY BE MADE AVAILABLE FROM TIME TO TIME BY THE ISSUER AND SUCH OTHER CERTIFICATES, DOCUMENTS (INCLUDING A REIMBURSEMENT AGREEMENT) AND OTHER INFORMATION AS MAY BE REQUIRED BY THE ISSUER IN ACCORDANCE WITH ITS CUSTOMARY PROCEDURES (COLLECTIVELY, THE "Letter of Credit Documentation"). UPON RECEIPT OF SUCH CREDIT REQUEST FROM THE BORROWER, THE ADMINISTRATIVE AGENT SHALL PROMPTLY NOTIFY EACH LENDER THEREOF. SUBJECT TO THE SATISFACTION OF THE TERMS AND CONDITIONS OF THIS AGREEMENT, THE ISSUER SHALL ISSUE EACH REQUESTED LETTER OF CREDIT. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF THIS AGREEMENT AND ANY LETTER OF CREDIT DOCUMENTATION, THE PROVISIONS OF THIS AGREEMENT SHALL CONTROL.

   Terms of Letters of Credit. EACH LETTER OF CREDIT SHALL (i) BE DENOMINATED IN DOLLARS, (ii) BE ISSUED FOR THE ACCOUNT OF THE BORROWER AND IN SUPPORT OF OBLIGATIONS, CONTINGENT OR OTHERWISE, OF THE BORROWER OR ANY SUBSIDIARY ARISING IN THE ORDINARY COURSE OF BUSINESS, AND (iii) HAVE AN EXPIRATION DATE WHICH SHALL BE NOT LATER THAN THE EARLIER OF (A) TWELVE MONTHS AFTER THE DATE OF ISSUANCE THEREOF OR (B) FIVE

   BUSINESS DAYS BEFORE THE MATURITY DATE, PROVIDED THAT THE EXPIRATION DATE OF SUCH LETTER OF CREDIT MAY BE EXTENDED OR SUCH LETTER OF CREDIT MAY BE RENEWED, PROVIDED, FURTHER, THAT ANY RENEWAL, OR ANY EXTENSION OF ANY EXPIRY DATE, OF A LETTER OF CREDIT SHALL CONSTITUTE THE ISSUANCE OF SUCH LETTER OF CREDIT FOR ALL PURPOSES OF THIS AGREEMENT.

   Letter of Credit Participations. IMMEDIATELY UPON THE ISSUANCE OF A LETTER OF CREDIT, THE ISSUER SHALL BE DEEMED TO HAVE SOLD AND TRANSFERRED TO EACH LENDER, AND EACH LENDER SHALL BE DEEMED TO HAVE IRREVOCABLY AND UNCONDITIONALLY PURCHASED AND RECEIVED FROM THE ISSUER, WITHOUT RECOURSE OR WARRANTY, AN UNDIVIDED INTEREST AND PARTICIPATION, TO THE EXTENT OF SUCH LENDER'S REVOLVING PERCENTAGE THEREOF, IN SUCH LETTER OF CREDIT AND THE OBLIGATIONS OF BORROWER WITH RESPECT THERETO AND ANY SECURITY THEREFOR AND ANY GUARANTY PERTAINING THERETO AT ANY TIME EXISTING.

   Drawings on Letters of Credit. THE ISSUER SHALL PROMPTLY NOTIFY (i) EACH LENDER OF THE ISSUER'S RECEIPT OF A DRAWING REQUEST UNDER ANY LETTER OF CREDIT, STATING THE AMOUNT OF SUCH LENDER'S REVOLVING PERCENTAGE OF SUCH DRAWING REQUEST AND THE DATE ON WHICH SUCH REQUEST WILL BE HONORED AND (ii) BORROWER OF THE AMOUNT OF SUCH DRAWING REQUEST AND THE DATE ON WHICH SUCH REQUEST WILL BE HONORED. ANY FAILURE OF THE ISSUER TO GIVE OR ANY DELAY IN THE ISSUER'S GIVING ANY SUCH NOTICE SHALL NOT RELEASE OR DIMINISH THE OBLIGATIONS OF BORROWER OR ANY LENDER HEREUNDER. IN DETERMINING WHETHER TO PAY UNDER ANY LETTER OF CREDIT, THE ISSUER SHALL HAVE NO OBLIGATION TO ANY LENDER OR THE BORROWER OTHER THAN TO CONFIRM THAT ANY DOCUMENTS REQUIRED TO BE DELIVERED UNDER SUCH LETTER OF CREDIT HAVE BEEN DELIVERED AND THAT THEY APPEAR TO COMPLY ON THEIR FACE WITH THE REQUIREMENTS OF SUCH LETTER OF CREDIT. IN THE ABSENCE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE ISSUER, THE ISSUER SHALL HAVE NO LIABILITY TO ANY LENDER OR THE BORROWER FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IT UNDER OR IN CONNECTION WITH ANY LETTER OF CREDIT, INCLUDING ANY SUCH ACTION NEGLIGENTLY TAKEN OR NEGLIGENTLY OMITTED TO BE TAKEN BY IT.

   Reimbursement. THE BORROWER SHALL PAY TO THE ADMINISTRATIVE AGENT FOR THE ACCOUNT OF THE ISSUER ON DEMAND THEREFOR, IN DOLLARS IN IMMEDIATELY AVAILABLE FUNDS, THE AMOUNT OF ALL REIMBURSEMENT OBLIGATIONS OWING TO THE ISSUER UNDER ANY LETTER OF CREDIT, TOGETHER WITH INTEREST THEREON AS PROVIDED IN SECTION 3.1, IRRESPECTIVE OF ANY CLAIM, SETOFF, DEFENSE OR OTHER RIGHT WHICH THE BORROWER MAY HAVE AT ANY TIME AGAINST THE ISSUER OR ANY OTHER PERSON. IN THE EVENT THAT THE ISSUER MAKES ANY PAYMENT UNDER ANY LETTER OF CREDIT AND BORROWER SHALL NOT HAVE REPAID SUCH AMOUNT TO THE ISSUER WHEN DUE, THE ISSUER SHALL PROMPTLY NOTIFY EACH LENDER OF SUCH FAILURE, AND EACH LENDER SHALL PROMPTLY AND UNCONDITIONALLY PAY TO THE ADMINISTRATIVE AGENT, FOR THE ACCOUNT OF THE ISSUER, THE AMOUNT OF SUCH LENDER'S REVOLVING Percentage OF SUCH PAYMENT IN DOLLARS IN IMMEDIATELY AVAILABLE FUNDS ON THE BUSINESS DAY THE ISSUER SO NOTIFIES SUCH LENDER IF SUCH NOTICE IS GIVEN PRIOR TO 12:00 NOON OR, IF SUCH NOTICE IS GIVEN AFTER 12:00 NOON, SUCH LENDER SHALL MAKE ITS REVOLVING PERCENTAGE OF SUCH PAYMENT AVAILABLE TO THE ISSUER PRIOR TO 12:00 NOON ON THE NEXT SUCCEEDING BUSINESS DAY.

   Lenders' Obligations. IF AND TO THE EXTENT ANY LENDER SHALL NOT MAKE SUCH LENDER'S REVOLVING PERCENTAGE OF ANY REIMBURSEMENT OBLIGATIONS AVAILABLE TO THE ISSUER WHEN DUE IN ACCORDANCE WITH SECTION 2.5(e), SUCH LENDER AGREES TO PAY INTEREST TO THE ISSUER ON SUCH UNPAID AMOUNT FOR EACH DAY FROM THE DATE SUCH PAYMENT IS DUE UNTIL THE DATE SUCH AMOUNT IS PAID IN FULL TO THE ISSUER AT THE FEDERAL FUNDS EFFECTIVE RATE UNTIL (AND INCLUDING) THE THIRD BUSINESS DAY AFTER THE DATE DUE AND THEREAFTER AT THE ALTERNATE BASE RATE. THE OBLIGATIONS OF THE LENDERS UNDER THIS SECTION 2.5(f) ARE SEVERAL AND NOT JOINT OR JOINT AND SEVERAL, AND THE FAILURE OF ANY LENDER TO MAKE AVAILABLE TO THE ISSUER ITS REVOLVING PERCENTAGE OF ANY REIMBURSEMENT OBLIGATIONS WHEN DUE IN ACCORDANCE WITH SECTION 2.5(e) SHALL NOT RELIEVE ANY OTHER LENDER OF ITS OBLIGATION HEREUNDER TO MAKE ITS REVOLVING PERCENTAGE OF SUCH REIMBURSEMENT OBLIGATIONS SO AVAILABLE WHEN SO DUE, BUT NO LENDER SHALL BE RESPONSIBLE FOR THE FAILURE OF ANY OTHER LENDER TO MAKE SUCH OTHER LENDER'S REVOLVING PERCENTAGE OF SUCH REIMBURSEMENT OBLIGATIONS SO AVAILABLE WHEN SO DUE.

   Rescission. WHENEVER THE ISSUER RECEIVES A PAYMENT OF A REIMBURSEMENT OBLIGATION FROM OR ON BEHALF OF BORROWER AS TO WHICH THE ISSUER HAS RECEIVED ANY PAYMENT FROM A LENDER PURSUANT TO SECTION 2.5(e), THE ISSUER SHALL PROMPTLY PAY TO SUCH LENDER AN AMOUNT EQUAL TO SUCH LENDER'S REVOLVING PERCENTAGE OF SUCH PAYMENT FROM OR ON BEHALF OF BORROWER. IF ANY PAYMENT BY OR ON BEHALF OF BORROWER AND RECEIVED BY THE ISSUER WITH RESPECT TO ANY LETTER OF CREDIT IS RESCINDED OR MUST OTHERWISE BE RETURNED BY THE ISSUER FOR ANY REASON AND THE ISSUER HAS PAID TO ANY LENDER ANY

   PORTION THEREOF, EACH SUCH LENDER SHALL FORTHWITH PAY OVER TO THE ISSUER AN AMOUNT EQUAL TO SUCH LENDER'S REVOLVING PERCENTAGE OF THE AMOUNT WHICH MUST BE SO RETURNED BY THE ISSUER.

   Expenses. EACH LENDER, UPON THE DEMAND OF THE ISSUER, SHALL REIMBURSE THE ISSUER, TO THE EXTENT THE ISSUER HAS NOT BEEN REIMBURSED BY BORROWER AFTER DEMAND THEREFOR, FOR THE REASONABLE COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) INCURRED BY THE ISSUER IN CONNECTION WITH THE COLLECTION OF AMOUNTS DUE UNDER, AND THE PRESERVATION AND ENFORCEMENT OF ANY RIGHTS CONFERRED BY, ANY LETTER OF CREDIT OR THE PERFORMANCE OF THE ISSUER'S OBLIGATIONS AS ISSUER OF THE LETTERS OF CREDIT UNDER THIS AGREEMENT IN RESPECT THEREOF, TO THE EXTENT OF SUCH LENDER'S REVOLVING PERCENTAGE OF THE AMOUNT OF SUCH COSTS AND EXPENSES PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS TO THE EXTENT THE SAME RESULT SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ISSUER. THE ISSUER SHALL REFUND ANY COSTS AND EXPENSES REIMBURSED BY SUCH LENDER THAT ARE SUBSEQUENTLY RECOVERED FROM BORROWER IN AN AMOUNT EQUAL TO SUCH LENDER'S REVOLVING PERCENTAGE THEREOF.

   Obligations Absolute. THE OBLIGATION OF THE BORROWER TO REIMBURSE THE ISSUER PURSUANT TO THIS SECTION 2.5, AND THE OBLIGATION OF EACH LENDER TO MAKE AVAILABLE TO THE ISSUER THE AMOUNTS SET FORTH IN THIS SECTION 2.5 SHALL BE ABSOLUTE, UNCONDITIONAL AND IRREVOCABLE UNDER ANY AND ALL CIRCUMSTANCES, SHALL BE MADE WITHOUT REDUCTION FOR ANY SET-OFF, COUNTERCLAIM OR OTHER DEDUCTION OF ANY NATURE WHATSOEVER, MAY NOT BE TERMINATED, SUSPENDED OR DELAYED FOR ANY REASON WHATSOEVER, SHALL NOT BE SUBJECT TO ANY QUALIFICATION OR EXCEPTION AND SHALL BE MADE IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT UNDER ALL CIRCUMSTANCES, INCLUDING WITHOUT LIMITATION, ANY OF THE FOLLOWING CIRCUMSTANCES: (1) ANY LACK OF VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, (2) THE EXISTENCE OF ANY CLAIM, SETOFF, DEFENSE OR OTHER RIGHT WHICH BORROWER MAY HAVE AT ANY TIME AGAINST A BENEFICIARY NAMED IN A LETTER OF CREDIT, ANY TRANSFEREE OF ANY LETTER OF CREDIT (OR ANY PERSON FOR WHOM ANY SUCH TRANSFEREE MAY BE ACTING), THE ISSUER, ANY LENDER OR ANY OTHER PERSON, WHETHER IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, ANY LETTER OF CREDIT, THE TRANSACTIONS CONTEMPLATED IN THE LOAN DOCUMENTS OR ANY UNRELATED TRANSACTIONS (INCLUDING ANY UNDERLYING TRANSACTION BETWEEN BORROWER AND THE BENEFICIARY NAMED IN ANY SUCH LETTER OF CREDIT), (3) ANY DRAFT, CERTIFICATE OR ANY OTHER DOCUMENT PRESENTED UNDER ANY LETTER OF CREDIT PROVING TO BE FORGED, FRAUDULENT, INVALID OR INSUFFICIENT IN ANY RESPECT OR ANY STATEMENT THEREIN BEING UNTRUE OR INACCURATE IN ANY RESPECT, (4) THE SURRENDER OR IMPAIRMENT OF ANY COLLATERAL FOR THE PERFORMANCE OR OBSERVANCE OF ANY OF THE TERMS OF ANY OF THE LOAN DOCUMENTS, OR (5) THE OCCURRENCE OF ANY DEFAULT OR EVENT OF DEFAULT. NOTHING CONTAINED IN THIS SECTION 2.5(i), HOWEVER, SHALL REQUIRE THE BORROWER OR ANY LENDER TO REIMBURSE THE ISSUER FOR ANY AMOUNTS THAT BECOME DUE BY REASON OF THE ISSUER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

SECTION 2.6. PAYMENTS; PRO RATA TREATMENT AND SHARING OF SET-OFFS

   Payments Generally. (i) EXCEPT AS PROVIDED BELOW, ALL PAYMENTS, INCLUDING PREPAYMENTS, OF PRINCIPAL AND INTEREST ON THE REVOLVING LOANS, OF THE COMMITMENT FEE, THE LETTER OF CREDIT FEES AND OF ALL OTHER AMOUNTS TO BE PAID BY THE BORROWER UNDER THE LOAN DOCUMENTS AND ANY FEE LETTER WITH THE ADMINISTRATIVE AGENT AND/OR THE LENDERS (THE COMMITMENT FEE AND THE LETTER OF CREDIT FEES, TOGETHER WITH ALL OF SUCH OTHER FEES, BEING SOMETIMES HEREINAFTER COLLECTIVELY REFERRED TO AS THE "Fees") SHALL BE MADE TO THE ADMINISTRATIVE AGENT, PRIOR TO 1:00 P.M. ON THE DATE SUCH PAYMENT IS DUE, FOR THE ACCOUNT OF THE APPLICABLE CREDIT PARTIES AT THE PAYMENT OFFICE, IN DOLLARS AND IN IMMEDIATELY AVAILABLE FUNDS, WITHOUT SET-OFF, OFFSET, RECOUPMENT OR COUNTERCLAIM. THE FAILURE OF THE BORROWER TO MAKE ANY SUCH PAYMENT BY SUCH TIME SHALL NOT CONSTITUTE A DEFAULT, PROVIDED THAT SUCH PAYMENT IS MADE ON SUCH DUE DATE, BUT ANY SUCH PAYMENT MADE AFTER 1:00 P.M. ON SUCH DUE DATE SHALL BE DEEMED TO HAVE BEEN MADE ON THE NEXT BUSINESS DAY FOR THE PURPOSE OF CALCULATING INTEREST ON AMOUNTS OUTSTANDING ON THE REVOLVING LOANS. AS BETWEEN THE BORROWER AND EACH CREDIT PARTY, ANY PAYMENT BY THE BORROWER TO THE ADMINISTRATIVE AGENT FOR THE ACCOUNT OF SUCH CREDIT PARTY SHALL BE DEEMED TO BE PAYMENT BY THE BORROWER TO SUCH CREDIT PARTY. NOTWITHSTANDING THE FOREGOING, ALL PAYMENTS PURSUANT TO SECTIONS 3.5, 3.6, 3.7, AND 11.4 SHALL BE PAID DIRECTLY TO THE CREDIT PARTY ENTITLED THERETO. IF ANY PAYMENT UNDER THE LOAN DOCUMENTS SHALL BE DUE AND PAYABLE ON A DAY WHICH IS NOT A BUSINESS DAY, THE DUE DATE THEREOF (EXCEPT AS OTHERWISE PROVIDED WITH RESPECT TO INTEREST PERIODS)

   SHALL BE EXTENDED TO THE NEXT BUSINESS DAY AND (EXCEPT WITH RESPECT TO PAYMENTS IN RESPECT OF THE FEES) INTEREST SHALL BE PAYABLE AT THE APPLICABLE RATE SPECIFIED HEREIN DURING SUCH EXTENSION, PROVIDED, HOWEVER, THAT IF SUCH NEXT BUSINESS DAY WOULD BE AFTER THE MATURITY DATE, SUCH PAYMENT SHALL INSTEAD BE DUE ON THE IMMEDIATELY PRECEDING BUSINESS DAY.

                      (ii) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied
   (A) first, towards payment of interest and fees then due under the Loan Documents, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (B) second, towards payment of principal then due under the Loan Documents, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

   Set-off. IN ADDITION TO ANY RIGHTS AND REMEDIES OF THE CREDIT PARTIES PROVIDED BY LAW, UPON AND AFTER THE ACCELERATION OF ALL THE OBLIGATIONS OF THE BORROWER UNDER THE LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR AT ANY TIME UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT UNDER SECTIONS 9.1(a) OR (b), EACH CREDIT PARTY SHALL HAVE THE RIGHT, WITHOUT PRIOR NOTICE TO ANY LOAN PARTY, ANY SUCH NOTICE BEING EXPRESSLY WAIVED BY EACH LOAN PARTY TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, TO SET-OFF AND APPLY AGAINST ANY INDEBTEDNESS, WHETHER MATURED OR UNMATURED, OF SUCH LOAN PARTY TO SUCH CREDIT PARTY ANY AMOUNT OWING FROM SUCH CREDIT PARTY TO SUCH LOAN PARTY, AT, OR AT ANY TIME AFTER, THE HAPPENING OF ANY OF THE ABOVE-MENTIONED EVENTS. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, THE AFORESAID RIGHT OF SET-OFF MAY BE EXERCISED BY ANY CREDIT PARTY AGAINST SUCH LOAN PARTY OR AGAINST ANY TRUSTEE IN BANKRUPTCY, CUSTODIAN, DEBTOR IN POSSESSION, ASSIGNEE FOR THE BENEFIT OF CREDITORS, RECEIVER, OR EXECUTION, JUDGMENT OR ATTACHMENT CREDITOR OF SUCH LOAN PARTY, OR AGAINST ANYONE ELSE CLAIMING THROUGH OR AGAINST SUCH LOAN PARTY, OR SUCH TRUSTEE IN BANKRUPTCY, CUSTODIAN, DEBTOR IN POSSESSION, ASSIGNEE FOR THE BENEFIT OF CREDITORS, RECEIVER, OR EXECUTION, JUDGMENT OR ATTACHMENT CREDITOR, NOTWITHSTANDING THE FACT THAT SUCH RIGHT OF SET-OFF SHALL NOT HAVE BEEN EXERCISED BY SUCH CREDIT PARTY PRIOR TO THE MAKING, FILING OR ISSUANCE, OR SERVICE UPON SUCH CREDIT PARTY OF, OR OF NOTICE OF, ANY SUCH PETITION, ASSIGNMENT FOR THE BENEFIT OF CREDITORS, APPOINTMENT OR APPLICATION FOR THE APPOINTMENT OF A RECEIVER, OR ISSUANCE OF EXECUTION, SUBPOENA, ORDER OR WARRANT. EACH CREDIT PARTY AGREES PROMPTLY TO NOTIFY THE BORROWER AND THE ADMINISTRATIVE AGENT AFTER ANY SUCH SET-OFF AND APPLICATION MADE BY SUCH CREDIT PARTY, PROVIDED THAT THE FAILURE TO GIVE SUCH NOTICE SHALL NOT AFFECT THE VALIDITY OF SUCH SET-OFF AND APPLICATION.

   Adjustments. IF ANY LENDER SHALL OBTAIN ANY PAYMENT (WHETHER VOLUNTARY, INVOLUNTARY, THROUGH THE EXERCISE OF ANY RIGHT OF SET-OFF, OR OTHERWISE) IN RESPECT OF THE PRINCIPAL OF OR INTEREST ON ITS REVOLVING LOANS, RESULTING IN SUCH LENDER RECEIVING PAYMENT OF A GREATER PROPORTION OF THE AGGREGATE PRINCIPAL AMOUNT OF, OR ACCRUED INTEREST ON, SUCH REVOLVING LOAN THAN THE PROPORTION RECEIVED BY ANY OTHER LENDER, THEN THE LENDER RECEIVING SUCH GREATER PROPORTION SHALL PROMPTLY PURCHASE, AT FACE VALUE FOR CASH, PARTICIPATIONS IN THE REVOLVING LOANS TO THE EXTENT NECESSARY SO THAT THE BENEFIT OF SUCH PAYMENT SHALL BE SHARED BY THE LENDERS RATABLY IN ACCORDANCE WITH THE AGGREGATE AMOUNT OF PRINCIPAL OF AND ACCRUED INTEREST ON THEIR REVOLVING LOANS, PROVIDED, HOWEVER, THAT (d) IF ALL OR ANY PORTION OF SUCH PAYMENT IS THEREAFTER RECOVERED, SUCH PARTICIPATIONS SHALL BE RESCINDED AND THE PURCHASE PRICE RETURNED, IN EACH CASE TO THE EXTENT OF SUCH RECOVERY, AND (e) THE PROVISIONS OF THIS SECTION 2.6(c) SHALL NOT BE CONSTRUED TO APPLY TO ANY PAYMENT MADE BY THE BORROWER PURSUANT TO AND IN ACCORDANCE WITH THE EXPRESS TERMS OF THIS AGREEMENT OR ANY PAYMENT OBTAINED BY A LENDER AS CONSIDERATION FOR THE ASSIGNMENT OF OR SALE OF A PARTICIPATION IN ANY OF ITS REVOLVING LOANS TO ANY ASSIGNEE OR PARTICIPANT, OTHER THAN TO THE BORROWER OR ANY SUBSIDIARY OR AFFILIATE THEREOF (AS TO WHICH THE PROVISIONS OF THIS
   SECTION 2.6(c) SHALL APPLY). THE BORROWER AGREES THAT ANY LENDER THAT PURCHASED A PARTICIPATION PURSUANT TO THIS SUBSECTION MAY EXERCISE SUCH RIGHTS TO PAYMENT (INCLUDING THE RIGHT OF SET-OFF) WITH RESPECT TO SUCH PARTICIPATION AS FULLY AS SUCH LENDER WERE THE DIRECT CREDITOR OF THE BORROWER IN THE AMOUNT OF SUCH PARTICIPATION.

SECTION 2.7. CASH COLLATERAL ACCOUNT

                  At, or at any time before, the time the Borrower shall be required to make a deposit into the Cash Collateral Account, the Administrative Agent shall establish and maintain at its offices at One Wall Street, New York, New York in the name of the Borrower but under the sole dominion and control of the Administrative Agent, a cash collateral account designated as "Global Vacation Group, Inc./Cash

   Collateral Account" (the "CASH COLLATERAL ACCOUNT"). The Borrower may from time to time make one or more deposits into the Cash Collateral Account. The Borrower hereby pledges to the Administrative Agent for the benefit of the Credit Parties, a Lien on and security interest in the Cash Collateral Account and all sums at any time and from time to time on deposit therein (the Cash Collateral Account, together with all sums on deposit therein, being sometimes hereinafter collectively referred to as the "CASH COLLATERAL"), as collateral security for the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, of the Borrower Obligations. The Borrower agrees that at any time and from time to time at its expense, it will promptly execute and deliver to the Administrative Agent any further instruments and documents, and take any further actions, that may be necessary or that the Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Cash Collateral. The Borrower agrees that it will not (i) sell or otherwise dispose of any of the Cash Collateral, or (ii) create or permit to exist any Lien upon any of the Cash Collateral, except for Permitted Liens. The Borrower hereby authorizes the Administrative Agent, promptly after each drawing under any Letter of Credit shall become due and payable, to apply any and all cash on deposit in the Cash Collateral Account towards the reimbursement of the Issuer for all sums paid in respect of such drawing, and all other Borrower Obligations which shall then be due and owing.

   ARTICLE 3. INTEREST, FEES, YIELD PROTECTIONS, ETC.

SECTION 3.1. INTEREST RATE AND PAYMENT DATES

   Advances. EACH (i) ABR ADVANCE SHALL BEAR INTEREST AT A RATE PER ANNUM EQUAL TO THE ALTERNATE BASE RATE PLUS THE APPLICABLE MARGIN AND (ii) EURODOLLAR ADVANCE SHALL BEAR INTEREST AT A RATE PER ANNUM EQUAL TO THE EURODOLLAR RATE FOR THE APPLICABLE INTEREST PERIOD PLUS THE APPLICABLE MARGIN.

   Event of Default; Late Charges. NOTWITHSTANDING THE FOREGOING, AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, THE OUTSTANDING PRINCIPAL BALANCE OF THE REVOLVING LOANS SHALL BEAR INTEREST AT A RATE PER ANNUM EQUAL TO 2% PLUS THE RATE OTHERWISE APPLICABLE TO SUCH REVOLVING LOANS AS PROVIDED IN SUBSECTION (a) ABOVE. IF ANY INTEREST, REIMBURSEMENT OBLIGATION, FEE OR OTHER AMOUNT PAYABLE UNDER THE LOAN DOCUMENTS IS NOT PAID WHEN DUE (WHETHER AT THE STATED MATURITY THEREOF, BY ACCELERATION OR OTHERWISE), SUCH OVERDUE AMOUNT SHALL BEAR INTEREST AT A RATE PER ANNUM EQUAL TO THE ALTERNATE BASE RATE PLUS 2%, FROM THE DATE OF SUCH NONPAYMENT UNTIL PAID IN FULL (WHETHER BEFORE OR AFTER THE ENTRY OF A JUDGMENT THEREON). ALL SUCH INTEREST SHALL BE PAYABLE ON DEMAND.

   Payment of Interest. EXCEPT AS OTHERWISE PROVIDED IN SUBSECTION (b) ABOVE, INTEREST SHALL BE PAYABLE IN ARREARS ON THE FOLLOWING DATES AND UPON EACH PAYMENT (INCLUDING PREPAYMENT) OF THE REVOLVING LOANS:

      in the case of an ABR Advance, on the last Business Day of each month commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance;

      in the case of a Eurodollar Advance, on the last day of the Interest Period applicable thereto and, if such Interest Period is longer than one month, the last Business Day of each one month interval occurring during such Interest Period; and

      in the case of all Revolving Loans, the Maturity Date.

   Computations. INTEREST ON (i) ABR ADVANCES TO THE EXTENT BASED ON THE PRIME RATE SHALL BE CALCULATED ON THE BASIS OF A 365 OR 366-DAY YEAR (AS THE CASE MAY BE), AND (ii) ABR ADVANCES TO THE EXTENT BASED ON THE FEDERAL FUNDS EFFECTIVE RATE AND ON EURODOLLAR ADVANCES SHALL BE CALCULATED ON THE BASIS OF A 360-DAY YEAR, IN EACH CASE, FOR THE ACTUAL NUMBER OF DAYS ELAPSED. THE ADMINISTRATIVE AGENT SHALL, AS SOON AS PRACTICABLE, NOTIFY THE BORROWER AND THE LENDERS OF THE EFFECTIVE DATE AND THE AMOUNT OF EACH SUCH CHANGE IN THE PRIME RATE, BUT ANY FAILURE TO SO NOTIFY SHALL NOT IN ANY MANNER AFFECT THE OBLIGATION OF THE BORROWER TO PAY INTEREST ON THE REVOLVING LOANS IN THE AMOUNTS AND ON THE DATES REQUIRED. EACH DETERMINATION OF A RATE OF INTEREST BY THE ADMINISTRATIVE AGENT PURSUANT TO THE LOAN DOCUMENTS SHALL BE CONCLUSIVE AND BINDING ON ALL PARTIES HERETO ABSENT MANIFEST ERROR. THE BORROWER ACKNOWLEDGES THAT TO THE EXTENT INTEREST PAYABLE ON ABR ADVANCES IS BASED ON THE PRIME RATE, SUCH RATE IS ONLY ONE OF THE BASES FOR COMPUTING INTEREST ON LOANS MADE BY THE LENDERS, AND BY BASING INTEREST PAYABLE ON ABR ADVANCES ON THE PRIME RATE, THE LENDERS HAVE NOT COMMITTED TO

   CHARGE, AND THE BORROWER HAS NOT IN ANY WAY BARGAINED FOR, INTEREST BASED ON A LOWER OR THE LOWEST RATE AT WHICH THE LENDERS MAY NOW OR IN THE FUTURE MAKE LOANS TO OTHER BORROWERS.

SECTION 3.2. FEES

   Commitment Fee. THE BORROWER AGREES TO PAY TO THE ADMINISTRATIVE AGENT, FOR THE ACCOUNT OF THE LENDERS IN ACCORDANCE WITH SUCH LENDER'S REVOLVING PERCENTAGE, FEES (COLLECTIVELY, THE "Commitment Fee"), DURING THE PERIOD FROM THE SECOND RESTATEMENT DATE THROUGH THE COMMITMENT TERMINATION DATE, AT A RATE PER ANNUM EQUAL TO THE APPLICABLE MARGIN ON THE SUM OF THE AVERAGE DAILY UNUSED AGGREGATE REVOLVING COMMITMENT. THE COMMITMENT FEE SHALL BE PAYABLE (A) QUARTERLY IN ARREARS ON THE LAST BUSINESS DAY OF EACH MARCH, JUNE, SEPTEMBER AND DECEMBER DURING SUCH PERIOD, (B) ON THE DATE OF ANY REDUCTION IN THE AGGREGATE REVOLVING COMMITMENT (TO THE EXTENT OF SUCH REDUCTION) AND (C) ON THE MATURITY DATE. THE COMMITMENT FEE SHALL BE CALCULATED ON THE BASIS OF A 360-DAY YEAR FOR THE ACTUAL NUMBER OF DAYS ELAPSED.

   Letter of Credit Fees. THE BORROWER AGREES TO PAY TO THE ADMINISTRATIVE AGENT, FOR THE ACCOUNT OF THE LENDERS IN ACCORDANCE WITH EACH LENDER'S REVOLVING PERCENTAGE, COMMISSIONS (THE "Letter of Credit Fees") WITH RESPECT TO THE LETTERS OF CREDIT FOR THE PERIOD FROM AND INCLUDING THE DATE OF ISSUANCE OF EACH THEREOF THROUGH THE EXPIRATION DATE THEREOF, AT A RATE PER ANNUM EQUAL TO THE APPLICABLE MARGIN ON THE AVERAGE DAILY MAXIMUM AMOUNT AVAILABLE UNDER ANY CONTINGENCY TO BE DRAWN UNDER SUCH LETTER OF CREDIT.
   THE LETTER OF CREDIT FEES SHALL BE (i) CALCULATED ON THE BASIS OF A 360-DAY YEAR FOR THE ACTUAL NUMBER OF DAYS ELAPSED AND (ii) PAYABLE QUARTERLY IN ARREARS ON THE LAST BUSINESS DAY OF EACH MARCH, JUNE, SEPTEMBER AND DECEMBER OF EACH YEAR, AND ON THE DATE THAT THE REVOLVING COMMITMENTS SHALL EXPIRE. IN ADDITION TO THE LETTER OF CREDIT FEES, THE BORROWER AGREES TO PAY TO THE ISSUER, FOR ITS OWN ACCOUNT, ITS STANDARD FEES AND CHARGES CUSTOMARILY CHARGED TO CUSTOMERS SIMILAR TO THE BORROWER WITH RESPECT TO ANY LETTER OF CREDIT.

   Other Fees. THE BORROWER AGREES TO PAY TO (i) THE ADMINISTRATIVE AGENT AND THE ISSUER, FOR THEIR OWN RESPECTIVE ACCOUNTS, SUCH OTHER FEES AS HAVE BEEN AGREED TO IN WRITING BY THE BORROWER, THE ADMINISTRATIVE AGENT AND THE ISSUER AND (ii) TO THE ADMINISTRATIVE AGENT FOR THE ACCOUNT OF THE LENDERS, SUCH OTHER FEES AS HAVE BEEN AGREED TO IN WRITING BY THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS.

SECTION 3.3. CONVERSIONS

   THE BORROWER MAY ELECT FROM TIME TO TIME TO CONVERT ONE OR MORE EURODOLLAR ADVANCES TO ABR ADVANCES BY GIVING THE ADMINISTRATIVE AGENT AT LEAST ONE BUSINESS DAY'S PRIOR IRREVOCABLE NOTICE OF SUCH ELECTION, SPECIFYING THE AMOUNT TO BE CONVERTED, PROVIDED, THAT ANY SUCH CONVERSION OF EURODOLLAR ADVANCES SHALL ONLY BE MADE ON THE LAST DAY OF THE INTEREST PERIOD APPLICABLE THERETO. IN ADDITION, THE BORROWER MAY ELECT FROM TIME TO TIME TO
   (i) CONVERT ABR ADVANCES COMPRISING ALL OR A PORTION OF REVOLVING LOANS TO EURODOLLAR ADVANCES AND (ii) CONTINUE EURODOLLAR ADVANCES AS NEW EURODOLLAR ADVANCES BY SELECTING A NEW INTEREST PERIOD THEREFOR, IN EACH CASE BY GIVING THE ADMINISTRATIVE AGENT AT LEAST THREE BUSINESS DAYS' PRIOR IRREVOCABLE NOTICE OF SUCH ELECTION, IN THE CASE OF A CONVERSION TO, OR CONTINUATION OF, EURODOLLAR ADVANCES, SPECIFYING THE AMOUNT TO BE SO CONVERTED OR CONTINUED AND THE INITIAL INTEREST PERIOD RELATING THERETO, PROVIDED THAT ANY SUCH CONVERSION OF ABR ADVANCES TO EURODOLLAR ADVANCES SHALL ONLY BE MADE ON A BUSINESS DAY AND ANY SUCH CONTINUATION OF EURODOLLAR ADVANCES AS NEW EURODOLLAR ADVANCES SHALL ONLY BE MADE ON THE LAST DAY OF THE INTEREST PERIOD APPLICABLE TO THE EURODOLLAR ADVANCES WHICH ARE TO BE CONTINUED AS SUCH NEW EURODOLLAR ADVANCES. EACH SUCH NOTICE (A "Notice of Conversion") SHALL BE SUBSTANTIALLY IN THE FORM OF EXHIBIT C, SHALL BE IRREVOCABLE AND SHALL BE GIVEN BY FACSIMILE (CONFIRMED PROMPTLY, AND IN ANY EVENT WITHIN FIVE BUSINESS DAYS, BY THE DELIVERY TO THE ADMINISTRATIVE AGENT OF A NOTICE OF CONVERSION MANUALLY SIGNED BY THE BORROWER). THE ADMINISTRATIVE AGENT SHALL PROMPTLY PROVIDE THE LENDERS WITH NOTICE OF EACH SUCH ELECTION. ADVANCES MAY BE CONVERTED OR CONTINUED PURSUANT TO THIS SECTION IN WHOLE OR IN PART, PROVIDED THAT THE AMOUNT TO BE CONVERTED TO, OR CONTINUED AS, EACH EURODOLLAR ADVANCE, WHEN AGGREGATED WITH ANY EURODOLLAR ADVANCE TO BE MADE ON SUCH DATE IN ACCORDANCE WITH SECTION 2.2 AND HAVING THE SAME INTEREST PERIOD AS SUCH FIRST EURODOLLAR ADVANCE, SHALL EQUAL THE MINIMUM AMOUNT.

   NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, THE BORROWER SHALL HAVE NO RIGHT TO ELECT TO CONVERT ANY EXISTING

   ABR ADVANCE TO A NEW EURODOLLAR ADVANCE OR TO CONTINUE ANY EXISTING EURODOLLAR ADVANCE AS A NEW EURODOLLAR ADVANCE. IN SUCH EVENT, ALL ABR ADVANCES SHALL BE AUTOMATICALLY CONTINUED AS ABR ADVANCES AND ALL EURODOLLAR ADVANCES SHALL BE AUTOMATICALLY CONVERTED TO ABR ADVANCES ON THE LAST DAY OF THE INTEREST PERIOD APPLICABLE TO SUCH EURODOLLAR ADVANCE.

   EACH CONVERSION OR CONTINUATION SHALL BE EFFECTED BY EACH LENDER BY APPLYING THE PROCEEDS OF ITS NEW ABR ADVANCE OR EURODOLLAR ADVANCE, AS THE CASE MAY BE, TO ITS ADVANCES (OR PORTION THEREOF) BEING CONVERTED (IT BEING UNDERSTOOD THAT ANY SUCH CONVERSION OR CONTINUATION SHALL NOT CONSTITUTE A BORROWING FOR PURPOSES OF ARTICLES 4, 5 OR 6).

SECTION 3.4. CONCERNING INTEREST PERIODS

   NO INTEREST PERIOD IN RESPECT OF A EURODOLLAR ADVANCE SHALL END AFTER THE COMMITMENT TERMINATION DATE.

   WITH RESPECT TO EURODOLLAR ADVANCES, ANY INTEREST PERIOD WHICH BEGINS ON THE LAST BUSINESS DAY OF A CALENDAR MONTH (OR ON A DAY FOR WHICH THERE IS NO NUMERICALLY CORRESPONDING DAY IN THE CALENDAR MONTH AT THE END OF SUCH INTEREST PERIOD) SHALL END ON THE LAST BUSINESS DAY OF A CALENDAR MONTH. IF AN INTEREST PERIOD WOULD OTHERWISE END ON A DAY WHICH IS NOT A BUSINESS DAY, SUCH INTEREST PERIOD SHALL BE EXTENDED TO THE NEXT SUCCEEDING BUSINESS DAY, UNLESS, IN THE CASE OF A INTEREST PERIOD, THE RESULT OF SUCH EXTENSION WOULD BE TO CARRY SUCH INTEREST PERIOD INTO ANOTHER CALENDAR MONTH, IN WHICH EVENT SUCH INTEREST PERIOD SHALL END ON THE IMMEDIATELY PRECEDING BUSINESS DAY.

   IF THE BORROWER SHALL HAVE FAILED TO TIMELY ELECT A EURODOLLAR ADVANCE UNDER
   SECTION 2.2 OR 3.3, AS THE CASE MAY BE, IN CONNECTION WITH ANY BORROWING OF, CONVERSION TO, OR CONTINUATION OF, A EURODOLLAR ADVANCE, SUCH BORROWING OR SUCH ADVANCE REQUESTED TO BE CONVERTED TO, OR CONTINUED AS, A EURODOLLAR ADVANCE SHALL THEREAFTER BE AN ABR ADVANCE UNTIL SUCH TIME, IF ANY, AS THE BORROWER SHALL ELECT A NEW EURODOLLAR ADVANCE PURSUANT TO SECTION 3.3.

   THE BORROWER SHALL NOT BE PERMITTED TO HAVE MORE THAN EIGHT EURODOLLAR ADVANCES OUTSTANDING AT ANY ONE TIME, IT BEING AGREED THAT EACH BORROWING OF A EURODOLLAR ADVANCE PURSUANT TO A SINGLE CREDIT REQUEST SHALL CONSTITUTE THE MAKING OF ONE EURODOLLAR ADVANCE FOR THE PURPOSE OF CALCULATING SUCH LIMITATION.

SECTION 3.5. FUNDING LOSS

                  Notwithstanding anything contained herein to the contrary, if the Borrower shall fail to borrow, convert or continue a Eurodollar Advance on a Borrowing Date or Conversion Date after it shall have given notice to do so in which it shall have requested a Eurodollar Advance, or if a Eurodollar Advance shall be terminated for any reason prior to the last day of the Interest Period applicable thereto, or if, while a Eurodollar Advance is outstanding, any repayment or prepayment of such Eurodollar Advance is made for any reason (including as a result of acceleration or illegality) on a date which is prior to the last day of the Interest Period applicable thereto, the Borrower agrees to indemnify each Lender against, and to pay on demand directly to such Lender the amount (calculated by such Lender using any reasonable method chosen by such Lender which is customarily used by such Lender for such purpose) equal to any loss or out-of-pocket expense suffered by such Lender as a result of such failure to borrow convert, or continue, or such termination, repayment or prepayment, including any loss, cost or expense suffered by such Lender in liquidating or employing deposits acquired to fund or maintain the funding of such Eurodollar Advance or redeploying funds prepaid or repaid, in amounts which correspond to such Eurodollar Advance and any reasonable internal processing charge customarily charged by such Lender in connection therewith.

SECTION 3.6. INCREASED COSTS; ILLEGALITY, ETC.

   Increased Costs. IF ANY CHANGE IN LAW SHALL IMPOSE, MODIFY OR MAKE APPLICABLE ANY RESERVE, SPECIAL DEPOSIT, COMPULSORY LOAN, ASSESSMENT, INCREASED COST OR SIMILAR REQUIREMENT AGAINST ASSETS HELD BY, OR DEPOSITS OF, OR ADVANCES OR LOANS BY, OR OTHER CREDIT EXTENDED BY, OR ANY OTHER ACQUISITION OF FUNDS BY, ANY OFFICE OF ANY CREDIT PARTY IN RESPECT OF ITS EURODOLLAR ADVANCES WHICH IS NOT OTHERWISE INCLUDED IN THE DETERMINATION OF A EURODOLLAR RATE OR AGAINST ANY LETTERS OF CREDIT ISSUED HEREUNDER AND THE RESULT THEREOF IS TO INCREASE THE COST TO ANY CREDIT PARTY OF MAKING, RENEWING, CONVERTING OR MAINTAINING ITS EURODOLLAR ADVANCES OR ITS COMMITMENT TO MAKE SUCH EURODOLLAR ADVANCES, OR TO REDUCE ANY AMOUNT RECEIVABLE UNDER THE LOAN DOCUMENTS IN RESPECT OF ITS EURODOLLAR ADVANCES, OR TO INCREASE THE COST TO ANY CREDIT PARTY OF ISSUING OR MAINTAINING THE LETTERS OF CREDIT OR

   PARTICIPATING THEREIN, AS THE CASE MAY BE, OR THE COST TO ANY CREDIT PARTY OF PERFORMING ITS RESPECTIVE FUNCTIONS HEREUNDER WITH RESPECT TO THE LETTERS OF CREDIT, THEN, IN ANY SUCH CASE, THE BORROWER SHALL PAY SUCH CREDIT PARTY SUCH ADDITIONAL AMOUNTS AS IS SUFFICIENT TO COMPENSATE SUCH CREDIT PARTY FOR SUCH ADDITIONAL COST OR REDUCTION IN SUCH AMOUNT RECEIVABLE WHICH SUCH CREDIT PARTY DEEMS TO BE MATERIAL AS DETERMINED BY SUCH CREDIT PARTY; PROVIDED, HOWEVER, THAT THE BORROWER SHALL NOT BE RESPONSIBLE FOR COSTS UNDER THIS SECTION 3.6(a) ARISING MORE THAN 90 DAYS PRIOR TO RECEIPT BY THE BORROWER OF THE CERTIFICATE FROM THE AFFECTED CREDIT PARTY PURSUANT TO
   SECTION 3.6(e) WITH RESPECT TO SUCH COSTS.

   Capital Adequacy. IF ANY CREDIT PARTY DETERMINES THAT ANY CHANGE IN LAW RELATING TO CAPITAL REQUIREMENTS HAS OR WOULD HAVE THE EFFECT OF REDUCING THE RATE OF RETURN ON SUCH CREDIT PARTY'S CAPITAL OR ON THE CAPITAL OF SUCH CREDIT PARTY'S HOLDING COMPANY, IF ANY, ON THE EXTENSIONS OF CREDIT TO A LEVEL BELOW THAT WHICH SUCH CREDIT PARTY (OR ITS HOLDING COMPANY) WOULD HAVE ACHIEVED OR WOULD THEREAFTER BE ABLE TO ACHIEVE BUT FOR SUCH CHANGE IN LAW (AFTER TAKING INTO ACCOUNT SUCH CREDIT PARTY'S (OR SUCH HOLDING COMPANY'S) POLICIES REGARDING CAPITAL ADEQUACY), THE BORROWER SHALL PAY TO SUCH CREDIT PARTY (OR SUCH HOLDING COMPANY) SUCH ADDITIONAL AMOUNT OR AMOUNTS AS WILL COMPENSATE SUCH CREDIT PARTY (OR SUCH HOLDING COMPANY) FOR SUCH REDUCTION.

   Illegality. NOTWITHSTANDING ANY OTHER PROVISION HEREOF, IF ANY LENDER SHALL REASONABLY DETERMINE THAT ANY LAW, REGULATION, TREATY OR DIRECTIVE, OR ANY CHANGE THEREIN OR IN THE INTERPRETATION OR APPLICATION THEREOF, SHALL MAKE IT UNLAWFUL FOR SUCH LENDER TO MAKE OR MAINTAIN ANY EURODOLLAR ADVANCE AS CONTEMPLATED BY THIS AGREEMENT, SUCH LENDER SHALL PROMPTLY NOTIFY THE BORROWER AND THE ADMINISTRATIVE AGENT THEREOF, AND (i) THE COMMITMENT OF SUCH LENDER TO MAKE SUCH EURODOLLAR ADVANCES OR CONVERT ABR ADVANCES TO EURODOLLAR ADVANCES SHALL FORTHWITH BE SUSPENDED, (ii) SUCH LENDER SHALL FUND ITS PORTION OF EACH REQUESTED EURODOLLAR ADVANCE AS AN ABR ADVANCE AND
   (iii) SUCH LENDER'S REVOLVING LOANS THEN OUTSTANDING AS SUCH EURODOLLAR ADVANCES, IF ANY, SHALL BE CONVERTED AUTOMATICALLY TO ABR ADVANCES ON THE LAST DAY OF THE THEN CURRENT INTEREST PERIOD APPLICABLE THERETO OR AT SUCH EARLIER TIME AS MAY BE REQUIRED BY LAW. THE COMMITMENT OF ANY SUCH LENDER WITH RESPECT TO EURODOLLAR ADVANCES SHALL BE SUSPENDED UNTIL SUCH LENDER SHALL NOTIFY THE ADMINISTRATIVE AGENT AND THE BORROWER THAT THE CIRCUMSTANCES CAUSING SUCH SUSPENSION NO LONGER EXIST. UPON RECEIPT OF SUCH NOTICE BY EACH OF THE ADMINISTRATIVE AGENT AND THE BORROWER, SUCH LENDER'S COMMITMENT TO MAKE OR MAINTAIN EURODOLLAR ADVANCES SHALL BE REINSTATED.

   Substituted Interest Rate. IN THE EVENT THAT (i) THE ADMINISTRATIVE AGENT SHALL HAVE DETERMINED (WHICH DETERMINATION SHALL BE CONCLUSIVE AND BINDING UPON THE BORROWER) THAT BY REASON OF CIRCUMSTANCES AFFECTING THE INTERBANK EURODOLLAR MARKET EITHER ADEQUATE AND REASONABLE MEANS DO NOT EXIST FOR ASCERTAINING THE EURODOLLAR RATE APPLICABLE PURSUANT TO SECTION 3.1 OR (ii) THE REQUIRED LENDERS SHALL HAVE NOTIFIED THE ADMINISTRATIVE AGENT THAT THEY HAVE DETERMINED (WHICH DETERMINATION SHALL BE CONCLUSIVE AND BINDING ON THE BORROWER) THAT THE APPLICABLE EURODOLLAR RATE WILL NOT ADEQUATELY AND FAIRLY REFLECT THE COST TO SUCH LENDERS OF MAINTAINING OR FUNDING LOANS BEARING INTEREST BASED ON SUCH EURODOLLAR RATE, WITH RESPECT TO ANY PORTION OF THE REVOLVING LOANS THAT THE BORROWER HAS REQUESTED BE MADE AS EURODOLLAR ADVANCES OR EURODOLLAR ADVANCES THAT WILL RESULT FROM THE REQUESTED CONVERSION OR CONTINUATION OF ANY PORTION OF THE ADVANCES INTO OR OF EURODOLLAR ADVANCES (EACH, AN "Affected Advance"), THE ADMINISTRATIVE AGENT SHALL PROMPTLY NOTIFY THE BORROWER AND THE LENDERS (BY TELEPHONE OR OTHERWISE, TO BE PROMPTLY CONFIRMED IN WRITING) OF SUCH DETERMINATION, ON OR, TO THE EXTENT PRACTICABLE, PRIOR TO THE REQUESTED BORROWING DATE OR CONVERSION DATE FOR SUCH AFFECTED ADVANCES. IF THE ADMINISTRATIVE AGENT SHALL GIVE SUCH NOTICE, (a) ANY AFFECTED ADVANCES SHALL BE MADE AS ABR ADVANCES, (b) THE ADVANCES (OR ANY PORTION THEREOF) THAT WERE TO HAVE BEEN CONVERTED TO AFFECTED ADVANCES SHALL BE CONVERTED TO ABR ADVANCES AND (c) ANY OUTSTANDING AFFECTED ADVANCES SHALL BE CONVERTED, ON THE LAST DAY OF THE THEN CURRENT INTEREST PERIOD WITH RESPECT THERETO, TO ABR ADVANCES. UNTIL ANY NOTICE UNDER CLAUSES (i) OR (ii), AS THE CASE MAY BE, OF THIS SECTION HAS BEEN WITHDRAWN BY THE ADMINISTRATIVE AGENT (BY NOTICE TO THE BORROWER PROMPTLY UPON EITHER (x) THE ADMINISTRATIVE AGENT HAVING DETERMINED THAT SUCH CIRCUMSTANCES AFFECTING THE INTERBANK EURODOLLAR MARKET NO LONGER EXIST AND THAT ADEQUATE AND REASONABLE MEANS DO EXIST FOR DETERMINING THE EURODOLLAR RATE PURSUANT TO SECTION 3.1 OR (y) THE ADMINISTRATIVE AGENT HAVING BEEN NOTIFIED BY SUCH REQUIRED LENDERS THAT CIRCUMSTANCES NO LONGER RENDER THE ADVANCES (OR ANY PORTION

   THEREOF) AFFECTED ADVANCES), NO FURTHER EURODOLLAR ADVANCES SHALL BE REQUIRED TO BE MADE BY THE LENDERS, NOR SHALL THE BORROWER HAVE THE RIGHT TO CONVERT ALL OR ANY PORTION OF THE REVOLVING LOANS TO OR AS EURODOLLAR ADVANCES.

   Payment; Certificates. EACH PAYMENT PURSUANT TO SUBSECTIONS (a) OR (b) ABOVE SHALL BE MADE WITHIN 10 DAYS AFTER DEMAND THEREFOR, WHICH DEMAND SHALL BE ACCOMPANIED BY A CERTIFICATE OF THE CREDIT PARTY DEMANDING SUCH PAYMENT SETTING FORTH THE CALCULATIONS OF THE ADDITIONAL AMOUNTS PAYABLE PURSUANT THERETO. EACH SUCH CERTIFICATE SHALL BE CONCLUSIVE ABSENT MANIFEST ERROR. SUBJECT TO THE PROVISIONS OF SECTION 3.6(a), NO FAILURE BY ANY CREDIT PARTY TO DEMAND, AND NO DELAY IN DEMANDING, COMPENSATION FOR ANY INCREASED COST SHALL CONSTITUTE A WAIVER OF ITS RIGHT TO DEMAND SUCH COMPENSATION AT ANY TIME.

SECTION 3.7. TAXES

   Payments Free of Taxes. ALL PAYMENTS BY OR ON ACCOUNT OF THE BORROWER UNDER ANY LOAN DOCUMENT TO OR FOR THE ACCOUNT OF A CREDIT PARTY SHALL BE MADE FREE AND CLEAR OF, AND WITHOUT ANY DEDUCTION OR WITHHOLDING FOR OR ON ACCOUNT OF, ANY AND ALL PRESENT OR FUTURE INDEMNIFIED TAXES OR OTHER TAXES, PROVIDED THAT IF THE BORROWER OR ANY OTHER PERSON IS REQUIRED BY ANY LAW, RULE, REGULATION, ORDER, DIRECTIVE, TREATY OR GUIDELINE TO MAKE ANY DEDUCTION OR WITHHOLDING IN RESPECT OF SUCH INDEMNIFIED TAX OR OTHER TAX FROM ANY AMOUNT REQUIRED TO BE PAID BY THE BORROWER TO OR ON BEHALF OF ANY CREDIT PARTY UNDER ANY LOAN DOCUMENT (EACH A "Required Payment"), THEN (i) THE BORROWER SHALL NOTIFY THE ADMINISTRATIVE AGENT AND SUCH CREDIT PARTY OF ANY SUCH REQUIREMENT OR ANY CHANGE IN ANY SUCH REQUIREMENT AS SOON AS THE BORROWER BECOMES AWARE THEREOF, (ii) THE BORROWER SHALL PAY SUCH INDEMNIFIED TAX OR OTHER TAX PRIOR TO THE DATE ON WHICH PENALTIES ATTACH THERETO, SUCH PAYMENT TO BE MADE (TO THE EXTENT THAT THE LIABILITY TO PAY IS IMPOSED ON THE BORROWER) FOR ITS OWN ACCOUNT OR (TO THE EXTENT THAT THE LIABILITY TO PAY IS IMPOSED ON SUCH CREDIT PARTY) ON BEHALF AND IN THE NAME OF SUCH CREDIT PARTY, (iii) THE BORROWER SHALL PAY TO SUCH CREDIT PARTY AN ADDITIONAL AMOUNT SUCH THAT SUCH CREDIT PARTY SHALL RECEIVE ON THE DUE DATE THEREFOR AN AMOUNT EQUAL TO THE REQUIRED PAYMENT HAD NO SUCH DEDUCTION OR WITHHOLDING BEEN MADE OR REQUIRED, AND (iv) THE BORROWER SHALL, WITHIN 30 DAYS AFTER PAYING SUCH INDEMNIFIED TAX OR OTHER TAX, DELIVER TO THE ADMINISTRATIVE AGENT AND SUCH CREDIT PARTY SATISFACTORY EVIDENCE OF SUCH PAYMENT TO THE RELEVANT GOVERNMENTAL AUTHORITY.

   Reimbursement for Taxes and Other Taxes Paid by Credit Party. THE BORROWER SHALL REIMBURSE EACH CREDIT PARTY, WITHIN TEN DAYS AFTER WRITTEN DEMAND THEREFOR, FOR THE FULL AMOUNT OF ALL INDEMNIFIED TAXES OR OTHER TAXES PAID BY SUCH CREDIT PARTY ON OR WITH RESPECT TO ANY PAYMENT BY OR ON ACCOUNT OF ANY OBLIGATION OF THE BORROWER UNDER THE LOAN DOCUMENTS (INCLUDING INDEMNIFIED TAXES OR OTHER TAXES IMPOSED OR ASSERTED ON OR ATTRIBUTABLE TO AMOUNTS PAYABLE UNDER THIS SECTION) AND ANY PENALTIES, INTEREST AND REASONABLE EXPENSES ARISING THEREFROM OR WITH RESPECT THERETO (OTHER THAN ANY SUCH PENALTIES, INTEREST OR EXPENSES THAT ARE INCURRED BY SUCH CREDIT PARTY'S UNREASONABLY TAKING OR OMITTING TO TAKE ACTION WITH RESPECT TO SUCH INDEMNIFIED TAXES OR OTHER TAXES), WHETHER OR NOT SUCH INDEMNIFIED TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY IMPOSED OR ASSERTED BY THE RELEVANT GOVERNMENTAL AUTHORITY. A CERTIFICATE AS TO THE AMOUNT OF SUCH PAYMENT OR LIABILITY DELIVERED TO THE BORROWER BY A CREDIT PARTY SHALL BE CONCLUSIVE ABSENT MANIFEST ERROR. IN THE EVENT THAT ANY CREDIT PARTY DETERMINES IN GOOD FAITH THAT IT HAS RECEIVED A REFUND OR CREDIT FOR INDEMNIFIED TAXES OR OTHER TAXES PAID BY THE BORROWER UNDER THIS SECTION 3.7, SUCH CREDIT PARTY SHALL PROMPTLY NOTIFY THE BORROWER OF SUCH FACT AND SHALL REMIT TO THE BORROWER THE AMOUNT OF SUCH REFUND OR CREDIT. Foreign Credit Parties. ANY FOREIGN CREDIT PARTY THAT IS ENTITLED TO AN EXEMPTION FROM OR REDUCTION OF WITHHOLDING TAX UNDER THE LAW OF THE JURISDICTION IN WHICH THE BORROWER IS LOCATED, OR ANY TREATY TO WHICH SUCH JURISDICTION IS A PARTY, WITH RESPECT TO PAYMENTS UNDER THE LOAN DOCUMENTS SHALL DELIVER TO THE BORROWER (WITH A COPY TO THE ADMINISTRATIVE AGENT), AT THE TIME OR TIMES PRESCRIBED BY APPLICABLE LAW, SUCH PROPERLY COMPLETED AND EXECUTED DOCUMENTATION PRESCRIBED BY APPLICABLE LAW (INCLUDING INTERNAL REVENUE FORM W-8BEN OR W-8ECI) OR REASONABLY REQUESTED BY THE BORROWER AS WILL PERMIT SUCH PAYMENTS TO BE MADE WITHOUT WITHHOLDING OR AT A REDUCED RATE.

SECTION 3.8. REGISTER

                  The Administrative Agent will maintain a register for the recordation of the names and addresses of the Lenders and the Revolving Commitments of, and principal amount of the Revolving Loans owing to, each Lender, and the Letters of Credit outstanding, from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each

   Loan Party and each Credit Party may treat each party whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.

   ARTICLE 4. REPRESENTATIONS AND WARRANTIES

         In order to induce the Credit Parties to enter into this Agreement and extend or participate in the Extensions of Credit provided herein, the Borrower makes the following representations and warranties to the Credit
   Parties:

SECTION 4.1. ORGANIZATION AND POWER

                  Each of the Borrower and its Subsidiaries (i) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, except for International Travel & Resorts, Inc. which is not in good standing in the jurisdiction of incorporation as of the Second Restatement Date as a result of the failure to file a biennial report, (ii) has all requisite power and authority to own its property and to carry on its business as now conducted, and (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the nature of the business conducted therein or the property owned by it therein makes such qualification necessary, except where such failure to qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse effect. International Travel & Resorts, Inc. is in the process of preparing and filing its biennial report and will be restored to good standing promptly after the Second Restatement Date.

SECTION 4.2. AUTHORIZATION; ENFORCEABILITY

                  Each transaction contemplated by the Loan Documents is within the corporate power of the Borrower and has been duly authorized by its Managing Person and, if required, by any other Person, including holders of its Capital Stock. Each Loan Document has been validly executed and delivered by each Loan Party thereto and constitutes a legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4.3. APPROVALS; NO CONFLICTS

                  Except as provided on Schedule 4.3, no transaction contemplated by the Loan Documents (i) requires any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except such as have been obtained or made and are in full force and effect, (ii) will violate any applicable law, rule or regulation or the Organizational Documents of the Borrower or any Subsidiary or any order of any Governmental Authority, (iii) will violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Subsidiary or their assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any Subsidiary, and (iv) will result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary other than the Permitted Liens.

SECTION 4.4. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE

   THE BORROWER HAS HERETOFORE FURNISHED TO THE CREDIT PARTIES (i) ITS FORM 10-Q FOR THE FISCAL QUARTER ENDED JUNE 30, 1999, CONTAINING THE CONSOLIDATED BALANCE SHEET AND STATEMENTS OF INCOME AND CASH FLOWS OF THE BORROWER AND THE SUBSIDIARIES AS OF AND FOR SUCH FISCAL QUARTER AND THE PORTION OF THE FISCAL YEAR THEN ENDED, CERTIFIED BY ITS CHIEF FINANCIAL OFFICER. SUCH FINANCIAL STATEMENTS PRESENT FAIRLY, IN ALL MATERIAL RESPECTS, THE FINANCIAL POSITION AND RESULTS OF OPERATIONS AND CASH FLOWS OF THE BORROWER AND CONSOLIDATED SUBSIDIARIES AS OF SUCH DATE AND FOR SUCH PERIOD IN ACCORDANCE WITH GAAP, SUBJECT TO YEAR-END AUDIT ADJUSTMENTS AND THE ABSENCE OF FOOTNOTES.

   SINCE DECEMBER 31, 1998, EXCEPT FOR ACQUISITIONS PERMITTED UNDER THE EXISTING CREDIT AGREEMENT, PERMITTED ACQUISITIONS, MATTERS PUBLICLY DISCLOSED PRIOR TO THE SECOND RESTATEMENT DATE (INCLUDING, WITHOUT LIMITATION, PUBLISHED RESULTS AND PRESS RELEASES), THE PROJECTED PRELIMINARY RESULTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999 PREVIOUSLY DISCLOSED TO THE LENDERS AND THE TRANSACTIONS, EACH

   OF THE BORROWER AND EACH SUBSIDIARY WHICH WAS A SUBSIDIARY AS OF SUCH DATE HAS CONDUCTED ITS BUSINESS ONLY IN THE ORDINARY COURSE AND THERE HAS BEEN NO MATERIAL ADVERSE CHANGE. SINCE THE DATE OF ITS ACQUISITION (OR IF NOT ACQUIRED, ITS CREATION), EXCEPT FOR ACQUISITIONS PERMITTED UNDER THE EXISTING CREDIT AGREEMENT, PERMITTED ACQUISITIONS, MATTERS PUBLICLY DISCLOSED PRIOR TO THE SECOND RESTATEMENT DATE (INCLUDING, WITHOUT LIMITATION, PUBLISHED RESULTS AND PRESS RELEASES), THE PROJECTED PRELIMINARY RESULTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999 PREVIOUSLY DISCLOSED TO THE LENDERS AND THE TRANSACTIONS, EACH SUBSIDIARY HAS CONDUCTED ITS BUSINESS ONLY IN THE ORDINARY COURSE AND THERE HAS BEEN NO MATERIAL ADVERSE CHANGE.

SECTION 4.5. PROPERTIES, ETC.

   EACH OF THE BORROWER AND EACH SUBSIDIARY HAS GOOD AND MARKETABLE TITLE TO, OR VALID LEASEHOLD INTERESTS IN, ALL OF ITS PROPERTY, REAL AND PERSONAL, MATERIAL TO ITS BUSINESS, SUBJECT TO NO LIENS, EXCEPT PERMITTED LIENS AND EXCEPT FOR MINOR DEFECTS IN TITLE THAT DO NOT INTERFERE WITH ITS ABILITY TO CONDUCT ITS BUSINESS AS CURRENTLY CONDUCTED OR TO UTILIZE SUCH PROPERTIES FOR THEIR INTENDED PURPOSES. EACH OF THE BORROWER AND EACH SUBSIDIARY OWNS OR IS LICENSED TO USE ALL INTELLECTUAL PROPERTY MATERIAL TO ITS BUSINESS, AND THE USE THEREOF BY THE BORROWER OR ANY SUBSIDIARY DOES NOT CONFLICT WITH OR INFRINGE UPON THE VALID RIGHTS OF OTHERS, EXCEPT FOR ANY SUCH CONFLICTS OR INFRINGEMENTS THAT INDIVIDUALLY OR IN THE AGGREGATE, COULD NOT REASONABLY BE EXPECTED TO RESULT IN A MATERIAL ADVERSE EFFECT.

   NO CONTRACT, LEASE OR OTHER AGREEMENT TO WHICH THE BORROWER OR ANY SUBSIDIARY IS A PARTY WILL LAPSE, BE CANCELLED OR OTHERWISE TERMINATE, WHICH LAPSE, CANCELLATION OR TERMINATION, COULD REASONABLY BE EXPECTED TO RESULT IN A MATERIAL ADVERSE EFFECT.

SECTION 4.6. LITIGATION

                  Except as set forth on Schedule 4.6, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of the Borrower or any Subsidiary) pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary, or maintained by the Borrower or any Subsidiary or which may affect the property of the Borrower or any Subsidiary, (i) that, in the good faith opinion of the Borrower, would reasonably be expected to have an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse effect or (ii) that involve any of the Transactions. Since the Second Restatement Date, there has been no change in the status of any matter disclosed on Schedule 4.6 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse effect.

SECTION 4.7. ENVIRONMENTAL MATTERS

                  Except as set forth on Schedule 4.7 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse effect, neither the Borrower nor any Subsidiary has (i) received written notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which individually or in the aggregate could reasonably be expected to result in a Material Adverse effect, arising in connection with any non-compliance with or violation of the requirements of any applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Substance (as defined below) or to health and safety matters (collectively, "ENVIRONMENTAL LAWS"), (ii) to the best knowledge of the Borrower, any threatened or actual liability in connection with the release or threatened release of any Hazardous Substance into the environment which individually or in the aggregate could reasonably be expected to result in a Material Adverse effect, (iii) received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance into the environment for which the Borrower or any Subsidiary is or would be liable, which liability could reasonably be expected to result in a Material Adverse effect, or (iv) has received notice that any the Borrower or any Subsidiary is or may be liable to any Person under any Environmental Law, which liability could reasonably be expected to result in a Material Adverse effect. Each of the Borrower and each Subsidiary is in compliance with the financial responsibility requirements of Environmental Laws to the extent applicable, except in those cases in which the failure so to comply would not reasonably be expected to result in a Material Adverse effect. For purposes hereof, "HAZARDOUS SUBSTANCE" shall mean any hazardous or toxic substance, material, waste or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, radioactive materials or any other substance or waste regulated pursuant to any Environmental Law. Since the Second Restatement Date, there has been no change in the status of any matter disclosed on Schedule 4.7 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse effect.

SECTION 4.8. COMPLIANCE WITH LAWS AND AGREEMENTS; NO DEFAULT

                  Each of the Borrower and each Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, including any of the foregoing relating to the handling of customer deposits except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse effect. No Default has occurred and is continuing.

SECTION 4.9. INVESTMENT COMPANIES AND OTHER REGULATED ENTITIES

                  None of the Borrower, any Subsidiary nor any Person controlled by, controlling, or under common control with, the Borrower or any Subsidiary, is (i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or the Federal Power Act, as amended, or
   (iii) subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness for borrowed money, including statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

SECTION 4.10. FEDERAL RESERVE REGULATIONS

   NEITHER THE BORROWER NOR ANY SUBSIDIARY IS ENGAGED PRINCIPALLY, OR AS ONE OF ITS IMPORTANT ACTIVITIES, IN THE BUSINESS OF EXTENDING CREDIT FOR THE PURPOSE OF PURCHASING OR CARRYING ANY MARGIN STOCK. AFTER GIVING EFFECT TO EACH TRANSACTION AND THE MAKING OF EACH EXTENSION OF CREDIT, MARGIN STOCK WILL CONSTITUTE LESS THAN 25% OF THE ASSETS (AS DETERMINED BY ANY REASONABLE METHOD) OF THE BORROWER AND ITS SUBSIDIARIES.

   NO PART OF THE PROCEEDS OF ANY EXTENSION OF CREDIT WILL BE USED, WHETHER DIRECTLY OR INDIRECTLY, AND WHETHER IMMEDIATELY, INCIDENTALLY OR ULTIMATELY, FOR ANY PURPOSE THAT ENTAILS A VIOLATION OF, OR THAT IS INCONSISTENT WITH, THE PROVISIONS OF REGULATION U OR X.

SECTION 4.11. ERISA

                  Each Pension Plan is in compliance with ERISA and the Code, where applicable, in all material respects and no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse effect. The present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of such Pension Plan, and the present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of all such underfunded Pension Plans.

SECTION 4.12. TAXES

                  Each of the Borrower and each Subsidiary has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid, or caused to be paid, all Taxes required to have been paid by it except (i) Taxes being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves, or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse effect.

SECTION 4.13. SUBSIDIARIES

   AS OF THE SECOND RESTATEMENT DATE, (i) THE BORROWER HAS ONLY THE SUBSIDIARIES SET FORTH ON, AND THE AUTHORIZED, ISSUED AND OUTSTANDING CAPITAL STOCK OF THE BORROWER AND ITS SUBSIDIARIES IS AS SET FORTH

   ON, SCHEDULE 4.13 AND (ii) THE OWNERSHIP INTERESTS IN EACH SUBSIDIARY
   ARE DULY AUTHORIZED, VALIDLY ISSUED, FULLY PAID AND NONASSESSABLE AND ARE OWNED BENEFICIALLY AND OF RECORD BY THE PERSONS SET FORTH ON SUCH SCHEDULE 4.13, FREE AND CLEAR OF ALL LIENS (OTHER THAN PERMITTED LIENS).

   AS OF THE SECOND RESTATEMENT DATE, EXCEPT AS SET FORTH ON SCHEDULE 4.13, THE BORROWER HAS NOT ISSUED ANY SECURITIES CONVERTIBLE INTO, OR OPTIONS OR WARRANTS FOR, ANY COMMON OR PREFERRED EQUITY SECURITIES THEREOF AND, EXCEPT AS SET FORTH ON SCHEDULE 4.13, THERE ARE NO AGREEMENTS, VOTING TRUSTS OR UNDERSTANDINGS BINDING UPON THE BORROWER WITH RESPECT TO THE VOTING SECURITIES OF ANY SUBSIDIARY OR AFFECTING IN ANY MANNER THE SALE, PLEDGE, ASSIGNMENT OR OTHER DISPOSITION THEREOF, INCLUDING ANY RIGHT OF FIRST REFUSAL, OPTION, REDEMPTION, CALL OR OTHER RIGHT WITH RESPECT THERETO, WHETHER SIMILAR OR DISSIMILAR TO ANY OF THE FOREGOING.

   EXCEPT AS SET FORTH ON SCHEDULE 4.13, NO SUBSIDIARY HAS ISSUED ANY SECURITIES CONVERTIBLE INTO, OR OPTIONS OR WARRANTS FOR, ANY COMMON OR PREFERRED EQUITY SECURITIES THEREOF AND THERE ARE NO AGREEMENTS, VOTING TRUSTS OR UNDERSTANDINGS BINDING UPON THE ANY SUBSIDIARY WITH RESPECT TO THE VOTING SECURITIES OF ANY SUBSIDIARY OR AFFECTING IN ANY MANNER THE SALE, PLEDGE, ASSIGNMENT OR OTHER DISPOSITION THEREOF, INCLUDING ANY RIGHT OF FIRST REFUSAL, OPTION, REDEMPTION, CALL OR OTHER RIGHT WITH RESPECT THERETO, WHETHER SIMILAR OR DISSIMILAR TO ANY OF THE FOREGOING.

SECTION 4.14. ABSENCE OF CERTAIN RESTRICTIONS

                  No indenture, certificate of designation for preferred stock, agreement or instrument to which the Borrower or any Subsidiary is a party (other than this Agreement), prohibits or limits in any way, directly or indirectly the ability of any Subsidiary to make Restricted Payments or loans to, to make any advance on behalf of, or to repay any Indebtedness to, the Borrower or to another Subsidiary.

SECTION 4.15. LABOR RELATIONS

                  As of the Second Restatement Date, there are no material controversies pending that involve the Borrower or any Subsidiary which might result in a Material Adverse effect.

SECTION 4.16. INSURANCE

                  Schedule 4.16 sets forth a description of all insurance maintained by or on behalf of the Borrower and the Subsidiaries as of the Second Restatement Date. As of the Second Restatement Date, all premiums in respect of such insurance that are due and payable have been paid.

SECTION 4.17. NO MISREPRESENTATION

                  The Borrower has disclosed to each Credit Party all agreements, instruments and corporate or other restrictions to which it or any Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse effect. No certificate or report from time to time furnished by any of the Loan Parties in connection with the Transactions contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made, provided that any projections or pro-forma financial information contained therein are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Credit Parties that such projections as to future events are not to be viewed as facts, and that actual results during the period or periods covered thereby may differ from the projected results.

SECTION 4.18. FINANCIAL CONDITION

                  On and after each Borrowing Date and each date upon which an Acquisition by the Borrower or any Subsidiary shall be consummated, neither the Borrower nor any Subsidiary Guarantor is Insolvent.

SECTION 4.19. YEAR 2000

                  All of the material computer software, computer firmware, computer hardware (whether general or special purpose) and other similar or related items of automated, computerized and/or software system(s) that are used or relied on by the Borrower or any Subsidiary in the conduct of its business will not malfunction, will not cease to function, will not generate incorrect data, and will not produce incorrect results when processing, providing and/or receiving date-related data due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

SECTION 4.20. MATERIAL AGREEMENTS

                  The Borrower has not received notice from any party to any agreements, the cancellation or termination of which individually or in the aggregate could reasonably be expected to result in a Material Adverse effect, that such agreement or agreements would be cancelled, not renewed or otherwise terminated as a result of the consummation of any of the Transactions.

SECTION 4.21. ACCOUNTS

                  Schedule 4.21 lists all accounts maintained by the Borrower or any of its Subsidiaries in which it holds investments or cash (other than operating checking accounts maintained in the ordinary course of business) and specifies the nature of each account, the name and address of the institution in which such account is maintained, the account number of such account and whether such account contains customer deposits and, if so, whether any assets not constituting customer deposits are held therein.

   ARTICLE 5. CONDITIONS TO EFFECTIVENESS

         The effectiveness of this Agreement is subject to the prior or contemporaneous fulfillment (or waiver in accordance with Section 11.1) of each of the following conditions:

SECTION 5.1. EVIDENCE OF ACTION

                  The Administrative Agent shall have received a certificate, dated the Second Restatement Date, of the Secretary or Assistant Secretary or other analogous counterpart of each Loan Party: ATTACHING A TRUE AND COMPLETE COPY OF THE RESOLUTIONS OF ITS MANAGING PERSON AND OF ALL OTHER DOCUMENTS EVIDENCING ALL NECESSARY CORPORATE ACTION (IN FORM AND SUBSTANCE SATISFACTORY TO THE ADMINISTRATIVE AGENT) TAKEN TO AUTHORIZE THE AMENDMENT DOCUMENTS TO WHICH IT IS A PARTY AND THE TRANSACTIONS CONTEMPLATED THEREBY;

   CERTIFYING THAT ITS ORGANIZATIONAL DOCUMENTS HAVE NOT BEEN AMENDED SINCE FEBRUARY 19, 1999 (OR, IN THE CASE OF A SUBSIDIARY WHICH WAS NOT A LOAN PARTY ON SUCH DATE, THE DATE ON WHICH IT EXECUTED AND DELIVERED THE SUPPLEMENT TO THE GUARANTY AND THE SUPPLEMENT TO THE SECURITY AGREEMENT) OR, IF SO, SETTING FORTH THE SAME; AND

   SETTING FORTH THE INCUMBENCY OF ITS OFFICER OR OFFICERS (OR OTHER
   ANALOGOUS COUNTERPART) WHO MAY SIGN THE LOAN DOCUMENTS, INCLUDING THEREIN A SIGNATURE SPECIMEN OF SUCH OFFICER OR OFFICERS (OR OTHER ANALOGOUS COUNTERPART);

SECTION 5.2. THIS AGREEMENT

                  The Administrative Agent (or its counsel) shall have received, in respect of each Person listed on the signature pages of this Agreement, either (i) a counterpart signature page hereof signed on behalf of such Person, or (ii) written evidence satisfactory to the Administrative Agent (which may include a facsimile transmission of a signed signature page of this Agreement) that a counterpart signature page hereof has been signed on behalf of such Person.

SECTION 5.3. NOTES

                  The Administrative Agent shall have received an amended and restated Note for each Lender, dated the Second Restatement Date, duly executed by a duly authorized officer of the Borrower.

SECTION 5.4. OPINION OF COUNSEL TO THE LOAN PARTIES

                  The Administrative Agent shall have received favorable opinions of (i) Hogan & Hartson, L.L.P, counsel to the Loan Parties, and
   (ii) Larry R. Gilbertson, Esq., General Counsel of the Borrower, each addressed to the Credit Parties (and permitting counsel to the Administrative Agent to rely thereon), dated the Second Restatement Date, and in form and substance satisfactory to the Administrative Agent.

SECTION 5.5. PERFECTION CERTIFICATE

                  The Administrative Agent (or its counsel) shall have received a completed Perfection Certificate, dated the Second Restatement Date and signed by an executive officer of the Borrower, together with all attachments contemplated thereby.

SECTION 5.6. ABSENCE OF MATERIAL ADVERSE CHANGE

                  Since December 31, 1998, except for matters publicly disclosed prior to the Second Restatement Date (including, without limitation, published results and press releases) and the projected preliminary results for the fiscal year ending December 31, 1999 previously disclosed to the Lenders there shall have occurred no Material Adverse change and the Administrative Agent shall have received a certificate of a Financial Officer of the Borrower, dated the Second Restatement Date, to the foregoing effect.

SECTION 5.7. OFFICER'S CERTIFICATE

      The Administrative Agent shall have received a certificate of a Financial Officer of the Borrower, dated the Second Restatement Date, in all respects satisfactory to the Administrative Agent certifying that as of the Second Restatement Date (i) no Default exists and (ii) the representations and warranties contained in the Loan Documents are true and correct.

SECTION 5.8. AMENDMENT TO SECURITY AGREEMENT

      The Administrative Agent shall have received Amendment No. 1 to the Security Agreement, in form and substance satisfactory to the Administrative Agent, duly executed by each of the Loan Parties.

SECTION 5.8. FEES AND EXPENSES

      The Administrative Agent shall have received all fees, expenses and other amounts due and payable to the Administrative Agent and all fees due and payable to the Administrative Agent for the account of the Lenders under the Loan Documents and any separate fee letters among the Borrower and one or more of the Lenders and the Administrative Agent, including, to the extent invoiced, reimbursement or payment of the fees and disbursements of the Administrative Agent's counsel and all other out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder. In addition, the Administrative Agent shall have received a fully executed copy of a fee letter among the Administrative Agent, the Lenders and the Borrower.

SECTION 5.9. OTHER DOCUMENTS

                    The Administrative Agent shall have received such other documents, each in form and substance reasonably satisfactory to it, as it shall reasonably request.

   ARTICLE 6. CONDITIONS TO EACH EXTENSION OF CREDIT

           The obligation of each Credit Party to make any Extension of Credit (other than a participation in a Letter of Credit) under this Agreement shall be subject to the satisfaction of the following conditions precedent as of the date thereof:

SECTION 6.1. COMPLIANCE

                  On each Borrowing Date and after giving effect to the Extensions of Credit thereon (i) no Default shall have occurred or be continuing; and (ii) the representations and warranties contained in the Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on such Borrowing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date. Each Extension of Credit and each Credit Request therefor shall constitute a certification by the Borrower as of such Borrowing Date that each of the foregoing matters is true and correct in all respects.

SECTION 6.2. CREDIT REQUEST

                  With respect to each Extension of Credit, the Administrative Agent shall have received a Credit Request, executed by a duly authorized officer of the Borrower.

SECTION 6.3. LAW

      Such Extension of Credit shall not be prohibited by any applicable law, rule or regulation.

   ARTICLE 7. AFFIRMATIVE COVENANTS

         The Borrower agrees that, so long as any Commitment is in effect and until the principal of, and interest on, each Loan, all Reimbursement Obligations, all Fees and all other amounts payable under the Loan Documents shall have been paid in full:

SECTION 7.1. FINANCIAL STATEMENTS AND INFORMATION

                  The Borrower shall furnish or cause to be furnished to the Administrative Agent and each Lender:

WITHIN 90 DAYS AFTER THE END OF EACH FISCAL YEAR:

      a copy of its Form 10-K for such fiscal year containing the audited consolidated balance sheet and related statements of income, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by the Accountants (without (x) a "going concern" or like qualification or exception, (y) any qualification or exception as to the scope of such audit or (z) any qualification or exception which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 8.14 (each, an "IMPERMISSIBLE QUALIFICATION")) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; and

      a copy of its unaudited consolidating balance sheet and related statements of income, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, certified by a Financial Officer of the Borrower, as being complete and correct in all material respects and as presenting fairly the consolidating financial condition and the consolidating results of operations of the Borrower and the Subsidiaries.

   WITHIN 45 DAYS AFTER THE END OF EACH OF THE FIRST THREE FISCAL QUARTERS OF EACH FISCAL YEAR:

      a copy of its Form 10-Q for such fiscal quarter consolidated balance sheet and the related consolidated statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; and

      a copy of its consolidating balance sheet and related statements of income, and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, together with a schedule of other unaudited financial information consisting of consolidating or combining details in columnar form with such consolidating Subsidiaries separately identified, in accordance with GAAP consistently applied;

   CONCURRENTLY WITH ANY DELIVERY OF FINANCIAL STATEMENTS UNDER SUBSECTIONS (a) OR (b) ABOVE, A CERTIFICATE (A "Compliance Certificate") OF A FINANCIAL OFFICER OF THE BORROWER, SUBSTANTIALLY IN THE FORM OF EXHIBIT D, (i) CERTIFYING AS TO WHETHER A DEFAULT HAS OCCURRED AND, IF SO, SPECIFYING THE DETAILS THEREOF AND ANY ACTION TAKEN OR PROPOSED TO BE TAKEN WITH RESPECT THERETO, (ii) SETTING FORTH REASONABLY DETAILED CALCULATIONS DEMONSTRATING COMPLIANCE WITH SECTION 8.14 AND (iii) STATING WHETHER ANY CHANGE IN GAAP OR IN THE APPLICATION THEREOF HAS OCCURRED SINCE THE DATE OF THE AUDITED FINANCIAL STATEMENTS REFERRED TO IN SECTION 4.4 AND, IF ANY SUCH CHANGE HAS OCCURRED, SPECIFYING THE EFFECT OF SUCH CHANGE ON THE FINANCIAL STATEMENTS ACCOMPANYING SUCH COMPLIANCE CERTIFICATE; CONCURRENTLY WITH ANY DELIVERY OF FINANCIAL STATEMENTS UNDER SUBSECTION (a) ABOVE, A CERTIFICATE EXECUTED BY AN EXECUTIVE OFFICER OR A FINANCIAL OFFICER OF THE BORROWER (i) SETTING FORTH THE INFORMATION REQUIRED PURSUANT TO SECTIONS 2 AND 5 OF THE PERFECTION CERTIFICATE OR CONFIRMING THAT THERE HAS BEEN NO CHANGE IN SUCH INFORMATION SINCE THE DATE OF SUCH CERTIFICATE OR THE DATE OF THE MOST RECENT CERTIFICATE DELIVERED PURSUANT TO THIS SUBSECTION (d), (ii) CERTIFYING THAT ALL UNIFORM COMMERCIAL CODE FINANCING STATEMENTS OR OTHER APPROPRIATE FILINGS, RECORDINGS OR REGISTRATIONS, INCLUDING ALL REFILINGS, RERECORDINGS AND RE-REGISTRATIONS, CONTAINING A DESCRIPTION OF THE COLLATERAL,

   HAVE BEEN FILED OF RECORD IN EACH GOVERNMENTAL, MUNICIPAL OR OTHER APPROPRIATE OFFICE IN EACH JURISDICTION IDENTIFIED PURSUANT TO CLAUSE (i) ABOVE TO THE EXTENT NECESSARY TO PROTECT AND PERFECT THE SECURITY INTEREST OF THE ADMINISTRATIVE AGENT FOR A PERIOD OF NOT LESS THAN 18 MONTHS AFTER THE DATE OF SUCH CERTIFICATE (EXCEPT AS NOTED THEREIN WITH RESPECT TO ANY CONTINUATION STATEMENTS TO BE FILED WITHIN SUCH PERIOD) AND (iii) IDENTIFYING IN THE FORMAT OF SCHEDULES 7, 8 AND 10, AS APPLICABLE, EQUITY INTERESTS (AS DEFINED IN THE SECURITY AGREEMENT), INSTRUMENTS (AS DEFINED IN THE SECURITY AGREEMENT) AND INTELLECTUAL PROPERTY OF THE BORROWER AND EACH SUBSIDIARY GUARANTOR IN EXISTENCE ON THE DATE THEREOF AND NOT THEN LISTED ON SUCH SCHEDULES OR PREVIOUSLY SO IDENTIFIED TO THE ADMINISTRATIVE AGENT; CONCURRENTLY WITH ANY DELIVERY OF FINANCIAL STATEMENTS UNDER SUBSECTIONS (a) AND (b) ABOVE, A CERTIFICATE EXECUTED BY A FINANCIAL OFFICER ATTACHING A TRUE AND COMPLETE LIST OF ALL INVESTMENTS OF THE BORROWER AND SUBSIDIARIES AND INCLUDING INFORMATION AS TO THE IDENTITY AND LOCATION OF THE SECURITIES ACCOUNTS IN WHICH THEY ARE HELD AND SUCH INFORMATION AS SHALL BE SUFFICIENT TO ENABLE THE ADMINISTRATIVE AGENT TO MAKE A DETERMINATION AS TO WHETHER, IN ITS GOOD FAITH DETERMINATION, SUCH INVESTMENTS AND THE EARNINGS THEREFROM SUFFICIENTLY REDUCE THE EXPOSURE OF THE BORROWER AND THE SUBSIDIARIES TO INTEREST RATE FLUCTUATIONS;

   FOR THE PERIOD FROM THE SECOND RESTATEMENT DATE THROUGH SEPTEMBER 30, 2000,
   (i) NO LATER THAN 30 DAYS AFTER THE LAST DAY OF EACH MONTH, A COPY OF ITS CONSOLIDATING BALANCE SHEETS AND RELATED STATEMENTS OF INCOME AND CASH FLOWS AS OF THE END OF AND FOR SUCH MONTH AND (ii) NO LATER THAN 45 DAYS AFTER THE LAST DAY OF EACH MONTH, A COPY OF PROJECTIONS OF ITS CONSOLIDATING BALANCE SHEETS AND RELATED STATEMENTS OF INCOME AND CASH FLOWS ON A MONTHLY BASIS FOR THE NEXT SUCCEEDING TWELVE MONTHS;

   PROMPTLY AFTER THE SAME BECOME PUBLICLY AVAILABLE, COPIES OF ALL MATERIAL PERIODIC AND OTHER REPORTS, PROXY STATEMENTS AND OTHER MATERIALS FILED BY THE BORROWER OR ANY SUBSIDIARY WITH THE SEC OR WITH ANY NATIONAL SECURITIES EXCHANGE, OR DISTRIBUTED BY THE BORROWER TO ITS SHAREHOLDERS GENERALLY, AS THE CASE MAY BE;

   PROMPTLY UPON ENTERING INTO ANY PRIVATE LABEL BUSINESS OR GROUP BUSINESS (AS SUCH TERMS ARE DEFINED IN THE SECURITY AGREEMENT) WHICH WILL REQUIRE THE EXCLUSION OF CUSTOMER DEPOSITS FROM COLLATERAL, NOTIFY THE ADMINISTRATIVE AGENT AND THE LENDERS IN WRITING THEREOF (SUCH NOTICE TO INCLUDE COPIES OF THE RELEVANT AGREEMENTS GOVERNING SUCH TRANSACTIONS, INCLUDING ANY ESCROW OR SIMILAR AGREEMENTS); AND

   PROMPTLY FOLLOWING ANY REQUEST THEREFOR, SUCH OTHER INFORMATION REGARDING THE BORROWER OR ANY SUBSIDIARY, OR COMPLIANCE WITH THE TERMS OF THIS AGREEMENT, AS ANY CREDIT PARTY MAY REASONABLY REQUEST.

SECTION 7.2. NOTICE OF MATERIAL EVENTS

                  The Borrower shall furnish to the Administrative Agent and each Lender, prompt written notice of the following together with a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto:

   THE OCCURRENCE OF ANY DEFAULT;

   THE FILING OR COMMENCEMENT OF ANY ACTION, SUIT OR PROCEEDING BY OR BEFORE ANY GOVERNMENTAL AUTHORITY AGAINST OR AFFECTING THE BORROWER OR ANY AFFILIATE THEREOF THAT, IF ADVERSELY DETERMINED, COULD IN THE GOOD FAITH OPINION OF THE BORROWER REASONABLY BE EXPECTED TO RESULT IN A MATERIAL ADVERSE EFFECT;

   ANY LAPSE, REFUSAL TO RENEW OR EXTEND OR OTHER TERMINATION OF ANY MATERIAL LICENSE, PERMIT, FRANCHISE OR OTHER AUTHORIZATION ISSUED TO THE BORROWER OR ANY SUBSIDIARY BY ANY PERSON OR GOVERNMENTAL AUTHORITY, WHICH LAPSE, REFUSAL OR TERMINATION, COULD REASONABLY BE EXPECTED TO RESULT IN A MATERIAL ADVERSE EFFECT;

   THE OCCURRENCE OF ANY ERISA EVENT THAT, ALONE OR TOGETHER WITH ANY OTHER ERISA EVENTS THAT HAVE OCCURRED, COULD REASONABLY BE EXPECTED TO RESULT IN A MATERIAL ADVERSE EFFECT;

   THE OCCURRENCE OF ANY EQUITY ISSUANCE RESULTING IN NET CASH PROCEEDS;

   THE OCCURRENCE OF ANY INSURED DAMAGE TO ANY PORTION OF ANY COLLATERAL OR THE COMMENCEMENT OF ANY ACTION OR PROCEEDING FOR THE TAKING OF ANY COLLATERAL OR ANY PART THEREOF OR INTEREST THEREIN UNDER

   POWER OF EMINENT DOMAIN OR BY CONDEMNATION OR SIMILAR PROCEEDING THE VALUE OF WHICH WOULD REASONABLY BE EXPECTED TO EXCEED $250,000; OR

   THE OCCURRENCE OF ANY OTHER DEVELOPMENT THAT HAS OR COULD REASONABLY BE EXPECTED TO RESULT IN, A MATERIAL ADVERSE EFFECT.

SECTION 7.3. EXISTENCE; CONDUCT OF BUSINESS

                  The Borrower shall, and shall cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its legal existence (provided that the foregoing shall not prohibit any merger or consolidation not prohibited by Section 8.3), and
   (ii) all rights, licenses, permits, privileges and franchises the absence of which would reasonably be expected to have a Material Adverse effect.


SECTION 7.4. PAYMENT OF OBLIGATIONS

                  The Borrower shall, and shall cause each Subsidiary to, pay and discharge when due, its obligations, including obligations with respect to Taxes, which, if unpaid, could reasonably be expected to result in a Material Adverse effect, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings diligently conducted, (ii) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse effect.

SECTION 7.5. MAINTENANCE OF PROPERTIES

                  The Borrower shall, and shall cause each Subsidiary to, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted) at all times, all of its property other than property, the loss of which would not reasonably be expected to have a Material Adverse effect.

SECTION 7.6. INSURANCE

                  The Borrower shall, and shall cause each Subsidiary to, maintain with financially sound and reputable insurance companies (i) insurance in at least such amounts and against at least such risks (but including in any event public liability and business interruption coverage) as are usually insured against in the same general area by companies engaged in the same or a similar business and (ii) such other insurance as is required pursuant to the terms of any Security Document, and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

SECTION 7.7. BOOKS AND RECORDS; INSPECTION RIGHTS

                  The Borrower shall, and shall cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and, at all reasonable times upon reasonable prior notice, permit representatives of the Credit Parties (including any consultant designated by the Administrative Agent after consultation with the Lenders) to (i) visit the offices of the Borrower and each Subsidiary, (ii) examine such books and records and Accountants' reports relating thereto, (iii) make copies or extracts therefrom, (iv) discuss the affairs of the Borrower and each such Subsidiary with the respective officers thereof, (v) to examine and inspect the property of the Borrower and each such Subsidiary and (vi) meet and discuss the affairs of the Borrower and each such Subsidiary with the Accountants.

SECTION 7.8. COMPLIANCE WITH LAWS

                  The Borrower shall, and shall cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse effect.

SECTION 7.9. ADDITIONAL SUBSIDIARIES

   Domestic Subsidiaries. SUBJECT TO ARTICLE 5, IN THE EVENT THAT ON OR AFTER THE ORIGINAL EFFECTIVE DATE, ANY PERSON SHALL BECOME A DOMESTIC SUBSIDIARY, OR ANY SUBSIDIARY (OTHER THAN A SUBSIDIARY GUARANTOR) SHALL AT ANY TIME BE A DOMESTIC SUBSIDIARY, THE BORROWER SHALL (i) NOTIFY THE ADMINISTRATIVE AGENT IN WRITING THEREOF WITHIN THREE BUSINESS DAYS THEREOF, (ii) CAUSE SUCH PERSON TO EXECUTE AND DELIVER TO THE ADMINISTRATIVE AGENT THE SUBSIDIARY GUARANTEE OR, IF THE SUBSIDIARY GUARANTEE IS THEN IN EFFECT, A GUARANTEE SUPPLEMENT (AS DEFINED THEREIN), A SECURITY AGREEMENT SUPPLEMENT (AS DEFINED IN THE SECURITY AGREEMENT) AND TO BECOME A PARTY TO EACH OTHER APPLICABLE SECURITY DOCUMENT IN THE MANNER PROVIDED THEREIN WITHIN FIVE BUSINESS DAYS THEREAFTER AND TO

   PROMPTLY TAKE SUCH ACTIONS TO CREATE AND PERFECT LIENS ON
   SUCH PERSON'S ASSETS TO SECURE SUCH PERSON'S OBLIGATIONS UNDER THE LOAN DOCUMENTS AS THE ADMINISTRATIVE AGENT OR THE REQUIRED LENDERS SHALL REASONABLY REQUEST, (iii) CAUSE ANY SHARES OF CAPITAL STOCK OF, OR PROMISSORY NOTES EVIDENCING INDEBTEDNESS OF, SUCH NEW DOMESTIC SUBSIDIARY OWNED BY OR ON BEHALF OF ANY LOAN PARTY TO BE PLEDGED PURSUANT TO THE SECURITY AGREEMENT WITHIN FIVE BUSINESS DAYS THEREAFTER, (iv) CAUSE EACH SUCH NEW DOMESTIC SUBSIDIARY TO DELIVER TO THE ADMINISTRATIVE AGENT ANY SHARES OF CAPITAL STOCK OR PROMISSORY NOTES EVIDENCING INDEBTEDNESS OF ANY SUBSIDIARY THAT ARE OWNED BY OR ON BEHALF OF SUCH NEW DOMESTIC SUBSIDIARY WITHIN FIVE BUSINESS DAYS AFTER SUCH SUBSIDIARY IS FORMED OR ACQUIRED (EXCEPT THAT, IF ANY SUCH SUBSIDIARY IS A FOREIGN SUBSIDIARY, SHARES OF CAPITAL STOCK OF SUCH PERSON TO BE SO PLEDGED MAY BE LIMITED AS PROVIDED IN SUBSECTION (b) BELOW AND, IF REQUESTED BY THE ADMINISTRATIVE AGENT WITH RESPECT TO THE PLEDGE OF CAPITAL STOCK OF A FOREIGN SUBSIDIARY, THE ADMINISTRATIVE AGENT SHALL RECEIVE THE DOCUMENTS REFERRED TO IN SUBSECTION
   (b)(iii) BELOW), AND (v) DELIVER TO THE ADMINISTRATIVE AGENT A PERFECTION CERTIFICATE WITH RESPECT TO SUCH SUBSIDIARY AND SUCH ADDITIONAL FINANCING STATEMENTS, GRANTS OF SECURITY INTEREST AND POWERS OF ATTORNEY (AS EACH SUCH TERM IS DEFINED IN THE SECURITY AGREEMENT) CERTIFICATES, INSTRUMENTS, OPINIONS AND OTHER DOCUMENTS AS THE ADMINISTRATIVE AGENT MAY REQUEST.



   Foreign Subsidiaries. IN THE EVENT THAT ON OR AFTER THE ORIGINAL EFFECTIVE DATE, ANY PERSON SHALL BECOME A FOREIGN SUBSIDIARY, THE BORROWER SHALL (i) NOTIFY THE ADMINISTRATIVE AGENT IN WRITING THEREOF WITHIN THREE BUSINESS DAYS THEREOF, (ii) CAUSE SUCH PERSON TO EXECUTE AND DELIVER TO THE ADMINISTRATIVE AGENT AN INTERCOMPANY SUBORDINATION AGREEMENT (iii) CAUSE THE LESSER OF (x) 65% OF THE OUTSTANDING SHARES OF CAPITAL STOCK OF SUCH FOREIGN SUBSIDIARY OR (y) ALL OF SUCH SHARES OWNED BY THE LOAN PARTIES, TOGETHER WITH ALL PROMISSORY NOTES EVIDENCING INDEBTEDNESS OF, SUCH FOREIGN SUBSIDIARY ARE TO ANY LOAN PARTY TO BE PLEDGED PURSUANT TO THE SECURITY AGREEMENT WITHIN FIVE BUSINESS DAYS THEREAFTER, PROVIDED, THAT IF REQUESTED BY THE ADMINISTRATIVE AGENT WITH RESPECT TO THE PLEDGE OF CAPITAL STOCK OF A FOREIGN SUBSIDIARY, DELIVER TO THE ADMINISTRATIVE AGENT AN ADDITIONAL PLEDGE AGREEMENT, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT (EACH AN "Additional Pledge Agreement") AND AN OPINION OF COUNSEL (INCLUDING COUNSEL PRACTICING UNDER THE LAWS OF THE JURISDICTION UNDER WHICH SUCH FOREIGN SUBSIDIARY WAS FORMED) WITH RESPECT TO THE ENFORCEABILITY OF SUCH PLEDGE AGREEMENT OR ADDITIONAL PLEDGE AGREEMENT AND THE VALIDITY AND PERFECTION OF THE LIEN GRANTED THEREIN AND (iv) DELIVER TO THE ADMINISTRATIVE AGENT SUCH CERTIFICATES, INSTRUMENTS AND OPINIONS AS THE ADMINISTRATIVE AGENT MAY REQUEST.

SECTION 7.10. ADDITIONAL COLLATERAL

              Subject to Article 5, if after the Original Effective Date, the Borrower or any other Loan Party acquires any property which would constitute Collateral, the Borrower shall, and shall cause each such Loan Party to, execute any and all documents, financing statements, agreements and instruments, Grants of Security Interests and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, control agreements and other documents), that may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the Transactions or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties.

SECTION 7.11. HEDGING AGREEMENTS

              Within 30 days after the Administrative Agent notifies the Borrower that in the good faith determination of the Administrative Agent (which determination shall be binding on the Borrower), the investments of the Borrower and the Subsidiaries and the earnings therefrom do not sufficiently reduce the exposure of the Borrower and the Subsidiaries to interest rate fluctuations, the Borrower shall enter into and maintain Hedging Agreements, in form and substance reasonably satisfactory to the Administrative Agent, with respect to an amount equal to not less than 50% of the sum of the Aggregate Revolving Exposure at any time.

SECTION 7.12. CONTROL AGREEMENTS

              No later than 30 days after the Second Restatement Date, the Administrative Agent shall have received a control agreement, in form and substance satisfactory to the Administrative Agent (a "Control Agreement"), with respect to each Securities Account in which Collateral is held, in each case duly executed by the Borrower, the Subsidiary Guarantors and the institution at which such Securities Account is maintained and such UCC financing statements as may be requested by the Administrative Agent in connection with the perfection of its security interest in each such Securities Account.

SECTION 7.13. POST CLOSING DELIVERIES

           No later than 30 days after the Second Restatement Date, the Borrower shall deliver or cause to be delivered to the Administrative Agent the following:

   WITH RESPECT TO EACH LOAN PARTY, CERTIFICATES OF GOOD STANDING OF
   THE SECRETARY OF STATE OF THE JURISDICTION OF ITS INCORPORATION OR FORMATION AND OF EACH OTHER JURISDICTION IN WHICH IT IS QUALIFIED TO DO BUSINESS, EXCEPT, IN THE CASE OF SUCH OTHER JURISDICTION, WHEN THE FAILURE TO BE IN GOOD STANDING IN SUCH JURISDICTION WOULD NOT RESULT IN A MATERIAL ADVERSE EFFECT; AND

   UCC-3 AMENDMENTS EXECUTED BY EACH LOAN PARTY AS SHALL BE REQUESTED BY THE ADMINISTRATIVE AGENT TO REFLECT THE CHANGED DEFINITION OF "COLLATERAL" SET FORTH IN AMENDMENT NO. 1 TO THE SECURITY AGREEMENT.

   ARTICLE 8. NEGATIVE COVENANTS

         The Borrower agrees that, so long as any Commitment is in effect and until the principal of, and interest on, each Loan, all Reimbursement Obligations, all Fees and all other amounts payable under the Loan Documents shall have been paid in full:

SECTION 8.1. INDEBTEDNESS

                  The Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any liability for Indebtedness, except:

   INDEBTEDNESS UNDER THE LOAN DOCUMENTS;

   INDEBTEDNESS EXISTING ON THE DATE HEREOF AND SET FORTH IN SCHEDULE 8.1, BUT NOT ANY EXTENSIONS, RENEWALS OR REPLACEMENTS OF ANY SUCH INDEBTEDNESS;

   INDEBTEDNESS OF THE BORROWER TO ANY SUBSIDIARY GUARANTOR AND OF ANY SUBSIDIARY GUARANTOR TO THE BORROWER OR ANY OTHER SUBSIDIARY GUARANTOR;

   GUARANTEES BY THE BORROWER OF INDEBTEDNESS OF ANY SUBSIDIARY GUARANTOR AND BY ANY SUBSIDIARY GUARANTOR OF INDEBTEDNESS OF THE BORROWER OR ANY OTHER SUBSIDIARY GUARANTOR; AND

   INDEBTEDNESS OF THE BORROWER OR ANY SUBSIDIARY INCURRED TO FINANCE THE ACQUISITION, CONSTRUCTION OR IMPROVEMENT OF ANY FIXED OR CAPITAL ASSETS, INCLUDING CAPITAL LEASE OBLIGATIONS AND ANY INDEBTEDNESS ASSUMED IN CONNECTION WITH THE ACQUISITION OF ANY SUCH ASSETS OR SECURED BY A LIEN ON ANY SUCH ASSETS PRIOR TO THE ACQUISITION THEREOF, AND EXTENSIONS, RENEWALS AND REPLACEMENTS OF ANY SUCH INDEBTEDNESS THAT DO NOT INCREASE THE OUTSTANDING PRINCIPAL AMOUNT THEREOF, PROVIDED THAT (A) SUCH INDEBTEDNESS IS INCURRED PRIOR TO OR WITHIN 90 DAYS AFTER SUCH ACQUISITION OR THE COMPLETION OF SUCH CONSTRUCTION OR IMPROVEMENT AND (B) THE AGGREGATE PRINCIPAL AMOUNT OF INDEBTEDNESS PERMITTED BY THIS CLAUSE (e) SHALL NOT EXCEED $2,500,000 AT ANY TIME OUTSTANDING;

   INDEBTEDNESS IN RESPECT OF SURETY BONDS REQUIRED IN THE ORDINARY COURSE OF BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES;

   OTHER UNSECURED INDEBTEDNESS OF THE BORROWER (THE "Refinancing Debt"), PROVIDED THAT: (i) NO DEFAULT SHALL EXIST IMMEDIATELY BEFORE AND AFTER GIVING EFFECT THERETO AND ALL OF THE REPRESENTATIONS AND WARRANTIES CONTAINED IN
   ARTICLE 4 SHALL BE TRUE AND CORRECT AS IF THEN MADE, (ii) THE TERMS AND CONDITIONS OF THE NOTE OR OTHER AGREEMENTS PURSUANT TO WHICH THE REFINANCING DEBT IS ISSUED (COLLECTIVELY, THE "Refinancing Debt Documents") ARE NO LESS FAVORABLE TAKEN AS A WHOLE TO THE BORROWER THAN THE TERMS AND CONDITIONS OF THIS AGREEMENT, (iii) THE REFINANCING DEBT SHALL BE EITHER PARI PASSU WITH, OR SUBORDINATED TO, THE INDEBTEDNESS UNDER THE LOAN DOCUMENTS, (iv) THE MATURITY OF SUCH INDEBTEDNESS IS NOT EARLIER THAN ONE YEAR AFTER THE MATURITY DATE, (v) INTEREST THEREON IS PAYABLE IN CASH AND THE RATE THEREON IS NOT IN EXCESS OF THE RATE AVAILABLE FOR SIMILAR BORROWINGS BY SIMILAR BORROWERS AT THE TIME OF THE INCURRENCE OF THE REFINANCING DEBT, (vi) THE NET CASH PROCEEDS THEREOF ARE APPLIED TO THE PERMANENT REDUCTION OF THE AGGREGATE REVOLVING COMMITMENT AND THE PREPAYMENT OF THE REVOLVING LOANS PURSUANT TO SECTIONS 2.3 AND 2.4, AND (vii) THE ADMINISTRATIVE AGENT RECEIVES A COPY OF THE AGREEMENT, INDENTURE OR OTHER DOCUMENTS GOVERNING SUCH REFINANCING DEBT, WHICH SHALL BE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE REQUIRED LENDERS.

SECTION 8.2. NEGATIVE PLEDGE

                  The Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except for the following (collectively, "PERMITTED LIENS"):

   ANY CUSTOMARY LIEN;

   ANY LIEN ON ANY PROPERTY OR ASSET OF THE BORROWER OR ANY SUBSIDIARY AS SET FORTH ON SCHEDULE 8.2 AND EXISTING ON THE DATE HEREOF, PROVIDED THAT, IN EACH CASE, (i) SUCH LIEN SHALL NOT APPLY TO ANY OTHER PROPERTY OR ASSET OF THE BORROWER OR ANY SUBSIDIARY, AND (ii) SUCH LIEN SHALL SECURE ONLY THOSE OBLIGATIONS WHICH IT SECURES AS SET FORTH ON SUCH SCHEDULE, AND ANY EXTENSIONS, RENEWALS AND REPLACEMENTS THEREOF THAT DO NOT INCREASE THE OUTSTANDING PRINCIPAL AMOUNT THEREOF. (i) ANY LIEN EXISTING ON ANY FIXED OR CAPITAL ASSETS ACQUIRED, CONSTRUCTED OR IMPROVED BY THE BORROWER OR ANY SUBSIDIARY OR (ii) ANY LIEN EXISTING ON ANY ASSET PRIOR TO THE ACQUISITION THEREOF BY THE BORROWER OR ANY SUBSIDIARY OR EXISTING ON ANY ASSET OF ANY PERSON THAT BECOMES A SUBSIDIARY AFTER THE ORIGINAL EFFECTIVE DATE PRIOR TO THE TIME SUCH PERSON BECOMES A SUBSIDIARY, PROVIDED THAT (A) SUCH LIENS SECURE INDEBTEDNESS PERMITTED BY SECTION 8.1(e), (B) SUCH LIENS SHALL NOT APPLY TO ANY OTHER ASSETS OF THE BORROWER OR ANY SUBSIDIARY (OTHER THAN FIXED ASSETS THAT CONSTITUTE FIXTURES THEREON OR ACCESSIONS THERETO), (C) WITH RESPECT TO LIENS UNDER CLAUSE (i) OF THIS SECTION 8.2(c) ONLY, THE INDEBTEDNESS SECURED BY SUCH LIENS DOES NOT EXCEED THE COST OF ACQUIRING, CONSTRUCTING OR IMPROVING SUCH FIXED OR CAPITAL ASSETS AND (D) WITH RESPECT TO LIENS UNDER CLAUSE (ii) OF THIS SECTION 8.2(c) ONLY, SUCH LIENS SHALL BE NOT BE CREATED IN CONTEMPLATION OF OR IN CONNECTION WITH THE ACQUISITION OF SUCH ASSET OR THE CREATION OR ACQUISITION OF SUCH PERSON, AS THE CASE MAY BE, AND SUCH

   LIENS SHALL SECURE ONLY THOSE OBLIGATIONS THAT IT SECURES ON THE DATE OF SUCH ACQUISITION OR CREATION, AS THE CASE MAY BE, AND, TO THE EXTENT PERMITTED UNDER SECTION 8.1(e), ANY EXTENSIONS, RENEWALS AND REPLACEMENTS THEREOF THAT DO NOT INCREASE THE PRINCIPAL AMOUNT THEREOF.

   LIENS ON MARGIN STOCK, IF AND TO THE EXTENT THAT THE VALUE OF THE MARGIN STOCK OF THE BORROWER AND ITS SUBSIDIARIES EXCEEDS 25% OF THE ASSETS (AS DETERMINED BY ANY REASONABLE METHOD) OF THE BORROWER AND ITS SUBSIDIARIES.

SECTION 8.3. FUNDAMENTAL CHANGES

                  The Borrower shall not, and shall not permit Subsidiaries to, consolidate or merge into or with any other Person, or permit any other Person to merge into or consolidate with it or any Subsidiary, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of any class of the Capital Stock of any Subsidiary (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, or permit any Subsidiaries to do any of the foregoing, except that so long as immediately before and after giving effect thereto, no Default shall exist:

   THE BORROWER MAY MERGE WITH ANY SUBSIDIARY GUARANTOR AND ANY SUBSIDIARY GUARANTOR MAY MERGE WITH THE BORROWER OR ANY OTHER SUBSIDIARY GUARANTOR, PROVIDED THAT IN CONNECTION WITH ANY MERGER INVOLVING THE BORROWER, THE BORROWER SHALL BE THE SURVIVOR THEREOF;

   ANY SUBSIDIARY WHICH IS NOT A SUBSIDIARY GUARANTOR MAY MERGE WITH ANY OTHER SUBSIDIARY WHICH IS NOT A SUBSIDIARY GUARANTOR;

   ANY SUBSIDIARY MAY SELL, TRANSFER, LEASE OR OTHERWISE DISPOSE OF ITS ASSETS TO THE BORROWER OR TO ANY SUBSIDIARY GUARANTOR;

   THE BORROWER OR ANY SUBSIDIARY MAY SELL, TRANSFER, LEASE OR OTHERWISE DISPOSE OF ITS ASSETS IN A TRANSACTION THAT IS NOT PERMITTED BY SECTION 8.3, PROVIDED THAT SUCH SALE, TRANSFER, LEASE OR OTHER DISPOSITION IS ALSO PERMITTED BY SECTION 8.6;

   INTENTIONALLY OMITTED;

   INTENTIONALLY OMITTED;

   THE BORROWER MAY MERGE INTO A NEWLY FORMED CORPORATION INCORPORATED UNDER DELAWARE LAW, WITH SUCH DELAWARE CORPORATION AS THE SURVIVOR, PROVIDED, HOWEVER, (i) NO DEFAULT WOULD EXIST IMMEDIATELY BEFORE OR AFTER GIVING EFFECT THERETO, (ii) SUCH SURVIVING CORPORATION SHALL HAVE EXECUTED AND DELIVERED TO THE ADMINISTRATIVE AGENT AN ASSUMPTION AGREEMENT IN FORM AND SUBSTANCE SATISFACTORY TO IT PURSUANT TO WHICH SUCH SURVIVING CORPORATION ASSUMES THE OBLIGATIONS OF THE BORROWER UNDER THE LOAN DOCUMENTS, (iii) THE SURVIVING CORPORATION EXECUTES AND DELIVERS TO THE ADMINISTRATIVE AGENT SUCH UCC-1 FINANCING STATEMENTS AND OTHER DOCUMENTS AS THE ADMINISTRATIVE AGENT SHALL REASONABLY REQUEST IN CONNECTION WITH THE PERFECTION OF THE SECURITY INTERESTS GRANTED UNDER THE COLLATERAL DOCUMENTS.

SECTION 8.4. INVESTMENTS, LOANS, ADVANCES AND GUARANTEES

                  The Borrower shall not, and shall not permit any Subsidiary to, purchase or otherwise acquire, hold or invest in any derivative product, or any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing), or make or permit to exist any loans or advances to, make or permit to exist any Guarantees of any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions (including pursuant to any merger)) any assets of any other Person constituting a business unit, except:

   INVESTMENTS IN CASH EQUIVALENTS AND INVESTMENT GRADE SECURITIES;

   INVESTMENTS EXISTING ON THE DATE HEREOF AS SET FORTH ON SCHEDULE 8.4;

   INVESTMENTS MADE BY THE BORROWER IN THE EQUITY SECURITIES OF ANY SUBSIDIARY GUARANTOR AND MADE BY ANY SUBSIDIARY GUARANTOR IN THE EQUITY SECURITIES OF ANY OTHER SUBSIDIARY GUARANTOR;

   LOANS OR ADVANCES MADE BY THE BORROWER TO ANY SUBSIDIARY GUARANTOR AND MADE BY ANY SUBSIDIARY TO THE BORROWER OR ANY SUBSIDIARY GUARANTOR, PROVIDED THAT IN THE EVENT THAT ANY SUCH LOANS AND ADVANCES MADE BY A LOAN PARTY ARE EVIDENCED BY A PROMISSORY NOTE, SUCH PROMISSORY NOTE SHALL BE PLEDGED PURSUANT TO THE SECURITY AGREEMENT AS ADDITIONAL COLLATERAL;


   ACQUISITIONS MADE BY THE BORROWER FROM ANY SUBSIDIARY GUARANTOR AND MADE BY ANY SUBSIDIARY GUARANTOR FROM THE BORROWER OR ANY OTHER SUBSIDIARY GUARANTOR;

   ACQUISITIONS PERMITTED BY SECTION 8.5;

   GUARANTEES PERMITTED BY SECTION 8.1(d) AND HEDGING AGREEMENTS PERMITTED BY
   SECTION 8.8; AND LOANS AND ADVANCES MADE BY THE BORROWER TO ROGER BALLOU AND
   J. RAYMOND LEWIS IN AN AGGREGATE PRINCIPAL AMOUNT NOT EXCEEDING $1,208,000 AND $302,000, RESPECTIVELY, AT ANY TIME OUTSTANDING, TOGETHER WITH ANY EVIDENCE THEREOF, PROVIDED THAT THE PROCEEDS OF EACH SUCH LOAN OR ADVANCE SHALL BE USED SOLELY FOR THE PURPOSE OF ENABLING THEM TO PAY OR SATISFY THEIR RESPECTIVE TAX LIABILITIES.

         Notwithstanding anything in this Agreement to the contrary, all invested customer deposits shall be invested in cash, Cash Equivalents and Investment Grade Securities.

SECTION 8.5. ACQUISITIONS

                  The Borrower shall not, and shall not permit any Subsidiary to, at any time, make any purchase or other acquisition (including by way of a dividend received or otherwise and whether in a single transaction or in a series of related transactions) of (i) any assets of any other Person that, taken together, constitute a business unit, (ii) any Capital Stock of any other Person if, immediately thereafter, such other Person would be a Subsidiary of the Borrower (iii) any assets of any other Person otherwise not in the ordinary course of business, or (iv) enter into any binding agreement to perform any transaction described in clauses (i), (ii) or (iii) above which is not contingent on obtaining the consent of the Required Lenders (each transaction described in clauses (i), (ii), (iii) and (iv) above being referred to as an "ACQUISITION"), except that the Borrower or any Subsidiary may make Acquisitions, provided that:

   THE BORROWER OR ANY SUBSIDIARY GUARANTOR SHALL HAVE RECEIVED NET CASH PROCEEDS ATTRIBUTABLE TO ONE OR MORE EQUITY ISSUANCES AFTER THE SECOND RESTATEMENT DATE IN AN AGGREGATE AMOUNT GREATER THAN OR EQUAL TO $25,000,000;

   NO DEFAULT SHALL OR WOULD EXIST IMMEDIATELY BEFORE OR AFTER GIVING EFFECT TO EACH SUCH ACQUISITION AND ALL OF THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE 4 SHALL BE TRUE AND CORRECT AS IF THEN MADE;

   ON THE DATE OF SUCH ACQUISITION, EBITDA FOR THE FOUR QUARTER TRAILING PERIOD IS GREATER THAN OR EQUAL TO $12,000,000;

   THE SUM (THE "ACQUISITION CONSIDERATION") OF (i) THE CASH CONSIDERATION PAID OR AGREED TO BE PAID IN CONNECTION WITH SUCH ACQUISITION PLUS (ii) THE FAIR MARKET VALUE OF ALL NON-CASH CONSIDERATION PAID OR AGREED TO BE PAID IN CONNECTION WITH SUCH ACQUISITION PLUS (iii) AN AMOUNT EQUAL TO THE PRINCIPAL OR STATED AMOUNT OF ALL LIABILITIES ASSUMED OR INCURRED BY ANY LOAN PARTY IN CONNECTION WITH SUCH ACQUISITION SHALL NOT EXCEED $10,000,000 AND THE ACQUISITION CONSIDERATION WITH RESPECT TO SUCH ACQUISITION TOGETHER WITH THE ACQUISITION CONSIDERATION OF ALL OTHER ACQUISITIONS MADE ON OR AFTER THE SECOND RESTATEMENT DATE SHALL NOT EXCEED THE LESSER OF (x) $15,000,000 AND
   (y) AN AMOUNT EQUAL TO THE AGGREGATE AMOUNT OF NET CASH PROCEEDS RECEIVED BY THE BORROWER OR ANY SUBSIDIARY GUARANTOR ATTRIBUTABLE TO ONE OR MORE EQUITY ISSUANCES AFTER THE SECOND RESTATEMENT DATE LESS $25,000,000;

   THE PERSON OR BUSINESS ACQUIRED IN SUCH ACQUISITION IS IN THE LINE OF BUSINESS; AND

   THE BORROWER SHALL HAVE DELIVERED TO THE ADMINISTRATIVE AGENT AND EACH LENDER A CERTIFICATE OF A FINANCIAL OFFICER AS TO THE FOREGOING MATTERS CONTAINING CALCULATIONS (IN REASONABLE DETAIL) OF SUCH EBITDA FOR SUCH FOUR QUARTER TRAILING PERIOD AND CALCULATIONS ON A PRO-FORMA BASIS AS OF THE DATE OF SUCH ACQUISITION AND FOR THE PERIOD OF THE SUCCEEDING FOUR FISCAL QUARTERS DEMONSTRATING COMPLIANCE WITH THE FINANCIAL COVENANTS CONTAINED IN
   SECTION 8.14.

SECTION 8.6. DISPOSITIONS

                  The Borrower shall not, and shall not permit any Subsidiary to, sell, assign, lease, transfer or otherwise dispose of any property or assets, except:

   (i) SALES OF INVENTORY AND UNCONSOLIDATED INVESTMENTS IN THE ORDINARY COURSE OF BUSINESS, (ii) SALES, ASSIGNMENTS, TRANSFERS OR OTHER DISPOSITIONS OF ANY PROPERTY OR ASSETS THAT, IN THE REASONABLE OPINION OF THE BORROWER OR SUCH SUBSIDIARY, AS THE CASE MAY BE, ARE OBSOLETE OR NO LONGER USEFUL IN THE CONDUCT OF ITS BUSINESS AND (iii) INVESTMENTS IN CASH EQUIVALENTS, AND INVESTMENT GRADE SECURITIES; SALES OF MARGIN STOCK, IF AND TO THE EXTENT THAT THE VALUE OF THE MARGIN STOCK OF THE BORROWER AND THE SUBSIDIARIES EXCEEDS 25% OF THE VALUE OF THE ASSETS (AS DETERMINED BY ANY REASONABLE METHOD) OF THE BORROWER AND THE SUBSIDIARIES;

   SALES, ASSIGNMENTS, TRANSFERS, LEASES AND OTHER DISPOSITIONS MADE BY THE BORROWER TO ANY SUBSIDIARY GUARANTOR AND MADE BY ANY SUBSIDIARY GUARANTOR TO THE BORROWER OR ANY OTHER SUBSIDIARY GUARANTOR; AND

   SALES, ASSIGNMENTS, LEASES, TRANSFERS OR OTHER DISPOSITIONS NOT OTHERWISE DESCRIBED IN THIS SECTION 8.6 (EACH A "Disposition"), PROVIDED THAT (i) IMMEDIATELY BEFORE AND AFTER GIVING EFFECT TO EACH SUCH DISPOSITION, NO DEFAULT SHALL OR WOULD EXIST, (ii) 100% OF THE TOTAL CONSIDERATION RECEIVED OR TO BE RECEIVED THEREFOR BY THE BORROWER OR THE SUBSIDIARIES SHALL BE PAYABLE IN CASH OR CASH EQUIVALENTS ON OR BEFORE THE CLOSING THEREOF AND SHALL NOT BE LESS THAN THE FAIR MARKET VALUE THEREOF AS REASONABLY DETERMINED BY THE MANAGING PERSON OF THE BORROWER OR SUCH SUBSIDIARY, (iii) THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL HAVE RECEIVED (A) WRITTEN NOTICE THEREOF NOT LESS THAN TEN BUSINESS DAYS PRIOR TO EACH SUCH DISPOSITION, AND
   (B) A CERTIFICATE IN RESPECT THEREOF SIGNED BY A DULY AUTHORIZED OFFICER OF THE BORROWER (x) IDENTIFYING THE PROPERTY OR OTHER ASSET SUBJECT TO SUCH DISPOSITION, AND CERTIFYING (y) THAT THE CONSIDERATION RECEIVED OR TO BE RECEIVED BY THE BORROWER OR SUCH SUBSIDIARY FOR SUCH PROPERTY HAS BEEN DETERMINED BY THE MANAGING PERSON THEREOF TO BE NOT LESS THAN THE FAIR MARKET VALUE OF SUCH PROPERTY AND (z) THE TOTAL CONSIDERATION TO BE RECEIVED IN RESPECT OF SUCH DISPOSITION, TOGETHER WITH ESTIMATES OF ITEMS TO BE DEDUCTED THEREFROM IN ARRIVING AT THE NET CASH PROCEEDS THEREOF.

SECTION 8.7. RESTRICTED PAYMENTS

                  The Borrower shall not, and shall not permit any Subsidiaries to declare, pay or make or agree to declare, pay or make any dividend or other distribution, direct or indirect, on account of any

   Capital Stock issued by such Person now or hereafter outstanding (other than a dividend payable solely in shares or other units of such Capital Stock to the holders of such shares or other units) or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition, direct or indirect, of any shares of any class of its Capital Stock now or hereafter outstanding (collectively, "RESTRICTED PAYMENTS"), except THE BORROWER MAY DECLARE AND PAY DIVIDENDS WITH RESPECT TO ITS EQUITY SECURITIES PAYABLE SOLELY IN ADDITIONAL SHARES OF ITS EQUITY SECURITIES,

   ANY SUBSIDIARY MAY DECLARE AND PAY DIVIDENDS WITH RESPECT TO ITS EQUITY SECURITIES TO THE BORROWER OR ANY SUBSIDIARY GUARANTOR;

   THE BORROWER MAY DECLARE AND PAY CASH DIVIDENDS ON PREFERRED STOCK, CONVERTIBLE PREFERRED STOCK OR SIMILAR SECURITIES ISSUED IN ONE OR MORE EQUITY ISSUANCES AFTER THE SECOND RESTATEMENT DATE, PROVIDED THAT (i) NO DEFAULT SHALL OR WOULD EXIST IMMEDIATELY BEFORE OR AFTER THE DECLARATION OR PAYMENT THEREOF AND (ii) AS OF THE DATE OF SUCH DECLARATION OR PAYMENT, EBITDA FOR THE FOUR QUARTER TRAILING PERIOD IS GREATER THAN OR EQUAL TO $18,000,000; PROVIDED, FURTHER, THAT THE AGGREGATE AMOUNT OF SUCH DIVIDENDS PAID IN ANY FISCAL YEAR SHALL IN NO EVENT EXCEED AN AMOUNT EQUAL TO 25% OF EXCESS CASH FLOW FOR THE FOUR QUARTER TRAILING PERIOD DETERMINED AS OF THE DATE OF SUCH DECLARATION OR PAYMENT;

   THE BORROWER MAY ACCEPT IN SATISFACTION OF THE INDEBTEDNESS OF J. RAYMOND LEWIS IDENTIFIED IN SECTION 8.4(h) HEREOF, SHARES OF CAPITAL STOCK OF BORROWER OWNED BY MR. LEWIS; AND THE PREFERRED STOCK, CONVERTIBLE PREFERRED STOCK OR OTHER SIMILAR SECURITY TO BE ISSUED BY THE BORROWER AFTER THE SECOND RESTATEMENT DATE MAY (i) PROVIDE FOR THE ACCRUAL OF A DIVIDEND, PROVIDED THAT THE HOLDER THEREOF SHALL HAVE NO RIGHT, CLAIM OR CAUSE OF ACTION RELATING TO ANY SUCH DIVIDEND OR THE PAYMENT THEREOF UNLESS AND UNTIL SUCH DIVIDEND HAS BEEN DECLARED BY THE BOARD OF DIRECTORS OF THE BORROWER, AND THE BOARD OF DIRECTORS OF THE BORROWER MAY NOT DECLARE OR PAY ANY SUCH DIVIDEND UNLESS PERMITTED UNDER SECTION 8.7, AND (ii) CONTAIN A REDEMPTION FEATURE, PROVIDED SUCH PREFERRED STOCK, CONVERTIBLE PREFERRED STOCK OR OTHER SIMILAR SECURITY IS NOT DISQUALIFIED STOCK.

SECTION 8.8. HEDGING AGREEMENTS

                  The Borrower shall not, and shall not permit any Subsidiary to, enter into any Hedging Agreements, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

SECTION 8.9.      SALE AND LEASE-BACK TRANSACTIONS

                  The Borrower shall not, and shall not permit any Subsidiary to, enter into an arrangement with any Person or group of Persons providing for the renting or leasing by the Borrower or any Subsidiary of any property or asset which has been or is to be sold or transferred by the Borrower or any Subsidiary to any such Person.

SECTION 8.10.     LINES OF BUSINESS

                  The Borrower shall not, and shall not permit any Subsidiary to, engage in any business other than the Line of Business.

SECTION 8.11.     TRANSACTIONS WITH AFFILIATES

                  The Borrower shall not, and shall not permit any Subsidiary to, become a party to any transaction with an Affiliate, or permit any Subsidiary so to do, unless the Borrower's or such Subsidiary's Managing Person shall have determined that the terms and conditions relating thereto are as favorable to the Borrower or such Subsidiary as those which would be obtainable at the time in a comparable arms-length transaction with a Person other than an Affiliate, provided that this Section shall not apply to any transaction permitted under Section 8.4(h).

SECTION 8.12.     USE OF PROCEEDS

                  The Borrower shall not use the proceeds of the Loans for any purpose other than working capital purposes that are consistent with the provisions hereof, including the payment of Fees hereunder.

SECTION 8.13.     RESTRICTIVE AGREEMENTS

                  The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any such Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Borrower or any other Subsidiary of the Borrower or to Guarantee Indebtedness of the Borrower or any other

   Subsidiary of the Borrower, provided that the foregoing shall not apply to restrictions and conditions imposed by applicable law or by this Agreement.

SECTION 8.14.     FINANCIAL COVENANTS

   Leverage Ratio. THE BORROWER SHALL NOT PERMIT THE LEVERAGE RATIO TO AT ANY TIME EXCEED THE RATIO SET FORTH BELOW WITH RESPECT TO THE APPLICABLE PERIOD SET FORTH BELOW:

=========================================================================================
                            PERIOD                                        RATIO
-----------------------------------------------------------------------------------------
September 30, 1999 through September 30, 2000                          Not tested
-----------------------------------------------------------------------------------------
October 1, 2000 through December 31, 2000                               4.00:1.00
-----------------------------------------------------------------------------------------
January 1, 2001 through December 31, 2001                               2.75:1.00
-----------------------------------------------------------------------------------------
January 1, 2002 and thereafter                                          2.50:1.00
=========================================================================================

         Notwithstanding the foregoing, in the event that the Borrower or any Subsidiary Guarantor has received an aggregate of $25,000,000 or more in Net Cash Proceeds from one or more Equity Issuances after the Second Restatement Date and on or before December 31, 2000, during the period from the date on which the Borrower or any Subsidiary Guarantor has received at least $25,000,000 in such Net Cash Proceeds through December 31, 2000, the maximum permitted Leverage Ratio shall be 2.75:1.00 rather than 4.00:1.00 as set forth in the preceding table.

   Interest Coverage Ratio. THE BORROWER SHALL NOT PERMIT THE INTEREST COVERAGE RATIO AS OF THE LAST DAY OF ANY FISCAL QUARTER TO BE LESS THAN THE RATIO SET FORTH BELOW WITH RESPECT TO THE APPLICABLE PERIOD SET FORTH BELOW:

=========================================================================================
                        PERIOD                                        RATIO
-----------------------------------------------------------------------------------------
July 1, 1999 through September 30, 1999                             3.50:1.00
-----------------------------------------------------------------------------------------
October 1, 1999 through December 31, 1999                           1.90:1.00
-----------------------------------------------------------------------------------------
January 1, 2000 through March 31, 2000                              1.15:1.00
-----------------------------------------------------------------------------------------
April 1, 2000 through June 30, 2000                                 1.70:1.00
-----------------------------------------------------------------------------------------
July 1, 2000 through September 30, 2000                             2.50:1.00
-----------------------------------------------------------------------------------------
October 1, 2000 through December 31, 2000                           3.25:1.00
-----------------------------------------------------------------------------------------
January 1, 2001 and thereafter                                      5.00:1.00
=========================================================================================

   Fixed Charge Coverage Ratio. THE BORROWER SHALL NOT PERMIT THE FIXED CHARGE COVERAGE RATIO AS OF THE LAST DAY OF ANY FISCAL QUARTER TO BE LESS THAN THE RATIO SET FORTH BELOW WITH RESPECT TO THE APPLICABLE PERIOD SET FORTH BELOW:

=========================================================================================
                           PERIOD                                       RATIO
-----------------------------------------------------------------------------------------
September 30, 1999 through September 30, 2000                         Not tested
-----------------------------------------------------------------------------------------
October 1, 2000 through December 31, 2000                             1.00:1.00
-----------------------------------------------------------------------------------------
January 1, 2001 and thereafter                                        1.50:1.00
=========================================================================================

   Minimum Net Worth. THE BORROWER SHALL NOT PERMIT NET WORTH TO BE LESS THAN:

    as of each of December 31, 1998, March 31, 1999, June 30, 1999 and September 30, 1999, an amount equal to $44,000,000,

    as of each of December 31, 1999, March 31, 2000, June 30, 2000 and September 30, 2000, an amount equal to $44,000,000 plus the sum for the fiscal year ended December 31, 1999, of 75% of the net profit (but not net loss) of the Borrower and the Subsidiaries on a consolidated basis for such fiscal year, as of each of December 31, 2000, March 31, 2001, June 30, 2001 and September 30, 2001, an amount equal to the amount calculated under clause (ii) above plus the sum for the fiscal year ended December 31, 2000, of 75% of the net profit (but not net loss) of the Borrower and the Subsidiaries on a consolidated basis for such fiscal year, as of December 31, 2001, an amount equal to the amount calculated under clause (iii) above plus the sum for the fiscal year ended December 31, 2001, of 75% of the net profit (but not net loss) of the Borrower and the Subsidiaries on a consolidated basis for such fiscal year,

   Capital Expenditures. THE BORROWER SHALL NOT MAKE ANY CAPITAL EXPENDITURES (OR INCUR ANY OBLIGATION TO MAKE ANY CAPITAL EXPENDITURE) OR PERMIT ANY SUBSIDIARY TO DO SO, IN ANY FOUR QUARTER TRAILING PERIOD IN AN AGGREGATE AMOUNT IN EXCESS OF THE AMOUNTS SET FORTH BELOW FOR SUCH PERIOD (TO BE CALCULATED ON A NONCUMULATIVE BASIS SO THAT AMOUNTS NOT EXPENDED IN A FISCAL YEAR MAY NOT BE CARRIED OVER AND EXPENDED IN ANY SUBSEQUENT FISCAL YEAR):

=========================================================================================
                        PERIOD                                       AMOUNT
-----------------------------------------------------------------------------------------
July 1, 1999 through September 30, 1999                            $6,500,000
-----------------------------------------------------------------------------------------
October 1, 1999 through December 31, 1999                          $7,000,000
-----------------------------------------------------------------------------------------
January 1, 2000 through March 31, 2000                             $7,125,000
-----------------------------------------------------------------------------------------
April 1, 2000 through June 30, 2000                                $6,750,000
-----------------------------------------------------------------------------------------
July 1, 2000 through September 30, 2000                            $6,750,000
-----------------------------------------------------------------------------------------
October 1, 2000 through December 31, 2000                          $6,125,000
-----------------------------------------------------------------------------------------
January 1, 2001 and thereafter                                     $6,500,000
=========================================================================================

   Customer Deposit Ratio. THE BORROWER SHALL NOT PERMIT THE CUSTOMER DEPOSIT RATIO AT ANY TIME DURING THE PERIOD SE FORTH BELOW TO BE LESS THAN THE RATIO SET FORTH BELOW WITH RESPECT TO THE APPLICABLE PERIOD SET FORTH BELOW:

=========================================================================================
                           PERIOD                                       RATIO
-----------------------------------------------------------------------------------------
September 30, 1999 through September 30, 2000                         Not tested
-----------------------------------------------------------------------------------------
October 1, 2000 and thereafter                                        0.75:1.00
=========================================================================================

   Minimum EBITDA. THE BORROWER SHALL NOT PERMIT EBITDA AS OF THE LAST DAY OF ANY FISCAL QUARTER (CALCULATED ON A FOUR QUARTER TRAILING PERIOD BASIS) DURING THE PERIODS SET FORTH IN THE TABLE BELOW BE LESS THAN THE AMOUNTS SET FORTH BELOW IN SUCH TABLE FOR SUCH PERIOD, PROVIDED THAT FOR PURPOSES OF THIS SUBSECTION (g), EBITDA SHALL BE ADJUSTED AS FOLLOWS: (i) WITH RESPECT TO THE FOUR QUARTER TRAILING PERIOD ENDED SEPTEMBER 30, 1999, BY DEDUCTING THE SUM OF $2,237,716 FROM EBITDA AS CALCULATED UNDER THE DEFINITION THEREOF, (ii) WITH RESPECT TO THE FOUR QUARTER TRAILING PERIOD ENDING DECEMBER 31, 1999, BY DEDUCTING THE SUM OF $1,852,761 FROM EBITDA AS CALCULATED UNDER THE DEFINITION THEREOF, (iii) WITH RESPECT TO THE FOUR QUARTER TRAILING PERIOD ENDING MARCH 31, 2000, BY DEDUCTING THE SUM OF $921,000 FROM EBITDA AS CALCULATED UNDER THE DEFINITION THEREOF, AND (iv) WITH RESPECT TO EACH FOUR QUARTER TRAILING PERIOD ENDING THEREAFTER, BY COMPUTING EBITDA ON A CONSISTENT BASIS TO REFLECT ACQUISITIONS AND DISPOSITIONS MADE BY THE BORROWER AND THE SUBSIDIARIES

   DURING SUCH FOUR QUARTER TRAILING PERIOD AS IF THEY OCCURRED AT THE BEGINNING OF SUCH FOUR QUARTER TRAILING PERIOD:

=========================================================================================
                            PERIOD                                       AMOUNT
-----------------------------------------------------------------------------------------
July 1, 1999 through September 30, 1999                                $5,800,000
-----------------------------------------------------------------------------------------
October 1, 1999 through December 31, 1999                              $2,900,000
-----------------------------------------------------------------------------------------
January 1, 2000 through March 31, 2000                                 $3,150,000
-----------------------------------------------------------------------------------------
April 1, 2000 through June 30, 2000                                    $6,500,000
-----------------------------------------------------------------------------------------
July 1, 2000 through September 30, 2000                                $10,400,000
=========================================================================================

SECTION 8.15.     ACCOUNTS

    The Borrower shall not, and shall not permit any Subsidiary to establish or maintain any Securities Account unless it shall have given the Administrative Agent at least 30 days prior written notice thereof and the Person with whom such Securities Account will be maintained has entered into a Control Agreement, provided that no such Control Agreement shall be required to the extent that the Borrower demonstrates to the reasonable satisfaction of the Administrative Agent (i) that such Control Agreement or the granting of a security interest in such Securities Account is prohibited by contract in effect on the Second Restatement Date or is prohibited by law, or (ii) that such Securities Account does not contain Collateral. In addition, the relevant Loan Party shall execute and deliver such UCC financing statements as may requested by the Administrative Agent in connection with the perfection of its security interest in any Securities Account which contains Collateral.

   ARTICLE 9.     DEFAULTS

SECTION 9.1. EVENTS OF DEFAULT

                  The following shall each constitute an "EVENT OF DEFAULT" hereunder:

   THE FAILURE OF THE BORROWER TO MAKE (i) ANY PAYMENT OF PRINCIPAL ON ANY LOAN, OR IN RESPECT OF ANY REIMBURSEMENT OBLIGATION, WHEN DUE AND PAYABLE, OR (ii) ANY DEPOSIT INTO THE CASH COLLATERAL ACCOUNT WHEN REQUIRED HEREBY; OR

   THE FAILURE OF THE BORROWER TO MAKE ANY PAYMENT OF INTEREST, FEES, EXPENSES OR OTHER AMOUNTS PAYABLE UNDER ANY LOAN DOCUMENT OR OTHERWISE TO THE ADMINISTRATIVE AGENT WITH RESPECT TO THE LOAN FACILITIES ESTABLISHED HEREUNDER WITHIN THREE BUSINESS DAYS OF THE DATE WHEN DUE AND PAYABLE; OR THE FAILURE OF THE BORROWER TO OBSERVE OR PERFORM ANY COVENANT OR AGREEMENT CONTAINED IN SECTION 7.9, 7.10, 7.11 OR ARTICLE 8; OR

   THE FAILURE OF ANY LOAN PARTY TO OBSERVE OR PERFORM ANY OTHER TERM, COVENANT, OR AGREEMENT CONTAINED IN ANY LOAN DOCUMENT TO WHICH IT IS A PARTY AND SUCH FAILURE SHALL HAVE CONTINUED UNREMEDIED FOR A PERIOD OF 30 DAYS AFTER SUCH LOAN PARTY SHALL HAVE OBTAINED KNOWLEDGE THEREOF; OR

   ANY REPRESENTATION OR WARRANTY MADE BY ANY LOAN PARTY (OR BY AN OFFICER THEREOF ON ITS BEHALF) IN ANY LOAN DOCUMENT OR IN ANY CERTIFICATE, REPORT, OPINION (OTHER THAN AN OPINION OF COUNSEL) OR OTHER DOCUMENT DELIVERED OR TO BE DELIVERED PURSUANT THERETO, SHALL PROVE TO HAVE BEEN INCORRECT OR MISLEADING (WHETHER BECAUSE OF MISSTATEMENT OR OMISSION) IN ANY MATERIAL RESPECT WHEN MADE; OR THE FAILURE OF ANY LOAN PARTY TO MAKE ANY PAYMENT (WHETHER OF PRINCIPAL OR INTEREST AND REGARDLESS OF AMOUNT) IN RESPECT OF MATERIAL LIABILITIES WHEN DUE OR WITHIN ANY GRACE PERIOD FOR THE PAYMENT THEREOF; OR

   ANY EVENT OR CONDITION OCCURS THAT RESULTS IN ANY MATERIAL LIABILITY BECOMING OR BEING DECLARED TO BE DUE AND PAYABLE PRIOR TO THE SCHEDULED MATURITY THEREOF, OR THAT ENABLES OR PERMITS (WITH OR WITHOUT THE GIVING OF NOTICE, THE LAPSE OF TIME OR BOTH) THE HOLDER OR HOLDERS OF ANY MATERIAL LIABILITY OR ANY TRUSTEE OR AGENT ON ITS OR THEIR BEHALF TO CAUSE ANY MATERIAL LIABILITY TO BE DUE AND PAYABLE, OR TO REQUIRE THE PREPAYMENT, REPURCHASE, REDEMPTION OR DEFEASANCE THEREOF, IN EACH CASE PRIOR TO THE SCHEDULED MATURITY THEREOF (IN EACH CASE AFTER GIVING EFFECT TO ANY APPLICABLE GRACE PERIOD); OR ANY LOAN PARTY SHALL (i) SUSPEND OR DISCONTINUE ITS BUSINESS (EXCEPT TO THE EXTENT PERMITTED BY SECTION 7.3), (ii) MAKE AN ASSIGNMENT FOR THE BENEFIT OF CREDITORS, (iii) GENERALLY NOT BE PAYING ITS DEBTS AS SUCH DEBTS BECOME DUE, (iv) ADMIT IN WRITING ITS INABILITY TO PAY ITS DEBTS AS THEY BECOME DUE, (v) FILE A

   VOLUNTARY PETITION IN BANKRUPTCY, (vi) BECOME INSOLVENT, (vii) FILE ANY PETITION OR ANSWER SEEKING FOR ITSELF ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT OF DEBT, LIQUIDATION OR DISSOLUTION OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE STATUTE, LAW OR REGULATION OF ANY JURISDICTION, (viii) PETITION OR APPLY TO ANY TRIBUNAL FOR ANY RECEIVER, CUSTODIAN OR ANY TRUSTEE FOR ANY SUBSTANTIAL PART OF ITS PROPERTY, (ix) BE THE SUBJECT OF ANY SUCH PROCEEDING FILED AGAINST IT WHICH REMAINS UNDISMISSED FOR A PERIOD OF 60 DAYS, (x) FILE ANY ANSWER ADMITTING OR NOT CONTESTING THE MATERIAL ALLEGATIONS OF ANY SUCH PETITION FILED AGAINST IT OR ANY ORDER, JUDGMENT OR DECREE APPROVING SUCH PETITION IN ANY SUCH PROCEEDING, (xi) SEEK, APPROVE, CONSENT TO, OR ACQUIESCE IN ANY SUCH PROCEEDING, OR IN THE APPOINTMENT OF ANY TRUSTEE, RECEIVER, SEQUESTRATOR, CUSTODIAN, LIQUIDATOR, OR FISCAL AGENT FOR IT, OR ANY SUBSTANTIAL PART OF ITS PROPERTY, OR AN ORDER IS ENTERED APPOINTING ANY SUCH TRUSTEE, RECEIVER, CUSTODIAN, LIQUIDATOR OR FISCAL AGENT AND SUCH ORDER REMAINS IN EFFECT FOR 60 DAYS, OR (xii) TAKE ANY FORMAL ACTION FOR THE PURPOSE OF EFFECTING ANY OF THE FOREGOING OR LOOKING TO THE LIQUIDATION OR DISSOLUTION OF THE BORROWER, SUCH SUBSIDIARY OR SUCH OTHER LOAN PARTY; OR

   AN (i) ORDER OR DECREE IS ENTERED BY A COURT HAVING JURISDICTION (A) ADJUDGING ANY LOAN PARTY BANKRUPT OR INSOLVENT, (B) APPROVING AS PROPERLY FILED A PETITION SEEKING REORGANIZATION, LIQUIDATION, ARRANGEMENT, ADJUSTMENT OR COMPOSITION OF OR IN RESPECT OF ANY LOAN PARTY UNDER THE BANKRUPTCY OR INSOLVENCY LAWS OF ANY JURISDICTION, (C) APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR (OR OTHER SIMILAR OFFICIAL) OF ANY LOAN PARTY OR OF ANY SUBSTANTIAL PART OF THE PROPERTY OF ANY THEREOF, OR (D) ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF ANY LOAN PARTY, AND ANY SUCH DECREE OR ORDER CONTINUES UNSTAYED AND IN EFFECT FOR A PERIOD OF 60 DAYS OR (ii) ORDER FOR RELIEF IS ENTERED UNDER THE BANKRUPTCY OR INSOLVENCY LAWS OF ANY JURISDICTION; OR

   JUDGMENTS OR DECREES AGAINST ANY LOAN PARTY AGGREGATING IN EXCESS OF $250,000 (UNLESS ADEQUATELY INSURED BY A SOLVENT UNAFFILIATED INSURANCE COMPANY WHICH HAS ACKNOWLEDGED COVERAGE), SHALL REMAIN UNPAID, UNSTAYED ON APPEAL, UNDISCHARGED, UNBONDED OR UNDISMISSED FOR A PERIOD OF 60 CONSECUTIVE DAYS; OR

   ANY OF THIS AGREEMENT, ANY NOTE, OR ANY SECURITY DOCUMENT SHALL CEASE, FOR ANY REASON, TO BE IN FULL FORCE AND EFFECT, OR ANY LOAN PARTY SHALL SO ASSERT IN WRITING OR SHALL DISAVOW ANY OF ITS OBLIGATIONS UNDER ANY OF THIS AGREEMENT, ANY NOTE, OR ANY SECURITY DOCUMENT; OR

   ANY LIEN PURPORTED TO BE CREATED UNDER ANY SECURITY DOCUMENT SHALL CEASE TO BE, OR SHALL BE ASSERTED BY ANY LOAN PARTY NOT TO BE, A VALID AND PERFECTED LIEN ON, AND SECURITY INTEREST IN, ANY COLLATERAL, WITH THE PRIORITY REQUIRED BY THE APPLICABLE SECURITY DOCUMENT, EXCEPT AS A RESULT OF A DISPOSITION THEREOF TO THE EXTENT PERMITTED UNDER THE LOAN DOCUMENTS; OR

   AN ERISA EVENT SHALL HAVE OCCURRED THAT, IN THE OPINION OF THE REQUIRED LENDERS, WHEN TAKEN TOGETHER WITH ALL OTHER ERISA EVENTS THAT HAVE OCCURRED, COULD REASONABLY BE EXPECTED TO RESULT IN LIABILITY OF THE BORROWER AND ITS SUBSIDIARIES IN AN AGGREGATE AMOUNT EXCEEDING (i) IN ANY YEAR, $250,000, OR
   (ii) FOR ALL PERIODS, $250,000; OR THE OCCURRENCE OF A CHANGE OF CONTROL.

SECTION 9.2. CONTRACT REMEDIES

   UPON THE OCCURRENCE OF AN EVENT OF DEFAULT OR AT ANY TIME THEREAFTER DURING THE CONTINUANCE THEREOF,

    in the case of an Event of Default specified in Section 9.1(h) or 9.1(i), without declaration or notice to the Borrower, all of the Commitments shall immediately and automatically terminate, and the Revolving Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall immediately become due and payable, and in all other cases, upon the direction of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare all of the Commitments to be terminated forthwith, whereupon such Commitments shall immediately terminate, and/or declare the Revolving Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable.

   In the event that the Revolving Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall have been declared due and payable pursuant to the provisions of this Section, the Administrative Agent (i) upon the direction of the Required Lenders, shall proceed to enforce the rights of the holders of the Notes and the Reimbursement Obligations by suit in equity, action at law and/or other appropriate proceedings, whether for payment or the specific performance of any covenant or

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   agreement contained in the Loan Documents and (ii) may exercise any and all rights and remedies provided to the Administrative Agent by the Loan Documents. To the extent permitted by law, except as otherwise expressly provided in the Loan Documents, the Borrower expressly waives presentment, demand, protest and all other notices of any kind in connection with the Loan Documents are hereby expressly waived. To the extent permitted by law, the Borrower hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Loan Document. IN THE EVENT THAT THE COMMITMENTS SHALL HAVE TERMINATED OR THE REVOLVING LOANS, ALL ACCRUED AND UNPAID INTEREST THEREON AND ALL OTHER AMOUNTS OWING UNDER THE LOAN DOCUMENTS SHALL HAVE BECOME DUE AND PAYABLE PURSUANT TO THE PROVISIONS OF THIS ARTICLE 9, ANY FUNDS RECEIVED BY ANY CREDIT PARTY FROM OR ON BEHALF OF THE BORROWER (EXCEPT FUNDS RECEIVED BY ANY LENDER AS A RESULT OF A PURCHASE FROM ANY OTHER LENDER PURSUANT TO SECTION 2.6(c)) SHALL BE REMITTED TO, AND APPLIED BY, THE ADMINISTRATIVE AGENT IN THE FOLLOWING MANNER AND ORDER:

    first, to the payment of interest on, and then the principal portion of, any Revolving Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or any Loan Party, second, to reimburse the Administrative Agent, the Issuer and the Lenders, in that order, for any expenses due from the Borrower pursuant to the provisions of Section 11.4,

    third, to the payment of interest on, and then the principal portion of, the Reimbursement Obligations,

    fourth, to the payment of the Fees, pro rata according to the Fees due and owing to the Credit Parties,

    fifth, to the payment of any other fees, expenses or other amounts (other than the principal of and interest on the Revolving Loans) payable by the Loan Parties to the Credit Parties under the Loan Documents, sixth, to the payment, pro rata according to the Revolving Percentage of each Lender, of interest due on the Revolving Loans,

    seventh, to the payment to the Lenders of, and on a pro rata basis in accordance with, the unpaid principal amount of the Revolving Loans and each amount then due and payable under each Secured Hedging Agreement, and eighth, any remaining funds shall be paid to the Borrower or as a court of competent jurisdiction shall direct.

   ARTICLE 10.    THE ADMINISTRATIVE AGENT

SECTION 10.1.     APPOINTMENT

                  Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

SECTION 10.2.     INDIVIDUAL CAPACITY

                  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, any Subsidiary, or any Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

SECTION 10.3.     EXCULPATORY PROVISIONS

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (1) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (2) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.1), and (3) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its

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   Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.1) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or another Credit Party and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreements, instrument or document, or (v) the satisfaction of any condition set forth in Articles 5 or 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 10.4.     RELIANCE BY ADMINISTRATIVE AGENT

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel to the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 10.5.     RELIANCE BY ADMINISTRATIVE AGENT

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent, provided that no such delegation shall serve as a release of the Administrative Agent or waiver by the Borrower of any rights hereunder. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

SECTION 10.6.     RESIGNATION; SUCCESSOR ADMINISTRATIVE AGENT

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 10.6, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, and having combined capital and surplus of at least $250,000,000 or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 11.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or permitted to be taken by any of them while it was acting as Administrative Agent.

SECTION 10.7.     NON-RELIANCE ON OTHER CREDIT PARTIES

                  Each Credit Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Credit

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

   Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

ARTICLE 11.       OTHER PROVISIONS

SECTION 11.1.     AMENDMENTS AND WAIVERS

   NO FAILURE TO EXERCISE AND NO DELAY IN EXERCISING, ON THE PART OF ANY CREDIT PARTY, ANY RIGHT, REMEDY, POWER OR PRIVILEGE UNDER ANY LOAN DOCUMENT SHALL OPERATE AS A WAIVER THEREOF; NOR SHALL ANY SINGLE OR PARTIAL EXERCISE OF ANY RIGHT, REMEDY, POWER OR PRIVILEGE UNDER ANY LOAN DOCUMENT PRECLUDE ANY OTHER OR FURTHER EXERCISE THEREOF OR THE EXERCISE OF ANY OTHER RIGHT, REMEDY, POWER OR PRIVILEGE. THE RIGHTS, REMEDIES, POWERS AND PRIVILEGES UNDER THE LOAN DOCUMENTS ARE CUMULATIVE AND NOT EXCLUSIVE OF ANY RIGHTS, REMEDIES, POWERS AND PRIVILEGES PROVIDED BY LAW. NO WAIVER OF ANY PROVISION OF ANY LOAN DOCUMENT OR CONSENT TO ANY DEPARTURE BY ANY LOAN PARTY THEREFROM SHALL IN ANY EVENT BE EFFECTIVE UNLESS THE SAME SHALL BE PERMITTED BY THIS SECTION, AND THEN SUCH WAIVER OR CONSENT SHALL BE EFFECTIVE ONLY IN THE SPECIFIC INSTANCE AND FOR THE PURPOSE FOR WHICH GIVEN. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE MAKING OF A LOAN SHALL NOT BE CONSTRUED AS A WAIVER OF ANY DEFAULT, REGARDLESS OF WHETHER ANY CREDIT PARTY MAY HAVE HAD NOTICE OR KNOWLEDGE OF SUCH DEFAULT AT THE TIME.

   NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN ANY LOAN DOCUMENT, WITH THE WRITTEN CONSENT OF THE REQUIRED LENDERS, THE ADMINISTRATIVE AGENT AND THE APPROPRIATE PARTIES TO THE LOAN DOCUMENTS (OTHER THAN THE OTHER CREDIT PARTIES) MAY, FROM TIME TO TIME, ENTER INTO WRITTEN AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS THEREOF AND, WITH THE CONSENT OF THE REQUIRED LENDERS, THE ADMINISTRATIVE AGENT ON BEHALF OF THE OTHER CREDIT PARTIES, MAY EXECUTE AND DELIVER TO ANY SUCH PARTIES A WRITTEN INSTRUMENT WAIVING OR CONSENTING TO THE DEPARTURE FROM, ON SUCH TERMS AND CONDITIONS AS THE ADMINISTRATIVE AGENT MAY SPECIFY IN SUCH INSTRUMENT, ANY OF THE REQUIREMENTS OF THE LOAN DOCUMENTS OR ANY DEFAULT AND ITS CONSEQUENCES; PROVIDED, HOWEVER, THAT NO SUCH AMENDMENT, SUPPLEMENT, MODIFICATION, WAIVER OR CONSENT SHALL:

    increase the Revolving Commitment of any Lender, without such Lender's consent;

    unless agreed to by each Credit Party affected thereby, (A) reduce the principal amount of any

   Extension of Credit, or reduce the rate of interest thereon, or reduce any fees or other obligations payable under the Loan Documents, (b) extend any date (including the Maturity Date) fixed for the payment of any principal of or interest on any Extension of Credit, any fees, or any other obligation payable under the Loan Documents or (c) extend the expiration date of any Letter of Credit beyond the Maturity Date;

    unless agreed to by all of the Lenders, (A) increase the Aggregate Revolving Commitment, (B) change the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, (C) change Section 2.6 in a manner that would alter the pro rata sharing of payments required thereby, (D) consent to any assignment or delegation by any Loan Party of any of its rights or obligations under any Loan Document, (E) release any Subsidiary Guarantor from its obligations under the Subsidiary Guarantee (except as expressly provided therein or as a result of the termination of the existence of such Subsidiary Guarantor in a transaction permitted by Sections 8.3, 8.4 or 8.6), or (F) release any of the Collateral from the Liens of the Security Documents, except as may be expressly permitted thereunder or in connection with a transaction permitted by Sections 8.3, 8.4 or 8.6), and unless agreed to by the Administrative Agent or the Issuer, amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuer, respectively, under the Loan Documents.

                  Any such amendment, supplement, modification, waiver or consent shall apply equally to each Credit Party and shall be binding upon each Credit Party and each Loan Party to the applicable Loan Document, and upon all future holders of the Notes and the Reimbursement Obligations. In the case of any waiver, the Credit Parties and each Loan Party to the applicable Loan Document shall be restored to their former position and rights hereunder and under the outstanding Notes and other Loan Documents to the extent provided for in such waiver, and any Default waived shall not extend to any subsequent or other Default, or impair any right consequent thereon.

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SECTION 11.2.     NOTICES

                  All notices, requests and demands to or upon the respective parties to the Loan Documents to be effective shall be in writing and, unless otherwise expressly provided therein, shall be deemed to have been duly given or made when delivered by hand, one Business Day after having been sent by overnight courier service, or when deposited in the mail, first-class postage prepaid, or, in the case of notice by facsimile, when sent to the last address (including telephone and facsimile numbers) for such party specified by such party in a written notice delivered to the Administrative Agent and the Borrower or, if no such written notice was so delivered, as follows:

   IN THE CASE OF ANY LOAN PARTY, TO SUCH LOAN PARTY C/O GLOBAL VACATION GROUP, INC., 1420 NEW YORK AVENUE NW, SUITE 550, WASHINGTON, DC 20005, ATTENTION:
   JAY STUART, CHIEF FINANCIAL OFFICER, TELEPHONE (202) 347-1800, FACSIMILE
   (202) 347-0710, WITH A COPIES TO: HOGAN & HARTSON, L.L.P., COLUMBIA SQUARE, 555 THIRTEENTH STREET, N.W., WASHINGTON, D.C. 20004; ATTENTION: CHRISTOPHER
   J. HAGAN OR J. HOVEY KEMP, ESQ.; TELEPHONE: (202) 637-5600, FACSIMILE: (202) 637-5910;

   IN THE CASE OF THE ADMINISTRATIVE AGENT, TO THE BANK OF NEW YORK, ONE WALL STREET, AGENCY FUNCTION ADMINISTRATION, 18TH FLOOR, NEW YORK, NEW YORK 10286;
   ATTENTION: SUSAN BARATTA, TELEPHONE: (212) 635-4632, FACSIMILE (212) 635-6365 OR 6366 OR 6367; WITH A COPY TO: THE BANK OF NEW YORK, ONE WALL STREET, NEW YORK, NEW YORK 10286, ATTENTION: ROBERT SANTORIELLO, ASSISTANT VICE PRESIDENT, TELEPHONE: (212) 635-1489, FACSIMILE: (212) 635-6434; AND

   IN THE CASE OF A LENDER, AT ITS ADDRESS FOR NOTICES SET FORTH ON ITS SIGNATURE PAGE TO THIS AGREEMENT; provided, however, that any notice, request or demand by the Borrower pursuant to Sections 2.2, 2.3, 2.6 or 3.3 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by facsimile or other electronic means as fully as if originally signed.

SECTION 11.3.     SURVIVAL

                  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Extensions of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder.

SECTION 11.4.     EXPENSES; INDEMNITY

   THE BORROWER AGREES, ON DEMAND THEREFOR AND WHETHER ANY EXTENSION OF CREDIT IS MADE (i) TO PAY OR REIMBURSE THE ADMINISTRATIVE AGENT AND ITS RELATED PARTIES FOR ALL REASONABLE OUT-OF-POCKET EXPENSES INCURRED THEREBY, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF COUNSEL, IN CONNECTION WITH THE DEVELOPMENT, PREPARATION, EXECUTION AND ADMINISTRATION OF, THE LOAN DOCUMENTS (INCLUDING ANY AMENDMENT, SUPPLEMENT OR OTHER MODIFICATION THERETO (WHETHER OR NOT EXECUTED OR EFFECTIVE)), ANY DOCUMENTS PREPARED IN CONNECTION THEREWITH AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, (ii) TO PAY OR REIMBURSE EACH CREDIT PARTY FOR ALL OF ITS COSTS AND EXPENSES, INCLUDING REASONABLE FEES AND DISBURSEMENTS OF COUNSEL, INCURRED IN CONNECTION WITH (A) THE PROTECTION OR ENFORCEMENT OF ITS RIGHTS UNDER THE LOAN DOCUMENTS, INCLUDING ANY RELATED COLLECTION PROCEEDINGS AND ANY NEGOTIATION, RESTRUCTURING OR "WORK-OUT", AND (B) THE ENFORCEMENT OF THIS SECTION AND (iii) TO PAY OR REIMBURSE THE ADMINISTRATIVE AGENT FOR THE REASONABLE FEES AND EXPENSES OF ANY CONSULTANT RETAINED BY IT AS PROVIDED UNDER SECTION 7.7.

   THE BORROWER SHALL, ON DEMAND THEREFOR, INDEMNIFY EACH CREDIT PARTY AND EACH OF THEIR RESPECTIVE RELATED PARTIES (EACH, AN "Indemnified Person") AGAINST, AND HOLD EACH INDEMNIFIED PERSON HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL, INCURRED BY OR ASSERTED AGAINST ANY INDEMNIFIED PERSON IN CONNECTION WITH OR IN ANY WAY ARISING OUT OF ANY LOAN DOCUMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION, INCLUDING AS A RESULT OF (i) ANY BREACH BY THE BORROWER OF THE TERMS OF ANY LOAN DOCUMENT, THE USE OF PROCEEDS OF ANY EXTENSION OF CREDIT OR ANY ACTION OR FAILURE TO ACT ON THE PART OF THE BORROWER, (ii) THE CONSUMMATION OR PROPOSED CONSUMMATION OF THE TRANSACTIONS OR ANY OTHER TRANSACTIONS CONTEMPLATED HEREBY, (iii) ANY EXTENSION OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM,
   (iv) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS SUBSTANCE ON OR FROM ANY

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   PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY, OR ANY
   LIABILITY IN RESPECT OF ANY ENVIRONMENTAL LAW RELATED IN ANY WAY TO THE BORROWER OR ANY SUBSIDIARY, (v) ANY ACTION OR FAILURE TO ACT ON THE PART OF THE BORROWER OR (vi) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNIFIED PERSON IS A PARTY THERETO (COLLECTIVELY, THE "Indemnified Liabilities"), PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNIFIED PERSON, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON.

   TO THE EXTENT THAT THE BORROWER FAILS TO PAY ANY AMOUNT REQUIRED TO BE PAID BY IT TO THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES UNDER SUBSECTIONS
   (a) OR (b) OF THIS SECTION, EACH LENDER SEVERALLY AGREES, ON DEMAND THEREFOR, TO PAY TO THE ADMINISTRATIVE AGENT SUCH LENDER'S REVOLVING PERCENTAGE OF SUCH AMOUNT (DETERMINED AS OF THE TIME THAT THE APPLICABLE UNREIMBURSED EXPENSE OR INDEMNIFIED LIABILITY IS SOUGHT).

   TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ANY INDEMNIFIED PERSON FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (WHETHER ACCRUED AND WHETHER KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY OR ANY EXTENSION OF CREDIT OR THE USE OF THE PROCEEDS THEREOF.

SECTION 11.5.     SUCCESSORS AND ASSIGNS

   THE LOAN DOCUMENTS SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF EACH OF THE PARTIES THERETO, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, EXCEPT THAT NO LOAN PARTY MAY ASSIGN OR OTHERWISE TRANSFER ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER WITHOUT THE PRIOR WRITTEN CONSENT OF EACH CREDIT PARTY (AND ANY SUCH ATTEMPTED ASSIGNMENT OR TRANSFER WITHOUT SUCH CONSENT SHALL BE NULL AND VOID). EACH LENDER MAY ASSIGN ALL OR A PORTION OF ITS RIGHTS AND OBLIGATIONS UNDER THE LOAN DOCUMENTS TO (i) ANY SUBSIDIARY OR AFFILIATE OF SUCH LENDER, (ii) ANY OTHER LENDER, OR (iii) WITH THE CONSENT OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUER (WHICH CONSENTS SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED AND, IN THE CASE OF THE BORROWER'S CONSENT, SHALL NOT BE REQUIRED DURING THE CONTINUANCE OF AN EVENT OF DEFAULT), ANY OTHER INSTITUTION, PROVIDED THAT:

   EACH SUCH ASSIGNMENT SHALL BE OF A CONSTANT, AND NOT A VARYING, PERCENTAGE OF THE ASSIGNOR LENDER'S RIGHTS AND OBLIGATIONS UNDER THE LOAN DOCUMENTS; EXCEPT IN THE CASE OF AN ASSIGNMENT TO A LENDER OR AN AFFILIATE OF A LENDER OR AN ASSIGNMENT OF THE ENTIRE REMAINING AMOUNT OF THE ASSIGNING LENDER'S REVOLVING COMMITMENT, THE AGGREGATE AMOUNT OF THE REVOLVING COMMITMENT OF THE ASSIGNING LENDER SUBJECT TO EACH SUCH ASSIGNMENT (DETERMINED AS OF THE DATE THE ASSIGNMENT AND ACCEPTANCE AGREEMENT WITH RESPECT TO SUCH ASSIGNMENT IS DELIVERED TO THE ADMINISTRATIVE AGENT) SHALL NOT BE LESS THAN $5,000,000; AND

   THE ASSIGNOR AND SUCH ASSIGNEE SHALL DELIVER TO THE ADMINISTRATIVE AGENT THREE COPIES OF AN ASSIGNMENT AND ACCEPTANCE AGREEMENT EXECUTED BY EACH OF THEM, ALONG WITH AN ASSIGNMENT FEE IN THE SUM OF $3,500 FOR THE ACCOUNT OF THE ADMINISTRATIVE AGENT AND, IF THE ASSIGNEE IS NOT THEN A LENDER, SUCH ASSIGNEE SHALL DESIGNATE ITS ADDRESS FOR NOTICES AND SHALL DELIVER TO THE ADMINISTRATIVE AGENT AND, IF SUCH ASSIGNEE IS A FOREIGN CREDIT PARTY, THE DOCUMENTS REQUIRED BY SECTION 3.7(c).

   Upon receipt of such number of executed copies of each such Assignment and Acceptance Agreement together with the assignment fee therefor and the consents required to such assignment, if required, the Administrative Agent shall record the same and execute not less than two copies of such Assignment and Acceptance Agreement in the appropriate place, deliver one such copy to the assignor and one such copy to the assignee, and deliver one photocopy thereof, as executed, to the Borrower. From and after the Assignment Effective Date specified in, and as defined in, such Assignment and Acceptance Agreement, the assignee thereunder shall, unless already a Lender, become a party hereto and shall, for all purposes of the Loan Documents, be deemed a "Lender" and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Lender thereunder shall be released from its obligations under this Agreement and the other Loan Documents. The Borrower agrees that, if requested, in connection with each such assignment, it shall at its own cost and expense execute and deliver to the Administrative Agent or such assignee a Note, each payable to the order of such assignee and dated the Second Restatement Date.

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

   The Administrative Agent shall be entitled to rely upon the representations and warranties made by the assignee under each Assignment and Acceptance Agreement.

   EACH LENDER MAY GRANT PARTICIPATIONS IN ALL OR ANY PART OF ITS RIGHTS AND OBLIGATIONS UNDER THE LOAN DOCUMENTS TO (i) ANY SUBSIDIARY OR AFFILIATE OF SUCH LENDER, (ii) ANY OTHER LENDER, OR (iii) ANY OTHER INSTITUTION REASONABLY ACCEPTABLE TO THE ADMINISTRATION AGENT, PROVIDED THAT (A) SUCH LENDER'S OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL REMAIN UNCHANGED, (B) SUCH LENDER SHALL REMAIN SOLELY RESPONSIBLE TO THE OTHER PARTIES TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS FOR THE PERFORMANCE OF SUCH OBLIGATIONS, (C) THE BORROWER AND THE CREDIT PARTIES SHALL CONTINUE TO DEAL SOLELY AND DIRECTLY WITH SUCH LENDER IN CONNECTION WITH SUCH LENDER'S RIGHTS AND OBLIGATIONS UNDER THE LOAN DOCUMENTS, (D) THE GRANTING OF SUCH PARTICIPATION DOES NOT REQUIRE THAT ANY ADDITIONAL LOSS, COST OR EXPENSE BE BORNE BY THE BORROWER AT ANY TIME, AND (E) THE VOTING RIGHTS OF ANY HOLDER OF ANY PARTICIPATION SHALL BE LIMITED TO DECISIONS THAT IN ACCORDANCE WITH SECTION 11.1 REQUIRE THE CONSENT OF ALL OF THE LENDERS.

   SUBJECT TO SUBSECTION (e) BELOW, ANY LENDER MAY AT ANY TIME ASSIGN ALL OR ANY PORTION OF ITS RIGHTS UNDER ANY LOAN DOCUMENT TO ANY FEDERAL RESERVE BANK.

   EXCEPT TO THE EXTENT OF ANY ASSIGNMENT PURSUANT TO SUBSECTION (b) ABOVE, NO LENDER SHALL BE RELIEVED OF ANY OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AS A RESULT OF ANY ASSIGNMENT OF OR GRANTING OF PARTICIPATIONS IN, ALL OR ANY PART OF ITS RIGHTS AND OBLIGATIONS UNDER THE LOAN DOCUMENTS.

SECTION 11.6.     COUNTERPARTS; INTEGRATION

                  Each Loan Document (other than the Notes) may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. Delivery of an executed counterpart of a signature page of any Loan Document by facsimile shall be effective as delivery of a manually executed counterpart of such Loan Document. The Loan Documents and any separate letter agreements between the Borrower and a Credit Party with respect to fees embody the entire agreement and understanding among the Loan Parties and the Credit Parties with respect to the subject matter thereof and supersede all prior agreements and understandings among the Loan Parties and the Credit Parties with respect to the subject matter thereof.

SECTION 11.7.     SEVERABILITY

                  Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

SECTION 11.8.     GOVERNING LAW

                  THE LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 11.9.     JURISDICTION; SERVICE OF PROCESS

                  Each party to a Loan Document hereby irrevocably submits to the nonexclusive jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. Each party to a Loan Document hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Loan Party hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that a Credit Party may otherwise have to bring any action or proceeding relating to Loan Documents against the Borrower or its properties in the courts of any jurisdiction. Each party to a Loan Document hereby irrevocably consents to service of process in the

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

   manner provided for notices in Section 11.2. Nothing in this Agreement will affect the right of any party to a Loan Document to serve process in any other manner permitted by law.

SECTION 11.10.    WAIVER OF TRIAL BY JURY

                  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 11.11.    SAVINGS CLAUSE

    This Agreement is intended solely as an amendment of, and contemporaneous restatement of, the terms and conditions of the Existing Credit Agreement, and the Notes delivered pursuant hereto are intended to amend, restate and renew the notes issued under the Existing Credit Agreement. Notwithstanding anything contained herein to the contrary, it is the intention of the parties hereto that this Agreement and the Commitments and Extensions of Credit provided hereunder represent a supplement to, but not a novation or discharge of, the credit facilities provided by the Existing Credit Agreement; and the Borrower hereby represents and warrants to each Credit Party that, after giving effect to the transactions contemplated by this Agreement, the security interests created by the Security Documents continue to constitute valid, perfected and first priority security interests (subject only to Permitted Liens) securing all obligations purported to be secured thereby, and each of the Security Documents and the security interests provided therein continue in full force and effect. Nothing in this Agreement is intended to affect the right of the Lenders to payment of amounts due under the Existing Credit Agreement for the period prior to the Second Restatement Date and such right shall be determined under the provisions of the Existing Credit Agreement.

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


                          GLOBAL VACATION GROUP, INC.
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                  IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                          GLOBAL VACATION GROUP, INC.

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                          GLOBAL VACATION GROUP, INC.
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


Revolving Commitment                   THE BANK OF NEW YORK,
                                       Individually, as Issuer
$15,944,444.44                         and as Administrative Agent

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                        Address for Notices
                                       The Bank of New York
                                       Agency Function Administration
                                       One Wall Street
                                       18th Floor
                                       New York, NY 10286
                                       Attention: Susan Baratta
                                       Telephone: (212) 635-4632

                                       Facsimile: (212) 635-6365 or 6366 or 6367

                                       with a copy to:
                                       The Bank of New York
                                       One Wall Street
                                       New York, New York 10286
                                       Attention: Robert Santoriello
                                       Telephone: (212) 635-1489
                                       Facsimile: (212) 635-6434

                          GLOBAL VACATION GROUP, INC.
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Revolving Commitment                   BANK OF AMERICA, N.A. (f/k/a Bank of
                                       America FSB, successor by merger to
                                       Bank of America, N.A., f/k/a
$13,666,666.67                         NationsBank, N.A.

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                        Address for Notices
                                       Bank of America, N.A.
                                       6610 Rockledge Drive - 3rd Floor
                                       Bethesda, MD 20817
                                       Attention: Barbara Levy
                                       Telephone: (301) 493-7256
                                       Facsimile: (301) 571-9098

                          GLOBAL VACATION GROUP, INC.
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Revolving Commitment
                                       FIRST UNION NATIONAL BANK
$11,388,888.89

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                        Address for Notices
                                       First Union Capital Markets
                                       301 South College Street
                                       NC0737, 5th Floor
                                       Charlotte, North Carolina 28288-0737
                                       Attention: Ben Howatt
                                       Telephone: (704) 383-1357
                                       Facsimile:  (704) 374-4793

                          GLOBAL VACATION GROUP, INC.
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                       CONSENTED TO:
                                       SUNSHINE VACATIONS, INC.
                                       GLOBAL VACATION MANAGEMENT COMPANY
                                       HADDON HOLIDAYS, INC.
                                       GLOBETROTTERS VACATIONS, INC.
                                       CLASSIC CUSTOM VACATIONS, INC
                                       GLOBETROTTERS, INC.
                                       GVG FINANCE COMPANY
                                       FRIENDLY HOLIDAYS, INC.
                                       ISLAND RESORT TOURS, INC.
                                       INTERNATIONAL TRAVEL & RESORTS, INC.
                                       GVG TECHNOLOGY, INC.

                                       AS TO EACH OF THE FOREGOING:


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------